Exhibit 2.4

Execution copy

DATED 10 November 2022

PERNLI MARINE LTD
PERSECT MARINE LTD
FELOX MARINE LTD
RESPENT MARINE LTD
(as borrowers)

- and -

ING BANK N.V., SINGAPORE BRANCH

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

KFW IPEX-BANK GMBH

NORDEA BANK ABP, FILIAL I NORGE

SMBC BANK INTERNATIONAL PLC
(as banks)

- and –

ING BANK N.V., SINGAPORE BRANCH

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

KFW IPEX-BANK GMBH

NORDEA BANK ABP, FILIAL I NORGE
(as mandated lead arrangers)

- and -

ING BANK N.V., SINGAPORE BRANCH
(as coordinator)

- and -

ING BANK N.V., SINGAPORE BRANCH
(as agent and security trustee)

- and -

ING BANK N.V.

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

KFW IPEX-BANK GMBH

NORDEA BANK ABP

SUMITOMO MITSUI BANKING CORPORATION, LONDON BRANCH
(as swap provider)

- and –

ING BANK N.V., SINGAPORE BRANCH
(as bookrunner)

- and –

ING BANK N.V., SINGAPORE BRANCH
(as sustainability coordinator)

SUPPLEMENTAL AGREEMENT TO THE

US$520,000,000 SECURED

LOAN FACILITY AGREEMENT

CONTENTS

		Page

1	DEFINITIONS AND INTERPRETATION	2

2	REPRESENTATIONS AND WARRANTIES	3

3	AMENDMENTS TO ORIGINAL LOAN AGREEMENT	3

4	CONDITIONS PRECEDENT	3

5	CONFIRMATION AND UNDERTAKING	5

6	COUNTERPARTS AND INTERPRETATION ETC	6

7	COMMUNICATIONS	6

8	LAW AND JURISDICTION	6

SCHEDULE 1	THE BORROWERS	13

SCHEDULE 2	THE BANKS AND THE SWAP PROVIDERS	14

SCHEDULE 3	AMENDED AND RESTATED LOAN AGREEMENT	15

SCHEDULE 4	EFFECTIVE DATE NOTICE	16

SUPPLEMENTAL AGREEMENT TO THE US$520,000,000 SECURED LOAN FACILITY

AGREEMENT DATED 11 MAY 2022

Dated: 10 November 2022

BETWEEN:

(1)	the corporations listed in Schedule 1, each of which is a corporation incorporated under the laws of the country indicated against its name in Schedule 1 with its registered office at the address indicated against its name in Schedule 1 (together the “Borrowers” and each a “Borrower”); and

(2)	the banks listed in Schedule 2, each acting through its office at the address indicated against its name in Schedule 2 (together the “Banks” and each a “Bank”); and

(3)	ING BANK N.V., SINGAPORE BRANCH, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, KFW IPEX-BANK GMBH and NORDEA BANK ABP, FILIAL I NORGE as mandated lead arrangers (together the “Mandated Lead Arrangers” and each a “Mandated Lead Arranger”); and

(4)	ING BANK N.V., SINGAPORE BRANCH, acting through its office at 1 Wallich Street, #12-01 Guoco Tower, Singapore 078881 as agent for the Finance Parties (in that capacity, the “Agent”); and

(5)	ING BANK N.V., SINGAPORE BRANCH, acting through its office at 1 Wallich Street, #12-01 Guoco Tower, Singapore 078881 as security trustee for the relevant Finance Parties (in that capacity, the “Security Trustee”); and

(6)	ING BANK N.V., SINGAPORE BRANCH, acting through its office at 1 Wallich Street, #12-01 Guoco Tower, Singapore 078881 as coordinator (in that capacity, the “Coordinator”); and

(7)	the banks identified as swap providers and listed in Schedule 2, each acting through its office at the address indicated against its name in Schedule 2 and on a multibranch basis if specified as a “Multibranch Party” in the relevant Master Agreement (together, the “Swap Providers” and each a “Swap Provider”); and

(8)	ING BANK N.V., SINGAPORE BRANCH, acting through its office at 1 Wallich Street, #12-01 Guoco Tower, Singapore 078881 as bookrunner (in that capacity, the “Bookrunner”); and

(9)	ING BANK N.V., SINGAPORE BRANCH, acting through its office at 1 Wallich Street, #12-01 Guoco Tower, Singapore 078881 as sustainability coordinator (in that capacity, the “Sustainability Coordinator”).

SUPPLEMENTAL TO a secured loan facility agreement dated 11 May 2022 (as amended, supplemented and/or varied from time to time, the “Original Loan Agreement”) made between, the Borrowers, the Banks, the Mandated Lead Arrangers, the Agent, the Security Trustee, the Coordinator, the Swap Providers and the Bookrunner.

WHEREAS:-

The Borrowers and the Finance Parties agree to amend and restate the Original Loan Agreement on the terms set out in this Supplemental Agreement.

IT IS AGREED as follows:-

1	DEFINITIONS AND INTERPRETATION

1.1	In this Supplemental Agreement:

“Amended and Restated Loan Agreement” means the Original Loan Agreement as amended and restated by this Supplemental Agreement in the form set out at Schedule 3.

“Applicable Documents” means this Supplemental Agreement, the Mortgage Amendments, the Replacement Guarantee and the Deed of Release and “Applicable Document” means any one of them.

“Deed of Release” means the deed of release to be issued by the Security Agent in favour of the Outgoing Guarantor in respect of the Existing Guarantee.

“Effective Date” means the date certified in an Effective Date Notice as the effective date of this Supplemental Agreement.

“Effective Date Notice” means a notice described as such for the purposes of this Supplemental Agreement (either in the form set out in Schedule 4 or such other form as the Agent may select) and signed by the Agent (acting on the instructions of the Banks) provided that the Agent (acting on the instructions of the Banks) shall not be obliged to sign any such notice unless the conditions precedent set out at Clause 4 have all been satisfied.

“Existing Guarantee” means the guarantee and indemnity dated 11 May 2022 in relation to, amongst other things, the Original Loan Agreement made by the Outgoing Guarantor in favour of the Security Trustee.

“Mortgage Amendments” means the amendments, addendums or equivalent to be executed in connection with each of the Mortgages relative to the amendment and restatement of the Original Loan Agreement on the Effective Date and “Mortgage Amendment” means any one of them.

“New Guarantor” means Cool Company Ltd., an exempted company incorporated under the laws of Bermuda whose registered office is at 2nd floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM11, Bermuda.

“Outgoing Guarantor” means Quantum Crude Tankers Ltd, a corporation incorporated under the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, PO Box 1405, Majuro, Marshall Islands MH96960.

“Replacement Guarantee” means the guarantee and indemnity granted or to be granted by the New Guarantor in favour of the Security Agent in such form and containing such terms and conditions as the Agent shall require.

1.2	Unless otherwise specified in this Supplemental Agreement, or unless the context otherwise requires, all words and expressions defined in the Amended and Restated Loan Agreement shall have the same meaning when used in this Supplemental Agreement and clauses 1.128 to 1.135 of the Amended and Restated Loan Agreement shall apply to the interpretation of this Supplemental Agreement as if they were set out in full.

1.3	Each of the parties to this Supplemental Agreement (the “Parties”) agrees that this Supplemental Agreement is a Finance Document.

1.4	The Parties intend that this Supplemental Agreement take effect as a deed.

1.5	This Supplemental Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Supplemental Agreement exchanged between any Finance Party and any Security Party or their representatives prior to the date of this Supplemental Agreement.

2	REPRESENTATIONS AND WARRANTIES

Each of the representations and warranties contained in clause 4 of the Amended and Restated Loan Agreement shall be deemed repeated by each of the Borrowers at the date of this Supplemental Agreement, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents included this Supplemental Agreement.

3	AMENDMENTS TO ORIGINAL LOAN AGREEMENT

3.1	With effect from the Effective Date, the Original Loan Agreement shall be, and shall be deemed by this Supplemental Agreement to have been amended and restated in the form of the Amended and Restated Loan Agreement and, as amended and restated, the Original Loan Agreement shall continue in full force and effect and shall be binding on each of the parties to it on the terms of the Amended and Restated Loan Agreement.

3.2	With effect from the Effective Date, the Sustainability Coordinator shall become a party to the Amended and Restated Loan Agreement as the sustainability coordinator.

4	CONDITIONS PRECEDENT

4.1	Before the Agent (acting on the instructions of the Banks) shall have any obligation to sign an Effective Date Notice, the Borrowers shall deliver or cause to be delivered to or to the order of the Agent, in form and substance satisfactory to the Agent (acting on the instructions of the Banks), accompanied where necessary by translations into the English language, certified in a manner acceptable to the Agent and containing such attestations as the Agent may require (in the case of translations, certifications and attestations, acting reasonably):-.

4.1.1	For each Security Party, a copy, certified by a duly authorised officer, director or secretary of that Security Party as true, complete, accurate and unamended, of the Articles of Incorporation and By-laws (or equivalent documents) of that Security Party, and of any other documents establishing or limiting the constitution of that Security Party.

4.1.2	For each Security Party, a copy, certified by a duly authorised officer, director or secretary of that Security Party as true, complete, accurate and neither amended nor revoked, of (i) if a Borrower, a resolution of the directors and (if required) a resolution of the shareholders of that Borrower and (ii) if the New Guarantor, a resolution of the directors of the New Guarantor, together, where appropriate, with waivers of notice of any meetings, approving and authorising the execution of the Applicable Documents to which it is or is to be a party and of all matters incidental thereto or in connection therewith.

4.1.3	A certificate by a duly authorised officer, director or secretary of each Borrower setting out the names of the directors and officers of that Borrower.

4.1.4	A certificate by a duly authorised officer, director or secretary of the New Guarantor setting out the names of the directors and officers of the New Guarantor.

4.1.5	If applicable, an official certificate of good standing of each Security Party.

4.1.6	The power of attorney of any of the Security Parties under which any documents are to be executed or transactions undertaken by that Security Party, which in the case of each Borrower shall be notarially attested and/or legalised if required by the Registration Authority of that Borrower’s Vessel for the purpose of registering the relevant Mortgage Amendment.

4.1.7	Specimen signatures and, if required, passport copies of the attorneys and directors of the Borrowers and the New Guarantor.

4.1.8	A letter from Cool Company Management Limited, accepting their appointment by each Security Party as agent for service of process pursuant to all relevant Finance Documents (including this Supplemental Agreement).

4.1.9	Confirmation satisfactory to the Agent that all legal opinions required by the Agent will be given substantially in the form required by the Banks.

4.1.10	If required, the Mortgage Amendments together with all other documents required in connection therewith, duly executed by the relevant Borrower.

4.1.11	If required, evidence that the Mortgage Amendments will be capable of registration on the Effective Date.

4.1.12	Evidence that each Relevant Vessel will be insured in the manner required by the relevant Finance Documents on the Effective Date and that letters of undertaking will be issued in the manner required by those Finance Documents (such evidence to include, without limitation, a confirmation that an insurance report (in form and substance acceptable to the Agent (acting on the instructions of the Majority Banks)) will be issued by an external insurance adviser mutually acceptable to the Agent and the Security Parties (such report at the cost and expense of the Borrowers) within seven (7) Business Days of the Effective Date.

4.1.13	This Supplemental Agreement.

4.1.14	The Replacement Guarantee, together with all other documents required by it (or evidence that the same will be made available to the Agent on the Effective Date).

4.1.15	The Deed of Release (or evidence that the same will be signed on the Effective Date).

4.1.16	A copy of any other consent, licence, approval, authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Applicable Document or for the validity and enforceability of any Applicable Document.

4.1.17	Such documentation and other evidence as is reasonably requested by the Agent in order for the Agent to comply with all necessary “know your customer” or similar identification procedures in relation to the New Guarantor.

4.1.18	Evidence that all of the shares of the Borrowers have been transferred or will be transferred on the Effective Date from the Outgoing Guarantor to the New Guarantor.

4.1.19	Evidence of an equity raise/initial public offering by the New Guarantor on Euronext Growth Oslo for a capital raise in an amount acceptable to the Banks including, without limitation, such documentation and other evidence as is reasonably requested by the Agent in relation thereto.

4.1.20	Evidence of the terms relating to any shareholder loans advanced by the New Guarantor (or any of its Subsidiaries) to any of the Borrowers (as creditor), such terms to provide that the rights of the New Guarantor under such shareholder loans shall be subordinated to the rights of the Finance Parties under the Finance Documents on terms acceptable to the Agent (acting on the instructions of the Majority Banks).

4.1.21	Evidence of the consent from the charterers of each Vessel (being Shell Tankers (Singapore) Private Limited) in relation to the change of the shareholder of the Borrowers from the Outgoing Guarantor to the New Guarantor.

4.1.22	Payment to the Agent of any fees payable to the relevant Finance Parties pursuant to the fee letters signed on the same date as this Supplemental Agreement (or evidence that such fees will be paid to the Agent on the Effective Date).

5	CONFIRMATION AND UNDERTAKING

5.1	As and from the Effective Date, each of the Borrowers confirms that all of their respective obligations under or pursuant to each of the Security Documents to which they are respectively a party remain in full force and effect, despite the amendments to the Original Loan Agreement made in this Supplemental Agreement, as if all references in any of the Security Documents to the Original Loan Agreement (however described) were references to the Amended and Restated Loan Agreement.

5.2	As and from the Effective Date, each of the Borrowers confirms that all of their respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, notwithstanding the execution of the Deed of Release and the release and discharge of the Existing Guarantee thereunder.

5.3	As and from the Effective Date, the security interests in any of the Security Documents remain valid and effective and secure, amongst other things, the Amended and Restated Loan Agreement.

5

5.4	As and from the Effective Date, the definition of any term in any of the Finance Documents to which a Security Party is a party shall, to the extent necessary, be modified to reflect the amendment and restatement of the Original Loan Agreement made in or pursuant to this Supplemental Agreement.

6	COUNTERPARTS AND INTERPRETATION ETC

6.1	This Supplemental Agreement may be executed in any number of counterparts each of which shall be an original but which shall together constitute the same instrument.

6.2	The provisions of clause 18.6 of the Amended and Restated Loan Agreement shall apply to this Supplemental Agreement (mutatis mutandis) as if they were set out in full in this Supplemental Agreement.

6.3	The provisions of clause 18.18 of the Amended and Restated Loan Agreement shall apply to this Supplemental Agreement (mutatis mutandis) as if they were set out in full in this Supplemental Agreement.

7	COMMUNICATIONS

The provisions of clause 17 of the Amended and Restated Loan Agreement shall apply to this Supplemental Agreement as if they were set out in full and as if references to “the Finance Documents” were references to this Supplemental Agreement and as references therein to the “Borrowers” were references to all the parties to this Supplemental Agreement except for the Finance Parties.

8	LAW AND JURISDICTION

8.1	This Supplemental Agreement and any non-contractual obligations arising out of or in connection with it shall in all respects be governed by and construed in accordance with English law.

8.2	For the exclusive benefit of the Finance Parties, the parties to this Supplemental Agreement irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Supplemental Agreement or relating to any non-contractual obligations arising from or in connection with this Supplemental Agreement and that any suit, action or proceedings arising out of or in connection with this Supplemental Agreement may be brought in those courts PROVIDED THAT nothing contained in this Clause shall limit the right of the Finance Parties to take any suit, action or proceedings against any of the Borrowers in any other court of competent jurisdiction nor shall the taking of any suit, action or proceedings against any of the Borrowers in one or more jurisdictions preclude the taking of any suit, action or proceedings in any other jurisdiction, whether concurrently or not.

8.3	Each of the Borrowers irrevocably waives any objection which it may now or in the future have to the laying of the venue of any suit, action or proceedings in any such court as is referred to in Clause 8.2 and any claim that such suit, action or proceedings has been brought in an inconvenient or inappropriate forum and irrevocably agrees that a judgment in any such suit, action or proceedings brought in any such court shall be conclusive and binding on the Borrowers and may be enforced in the courts of any other jurisdiction.

6

8.4	Each of the Borrowers irrevocably agrees that any writ, notice, judgment or other legal process in respect of this Supplemental Agreement and any of the other Finance Documents to which it is a party shall be sufficiently served on it if addressed to it and left at or sent by post to the Address for Service.

7

IN WITNESS of which the parties to this Supplemental Agreement have executed this Supplemental Agreement as a deed the day and year first before written.

SIGNED and DELIVERED		)	/s/ Ben Orchard
as a DEED by Ben Orchard		)
as duly authorised attorney		)
for and on behalf of		)
PERNLI MARINE LTD		)
(as a Borrower))
in the presence of:-	SIAN SANDERS	)	/s/ Sian Sanders
INCE GORDON DADDS LLP
ALDGATE TOWER, 2 LEMAN STREET
LONDON
E1 8QN

SIGNED and DELIVERED		)	/s/ Ben Orchard
as a DEED by Ben Orchard		)
as duly authorised attorney		)
for and on behalf of		)
PERSECT MARINE LTD		)
(as a Borrower))
in the presence of:-	SIAN SANDERS	)	/s/ Sian Sanders
INCE GORDON DADDS LLP
ALDGATE TOWER, 2 LEMAN STREET
LONDON
E1 8QN

SIGNED and DELIVERED		)	/s/ Ben Orchard
as a DEED by Ben Orchard		)
as duly authorised attorney		)
for and on behalf of		)
FELOX MARINE LTD		)
(as a Borrower))
in the presence of:-	SIAN SANDERS	)	/s/ Sian Sanders
INCE GORDON DADDS LLP
ALDGATE TOWER, 2 LEMAN STREET
LONDON
E1 8QN

SIGNED and DELIVERED		)	/s/ Ben Orchard
as a DEED by Ben Orchard		)
as duly authorised attorney		)
for and on behalf of		)
RESPENT MARINE LTD		)
(as a Borrower))
in the presence of:-	SIAN SANDERS	)	/s/ Sian Sanders
INCE GORDON DADDS LLP
ALDGATE TOWER, 2 LEMAN STREET
LONDON
E1 8QN

Supplemental Agreement No. 1
8

SIGNED and DELIVERED		)	/s/ Chung Kane Yoongu
as a DEED by Kane Chung and Tan Yuan Yuan		)	Chung Kane Yoongu
as duly authorised		)	Director
for and on behalf of		)
ING BANK N.V., SINGAPORE BRANCH		)	/s/ Tan Yuan Yuan
(as a Bank))			Tan Yuan Yuan
in the presence of:-	ING Bank N.V. Singapore	)
/s/ Chua Herk Yuan	1 Wallich Street
Chua Herk Yuan	#12-02 Guoco Tower
Singapore 078881

	SIGNED and DELIVERED	)	/s/ Chang Wei Liang
	as a DEED by Chang Wei Liang	)	Chang Wei Liang
	as duly authorised	)	Attorney-in-fact
	for and on behalf of	)
	CREDIT AGRICOLE	)
	CORPORATE & INVESTMENT BANK	)
(as a Bank))
in the presence of:-	/s/ Revathi Sasitharan	)
Revathi Sasitharan

SIGNED and DELIVERED		)	/s/ Chang Wei Liang
as a DEED by Chang Wei Liang		)	Chang Wei Liang
as duly authorised		)	Attorney-in-fact
for and on behalf of		)
KFW IPEX-BANK GMBH		)
(as a Bank))
in the presence of:-	/s/ Revathi Sasitharan	)
Revathi Sasitharan

SIGNED and DELIVERED		)	/s/ Chang Wei Liang
as a DEED by Chang Wei Liang		)	Chang Wei Liang
as duly authorised		)	Attorney-in-fact
for and on behalf of		)
NORDEA BANK ABP, FILIAL I NORGE		)
(as a Bank))
in the presence of:-	/s/ Revathi Sasitharan	)
Revathi Sasitharan

SIGNED and DELIVERED		)	/s/ Aipa Shah
as a DEED by Aipa Shah and Masao Yokoyama		)	Aipa Shah
as duly authorised		)	MD & Co-GM
for and on behalf of		)
SMBC BANK INTERNATIONAL PLC		)	/s/ Masao Yokoyama
(as a Bank))			Masao Yokoyama
in the presence of:-	/s/ Pierre Kerdmaff	)	Executive Director
Pierre Kerdmaff
100 Liverpool Street, London EC2M 2AT

Supplemental Agreement No. 1
9

SIGNED and DELIVERED		)	/s/ Chung Kane Yoongu
as a DEED by Kane Chung and Tan Yuan Yuan		)	Chung Kane Yoongu
as duly authorised		)	Director
for and on behalf of		)
ING BANK N.V., SINGAPORE BRANCH		)	/s/ Tan Yuan Yuan
(as a Mandated Lead Arranger))			Tan Yuan Yuan
in the presence of:-	ING Bank N.V. Singapore	)
/s/ Chua Herk Yuan	1 Wallich Street
Chua Herk Yuan	#12-02 Guoco Tower
Singapore 078881

	SIGNED and DELIVERED	)	/s/ Chang Wei Liang
	as a DEED by Chang Wei Liang	)	Attorney-in-fact
	as duly authorised	)
	for and on behalf of	)
	CREDIT AGRICOLE	)
	CORPORATE & INVESTMENT BANK	)
(as a Mandated Lead Arranger))
in the presence of:-	/s/ Revathi Sasitharan	)
Revathi Sasitharan

SIGNED and DELIVERED		)	/s/ Chang Wei Liang
as a DEED by Chang Wei Liang		)	Chang Wei Liang
as duly authorised		)	Attorney-in-fact
for and on behalf of		)
KFW IPEX-BANK GMBH		)
(as a Mandated Lead Arranger))
in the presence of:-	/s/ Revathi Sasitharan	)
Revathi Sasitharan

SIGNED and DELIVERED		)	/s/ Chang Wei Liang
as a DEED by Chang Wei Liang		)	Chang Wei Liang
as duly authorised		)	Attorney-in-fact
for and on behalf of		)
NORDEA BANK ABP, FILIAL I NORGE		)
(as a Mandated Lead Arranger))
in the presence of:-	/s/ Revathi Sasitharan	)
Revathi Sasitharan

SIGNED and DELIVERED		)	/s/ Chung Kane Yoongu
as a DEED by Kane Chung and Tan Yuan Yuan		)	Chung Kane Yoongu
as duly authorised		)	Director
for and on behalf of		)
ING BANK N.V., SINGAPORE BRANCH		)	/s/ Tan Yuan Yuan
(as Coordinator))
in the presence of:-	ING Bank N.V. Singapore	)
/s/ Chua Herk Yuan	1 Wallich Street
Chua Herk Yuan	#12-02 Guoco Tower
Singapore 078881

Supplemental Agreement No. 1
10

SIGNED and DELIVERED		)	/s/ Margaret Wong
as a DEED by Margaret Wong and Yeo Chai Wee		)	Margaret Wong
as duly authorised		)	Vice President
for and on behalf of		)
ING BANK N.V., SINGAPORE BRANCH		)	/s/ Yeo Chai Wee
(as Agent))			Yeo Chai Wee
in the presence of:-	ING Bank N.V., Singapore Branch	)	Manager
/s/ Jaden Toh	1 Wallich Street
Jaden Toh	#12-01 Guoco Tower
Assistant Manager	Singapore 078881

SIGNED and DELIVERED		)	/s/ Margaret Wong
as a DEED by Margaret Wong and Yeo Chai Wee		)	Margaret Wong
as duly authorised		)	Vice President
for and on behalf of		)
ING BANK N.V., SINGAPORE BRANCH		)	/s/ Yeo Chai Wee
(as Security Trustee))			Yeo Chai Wee
in the presence of:-	ING Bank N.V. Singapore Branch	)	Manager
/s/ Jaden Toh	1 Wallich Street
Jaden Toh	#12-01 Guoco Tower
Assistant Manager	Singapore 078881

SIGNED and DELIVERED		)	/s/ Chung Kane Yoongu
as a DEED by Kane Chung and Tan Yuan Yuan		)	Chung Kane Yoongu
as duly authorised		)	Director
for and on behalf of		)
ING BANK N.V.		)	/s/ Tan Yuan Yuan
(as a Swap Provider))			Tan Yuan Yuan
in the presence of:-	ING Bank N.V. Singapore	)
/s/ Chua Herk Yuan	1 Wallich Street
Chua Herk Yuan	#12-02 Guoco Tower
Singapore 078881

SIGNED and DELIVERED		)	/s/ Chang Wei Liang
as a DEED by Chang Wei Liang		)	Chang Wei Liang
as duly authorised		)	Attorney-in-fact
for and on behalf of		)
CREDIT AGRICOLE		)
CORPORATE & INVESTMENT BANK		)
(as a Swap Provider))
in the presence of:-	/s/ Revathi Sasitharan	)

Supplemental Agreement No. 1
11

SIGNED and DELIVERED		)	/s/ Chang Wei Liang
as a DEED by Chang Wei Liang		)	Chang Wei Liang
as duly authorised		)	Attorney-in-fact
for and on behalf of		)
KFW IPEX-BANK GMBH		)
(as a Swap Provider))
in the presence of:-	/s/ Revathi Sasitharan	)
Revathi Sasitharan

SIGNED and DELIVERED		)	/s/ Chang Wei Liang
as a DEED by Chang Wei Liang		)	Chang Wei Liang
as duly authorised		)	Attorney-in-fact
for and on behalf of		)
NORDEA BANK ABP		)
(as a Swap Provider))
in the presence of:-	/s/ Revathi Sasitharan	)
Revathi Sasitharan

	SIGNED and DELIVERED	)	/s/ Aipa Shah
	as a DEED by Aipa Shah and Masaoo Yokoyama	)	Aipa Shah
	as duly authorised	)	MD & Co-GM
	for and on behalf of	)
	SUMITOMO MITSUI BANKING	)	/s/ Masaoo Yokoyama
	CORPORATION, LONDON BRANCH	)	Masaoo Yokoyama
(as a Swap Provider))			Executive Director
in the presence of:-	/s/ Pierre Kerdmaff	)
Pierre Kerdmaff
100 Liverpool Street, London EC2M 2AT

SIGNED and DELIVERED		)	/s/ Chung Kane Yoongu
as a DEED by Kane Chung and Tan Yuan Yuan		)	Chung Kane Yoongu
as duly authorised		)	Director
for and on behalf of		)
ING BANK N.V., SINGAPORE BRANCH		)	/s/ Tan Yuan Yuan
(as Bookrunner))			Tan Yuan Yuan
in the presence of:-	ING Bank N.V. Singapore	)
/s/ Chua Herk Yuan	1 Wallich Street
Chua Herk Yuan	#12-02 Guoco Tower
Singapore 078881

SIGNED and DELIVERED		)	/s/ Chung Kane Yoongu
as a DEED by Kane Chung and Tan Yuan Yuan		)	Chung Kane Yoongu
as duly authorised		)	Director
for and on behalf of		)
ING BANK N.V., SINGAPORE BRANCH		)	/s/ Tan Yuan Yuan
(as Sustainablity Coordinator))			Tan Yuan Yuan
in the presence of:-	ING Bank N.V. Singapore	)
/s/ Chua Herk Yuan	1 Wallich Street
Chua Herk Yuan	#12-02 Guoco Tower
Singapore 078881

Supplemental Agreement No. 1
12

SCHEDULE 1

The Borrowers

Name of Borrower	Country of Incorporation	Registered Office
Pernli Marine Ltd	Liberia	80 Broad Street, Monrovia, Liberia
Persect Marine Ltd	Liberia	80 Broad Street, Monrovia, Liberia
Felox Marine Ltd	Liberia	80 Broad Street, Monrovia, Liberia
Respent Marine Ltd	Liberia	80 Broad Street, Monrovia, Liberia

Supplemental Agreement No. 1

13

SCHEDULE 2

The Banks and the Swap Providers

The Banks

ING Bank N.V., Singapore Branch

1 Wallich Street, #12-01 Guoco Tower, Singapore 078881

Credit Agricole Corporate & Investment Bank

12 Place des Etats-Unis, CS 70052,
92547, Montrouge Cedex, France

KfW IPEX-Bank GmbH

Palmengartenstrasse 5-9, 60325 Frankfurt

Germany

Nordea Bank Abp, filial i Norge

Essendrops gate 7, 0368 Oslo, Norway

SMBC Bank International Plc

100 Liverpool Street

London EC2M 2AT

United Kingdom

The Swap Providers

ING Bank N.V.

Foppingadreef 7

P.O. Box 1800, NL-1000 BV Amsterdam

The Netherlands

Credit Agricole Corporate & Investment Bank

12 Place des Etats-Unis, CS 70052,
92547, Montrouge Cedex, France

KfW IPEX-Bank GmbH

Palmengartenstrasse 5-9, 60325 Frankfurt

Germany

Nordea Bank Abp

c/o Nordea Danmark, Filial af Nordea Bank Abp, Finland
7288 Derivatives Services

Postbox 850

DK-0900 Copenhagen C

Denmark

Sumitomo Mitsui Banking Corporation, London Branch

100 Liverpool Street

London EC2M 2AT

United Kingdom

Supplemental Agreement No. 1

14

SCHEDULE 3

Amended and Restated Loan Agreement

Supplemental Agreement No. 1

15

Execution Copy

DATED 11 MAY 2022

(amended and restated pursuant to a supplemental agreement dated 10 November 2022)

PERNLI MARINE LTD
PERSECT MARINE LTD
FELOX MARINE LTD
RESPENT MARINE LTD
(as borrowers)

- and -

ING BANK N.V., SINGAPORE BRANCH

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

KFW IPEX-BANK GMBH

NORDEA BANK ABP, FILIAL I NORGE
(as banks)

ING BANK N.V., SINGAPORE BRANCH

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

KFW IPEX-BANK GMBH

NORDEA BANK ABP, FILIAL I NORGE
(as mandated lead arrangers)

- and -

ING BANK N.V., SINGAPORE BRANCH
(as coordinator)

- and -

ING BANK N.V., SINGAPORE BRANCH
(as agent and security trustee)

- and -

ING BANK N.V.

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

KFW IPEX-BANK GMBH

NORDEA BANK ABP
(as original swap providers)

- and -

ING BANK N.V., SINGAPORE BRANCH
(as bookrunner)

- and -

ING BANK N.V., SINGAPORE BRANCH
(as sustainability coordinator)

US$520,000,000 SECURED

LOAN FACILITY AGREEMENT

CONTENTS

Page

1.	DEFINITIONS AND INTERPRETATION	5

2.	THE LOAN AND ITS PURPOSE	20

3.	CONDITIONS PRECEDENT AND SUBSEQUENT	22

4.	REPRESENTATIONS AND WARRANTIES	27

5.	REPAYMENT AND PREPAYMENT	29

6.	SALE AND RELEASE OF VESSELS, TOTAL LOSS AND MANDATORY PREPAYMENT	31

7.	INTEREST	34

8.	FLAG; CHANGE OF OWNERSHIP AND FLAG	39

9.	FEES	41

10.	SECURITY DOCUMENTS	41

11.	AGENCY AND TRUST	42

12.	COVENANTS	52

13.	EVENTS OF DEFAULT	59

14.	SET-OFF AND LIEN	63

15.	SYNDICATION AND SUB-PARTICIPATION	63

16.	PAYMENTS, MANDATORY PREPAYMENT, RESERVE REQUIREMENTS AND ILLEGALITY	66

17.	NOTICES	71

18.	MISCELLANEOUS	71

19.	LAW AND JURISDICTION	74

20.	CONFIDENTIALITY	75

21.	HEADINGS AND CONTENTS PAGE(S)	77

22.	CONTRACTUAL RECOGNITION OF BAIL-IN	77

23.	PERSONAL DATA PROTECTION	79

24.	LETTER OF OFFER	79

SCHEDULE 1		84

SCHEDULE 2		85

SCHEDULE 3		89

SCHEDULE 4		90

SCHEDULE 5		93

SCHEDULE 6		95

APPENDIX A		99

APPENDIX B		100

SCHEDULE 7 FORM OF DEED OF ACCESSION		107

LOAN AGREEMENT

Dated: 11 May 2022 (amended and restated pursuant to a supplemental agreement dated 10 November 2022)

BETWEEN:

(1)	the corporations listed in Schedule 1, each of which is a corporation incorporated under the laws of the country indicated against its name in Schedule 1 with its registered office at the address indicated against its name in Schedule 1 (together the “Borrowers” and each a “Borrower”); and

(2)	the banks identified as banks and listed in Schedule 2, each acting through its office at the address indicated against its name in Schedule 2 (together the “Banks” and each a “Bank”); and

(3)	ING BANK N.V., SINGAPORE BRANCH, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, KFW IPEX-BANK GMBH and NORDEA BANK ABP, FILIAL I NORGE as mandated lead arrangers (together the “Mandated Lead Arrangers” and each a “Mandated Lead Arranger”); and

(4)	ING BANK N.V., SINGAPORE BRANCH, acting through its office at 1 Wallich Street, #12-01 Guoco Tower, Singapore 078881 as agent for the Finance Parties (in that capacity, the “Agent”); and

(5)	ING BANK N.V., SINGAPORE BRANCH, acting through its office at 1 Wallich Street, #12-01 Guoco Tower, Singapore 078881 as security trustee for the relevant Finance Parties (in that capacity, the “Security Trustee”); and

(6)	ING BANK N.V., SINGAPORE BRANCH, acting through its office at 1 Wallich Street, #12-01 Guoco Tower, Singapore 078881 as coordinator (in that capacity, the “Coordinator”); and

(7)	the banks identified as original swap providers and listed in Schedule 2, each acting through its office at the address indicated against its name in Schedule 2 and on a multibranch basis if specified as a “Multibranch Party” in the relevant Master Agreement (together, the “Original Swap Providers”; and

(8)	ING BANK N.V., SINGAPORE BRANCH, acting through its office at 1 Wallich Street, #12-01 Guoco Tower, Singapore 078881 as bookrunner (in that capacity, the “Bookrunner”); and

(9)	ING BANK N.V., SINGAPORE BRANCH, acting through its office at 1 Wallich Street, #12-01 Guoco Tower, Singapore 078881 as sustainability coordinator (in that capacity, the “Sustainability Coordinator”).

WHEREAS:-

(A)	Each of the Borrowers is or will be the registered owner of the Vessel indicated against its name in Schedule 1 and each of the Vessels is or will be registered under the laws and flag indicated against the name of that Vessel in Schedule 1.

(B)	Each of the Banks has agreed to advance to the Borrowers, as joint and several debtors and obligors, its respective commitment of an aggregate amount not exceeding five hundred and twenty million Dollars ($520,000,000) in order to assist the Borrowers in financing part of the cost of acquisition of their respective Vessels.

IT IS AGREED as follows:-

1. DEFINITIONS AND INTERPRETATION

In this Agreement (including its Recitals):

1.1.	“Acceding Swap Provider” means a Bank (or an Affiliate thereof) which has executed the Deed of Accession and “Acceding Swap Providers” means more than one of them.

1.2.	“Address for Service” means Cool Company Management Limited, 5th Floor, 7 Clarges Street, London W1J 8AE or such other address in England or Wales as the Borrowers or, in relation to the Guarantee, the Guarantor, may from time to time designate by not fewer than ten (10) days’ written notice to the Agent for that purpose.

1.3.	“Administration” has the meaning given to it in paragraph 1.1.3 of the ISM Code.

1.4.	“Advance Date” means any date on which the Loan or any part thereof is advanced to the Borrowers pursuant to this Agreement.

1.5.	“Affiliate” has the meaning given to that term in the Guarantee.

1.6.	“Annex VI” means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

1.7.	“Approved Classification Society” means American Bureau of Shipping, Nippon Kaiji Kyokai (Class NK), DNV, Lloyd’s Register, Bureau Veritas, Korean Register of Shipping, China Classification Society or an equivalent organisation or any other classification society each as approved by the Agent (acting on the instructions of the Majority Banks).

1.8.	“Assignments” means the deeds of assignment of the Insurances, Earnings and Requisition Compensation to be entered into on or around the Advance Date relevant to a Vessel Loan relevant to a Vessel as referred to in Clause 10.1 (or in the context of a Transferred Vessel, as referred to, provided for and entered into pursuant to Clauses 8.1(e) and 8.2) and “Assignment” means any one of them.

1.9.	“Availability Termination Date” means 13 May 2022, or such later date as the Borrowers and the Agent (acting on the instructions of all the Banks) shall agree.

1.10.	“Bank Affiliate” means, in relation to any Bank or to the Agent or to the Security Trustee, a wholly-owned subsidiary (as defined in section 1159(2) of the Companies Act 2006) of that Bank or of the Agent or of the Security Trustee, or the holding company (as defined in section 1159(1) of the Companies Act 2006) of that Bank or of the Agent or of the Security Trustee or any other wholly-owned subsidiary of that holding company.

1.11.	“Borrower Four” means the Borrower designated as “Borrower Four” in Schedule 1.

1.12.	“Borrower One” means the Borrower designated as “Borrower One” in Schedule 1.

1.13.	“Borrower Three” means the Borrower designated as “Borrower Three” in Schedule 1.

1.14.	“Borrower Two” means the Borrower designated as “Borrower Two” in Schedule 1.

1.15.	“Break Costs” means, in respect of each Vessel Loan, the amount certified by the Agent (which certificate, if requested by the Borrowers, shall contain a calculation in reasonable detail) to be the present value of the positive amount, if any, of:

(a)	the amount of interest (exclusive of the Margin) which would otherwise have accrued pursuant to this Agreement on the principal amount prepaid for the period beginning on the date of the prepayment and ending on the last day of the then current Interest Period;

minus:

(b)	the interest component of the amount which each relevant Bank would have been able to obtain by placing an amount equal to the principal amount received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the expiry of the then current Interest Period.

The calculated Break Costs will be advised to the Agent and the Agent will advise the Borrowers accordingly.

1.16.	“Business Day” means any day on which banks are open for the transaction of business of the nature contemplated by this Agreement (and not authorised by law to close) in London (England), Singapore, Oslo (Norway), Frankfurt (Germany), Hong Kong, Paris (France), Tokyo (Japan) and, only in relation to a day on which a payment in Dollars is required, New York (United States of America) and, only in relation to the fixing of an interest rate, a US Government Securities Business Day.

1.17.	“Code” means the US Internal Revenue Code of 1986.

1.18.	“Commitment” means, in respect of each Bank, the amount of the Loan which that Bank agrees to advance to the Borrowers as its several liability as indicated against the name of that Bank in Schedule 2 or, where the context permits, the amount thereof for the time being outstanding.

1.19.	“Company” means, at any given time and in relation to any Vessel, the company responsible for that Vessel’s compliance with the ISM Code.

1.20.	“Confidential Information” means all information relating to any Security Party, any other member of the Group, the Finance Documents or the Loan of which a

Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Loan from either:

(a)	any Security Party, any other member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Security Party, any other member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 20; or

(ii)	is identified in writing at the time of delivery as non-confidential by any Security Party, any other member of the Group or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Security Party or any other member of the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

1.21.	“Confidentiality Agreement” means a confidentiality agreement between the Borrowers, the Guarantor and the proposed recipient of Confidential Information in the form set out at Appendix B.

1.22.	“Confirmation” means, in respect of a Master Agreement, a confirmation exchanged or deemed to be exchanged between the relevant Swap Provider and the Borrower party to that Master Agreement evidencing a Transaction as contemplated by that Master Agreement.

1.23.	“Convention” means the Maritime Labour Convention, 2006 as adopted by the International Labour Organization on 23 February 2006.

1.24.	“Credit Support Document” means any document described as such in any Master Agreement and, where the context permits, any other document referred to in any Credit Support Document which has the effect of creating an Encumbrance in favour of any of the Finance Parties.

1.25.	“Credit Support Provider” means, in respect to each Master Agreement, any person (other than the Borrower party to that Master Agreement) described as such in that Master Agreement.

1.26.	“Currency of Account” means, in respect of any payment to be made to a Finance Party under or pursuant to any of the Finance Documents, the currency in which that payment is required to be made by the terms of the relevant Finance Document.

1.27.	“Daily Simple SOFR” means, for any day, a rate per annum equal to SOFR (and rounded to the same number of decimal places as Term SOFR) for the day that is 5 US Government Securities Business Days prior to (i) if such day is a US Government Securities Business Day, that day or (ii) if such day is not a US Government Securities Business Day, the US Government Securities Business Day immediately preceding such day.

1.28.	“Deed of Accession” means a deed of accession to this Agreement materially in the form set out in Schedule 7.

1.29.	“Deeds of Covenants” means, in the context of a Transferred Vessel, any deed of covenants to be entered into as referred to, provided for and entered into pursuant to Clauses 8.1(e) and 8.2 and “Deed of Covenants” means any one of them.

1.30.	“Default Rate” means the rate per annum that is the aggregate of (a) the Margin, (b) the applicable Reference Rate and (c) two per cent (2%) or, at any time when Clause 7.14 applies to a Vessel Loan, for any Unpaid Sum applicable to that Vessel Loan, the rate which is two per cent (2%) per annum higher than the rate which would have been payable if that Unpaid Sum had, during the period of non-payment, constituted part of that Vessel Loan.

1.31.	“Delivery Date CPs” means, in respect of a Vessel Loan, those conditions precedent listed in Clause 3.1 or, as the case may be, Clause 3.2 to which the Borrowers and all Banks may mutually agree after the date of this Agreement are permitted to be satisfied on the delivery date of the relevant Vessel if that occurs later than the Advance Date of that Vessel Loan.

1.32.	“DOC” means a valid Document of Compliance issued for the Company by the Administration pursuant to paragraph 13.2 of the ISM Code.

1.33.	“Dollars” and “$” each means available and freely transferable and convertible funds in lawful currency of the United States of America.

1.34.	“Drawdown Notice” means a notice complying with Clause 2 and materially in the form of Appendix A.

1.35.	“Drawing” means any part of the Loan advanced or to be advanced pursuant to a Drawdown Notice.

1.36.	“Earnings” means, in relation to each Vessel, all hires, freights, pool income and other sums payable from time to time to or for the account of the relevant Borrower in respect of that Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire and damages (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of that Vessel.

1.37.	“Early Termination Date” has the meaning given to it in a Master Agreement.

1.38.	“Effective Date” has the meaning set out in the Supplemental Agreement.

1.39.	“Encumbrance” means any mortgage, charge, pledge, lien, assignment, hypothecation, title retention or trust arrangement or any other agreement or arrangement which has the effect of creating security.

1.40.	“Event of Default” means any of the events set out in Clause 13.2.

1.41.	“Facility Period” means the period beginning on the date of this Agreement and ending on the date when the whole of the Indebtedness has been repaid in full and the Security Parties have ceased to be under any further actual or contingent liability to the Finance Parties under or in connection with the Finance Documents.

1.42.	“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

1.43.	“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above the first date from which such payment may become subject to a deduction or withholding required by FATCA.

1.44.	“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document (excluding any Master Agreement) required by FATCA.

1.45.	“FATCA Exempt Party” means a party to any of the Finance Documents (excluding any Master Agreement) that is entitled to receive payments free from any FATCA Deduction.

1.46.	“Fee Letters” means the fee letters issued on or before the date of this Agreement by the Agent or any other Finance Party to the Borrowers and countersigned by the Borrowers and “Fee Letter” means any one of them.

1.47.	“Finance Documents” means this Agreement, any Master Agreements, the Security Documents, any Fee Letter and any other document designated as such by the Agent and the Borrowers and “Finance Document” means any one of them.

1.48.	“Finance Parties” means the Banks, the Agent, the Swap Providers, the Mandated Lead Arrangers, the Coordinator, the Sustainability Coordinator, the Bookrunner and the Security Trustee and “Finance Party” means any one of them.

1.49.	“GLNG” means Golar LNG Limited, a company incorporated under the laws of Bermuda with its registered office at 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamiliton HM11, Bermua.

1.50.	“Group” means the Guarantor and all Subsidiaries of the Guarantor from time to time.

1.51.	“Guarantee” means the guarantee and indemnity of the Guarantor as referred to in Clause 10.1.

1.52.	“Guarantor” means Cool Company Ltd., an exempted company incorporated under the laws of Bermuda with its registered office at 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM11, Bermuda and/or (where the context permits) any other company or person who shall with the prior written approval of all the Banks at any time during the Facility Period give to the Banks or to the Agent or the Security Trustee on their behalf a guarantee and/or indemnity for the due repayment of all or part of the Indebtedness.

1.53.	“Historic Term SOFR” means, in relation to a Vessel Loan or part thereof, the most recent applicable Term SOFR for a period equal in length to the Interest Period of that Vessel Loan and which is as of a day which is no more than five (5) US Government Securities Business Days before the Quotation Day.

1.54.	“Indebtedness” means the Loan and all other sums of any nature including costs (together with all interest thereon) which from time to time may be or become due and payable by the Security Parties or any one of them to any of the Finance Parties pursuant to the Finance Documents, or, where the context permits, the amount thereof for the time being outstanding.

1.55.	“Insurances” means, in relation to any Vessel, all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with that Vessel or her increased value or her Earnings and (where the context permits) all benefits thereof, including all claims of any nature and returns of premium.

1.56.	“Interest Payment Date” means each date for the payment of interest in accordance with Clause 7.

1.57.	“Interest Period” means each interest period (or, where the context permits, periods) selected by the Borrowers or otherwise agreed by the Agent pursuant to Clause 7.

1.58.	“Interpolated Historic Term SOFR” means, in relation to a Vessel Loan or part thereof, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the most recent applicable Term SOFR (as of a day which is not more than five (5) US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Vessel Loan; or

(ii)	if no such Term SOFR is available for a period which is less than the Interest Period of that Vessel Loan, SOFR for a day which is no more than five (5) and no less than two (2) US Government Securities Business Days before the Quotation Day; and

(b)	the most recent applicable Term SOFR (as of a day which is not more than five (5) US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Loan.

1.59.	“Interpolated Term SOFR” means, in relation to a Vessel Loan or part thereof, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the applicable Term SOFR (as of the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Vessel Loan; or

(ii)	if no such Term SOFR is available for a period which is less than the Interest Period of that Vessel Loan, SOFR for the day which is two (2) US Government Securities Business Days before the Quotation Day; and

(b)	the applicable Term SOFR (as of the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Loan.

1.60.	“ISM Code” means the International Management Code for the Safe Management of Ships and for Pollution Prevention, as adopted by the Assembly of the International Maritime Organisation on 4 November 1993 by resolution A.741 (18) and incorporated on 19 May 1994 as Chapter X of the Safety of Life at Sea Convention 1974.

1.61.	“ISPS Code” means the International Ship and Port Security Code as adopted by the Conference of Contracting Governments to the Safety of Life at Sea Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the Safety of Life at Sea Convention 1974.

1.62.	“ISSC” means a valid international ship security certificate for a Vessel issued under the ISPS Code.

1.63.	“law” means any law, statute, treaty, convention, regulation, instrument or other subordinate legislation or other legislative or quasi-legislative rule or measure, or any order or decree of any government, judicial or public or other body or authority.

1.64.	“Loan” means the aggregate of the Vessel Loans advanced or to be advanced by the Banks to the Borrowers pursuant to Clause 2 or, where the context permits, the amount thereof for the time being outstanding.

1.65.	“Majority Banks” means Banks whose aggregate Proportionate Shares are (or the Bank whose Proportionate Share is) greater than 66 2/3%.

1.66.	“Managers” means Cool Company Management Ltd (inclusive of its sub-contractor Cool Company Management A/S as ISM Company and sub-manager) or any other organisation agreed by the Agent (acting on the instructions of the Majority Banks) or permitted, in each case, pursuant to Clause 12.1.10.

1.67.	“Margin” means, in respect of a Vessel Loan, (i) from its Advance Date and to and excluding the Effective Date, one point eight zero per cent (1.80%) per annum and (ii) from and including the Effective Date and for the remainder of the Facility Period, two per cent (2%) per annum.

1.68.	“Master Agreements” means, together each ISDA Master Agreement (or any other form of master agreement relating to interest exchange transactions) entered into from time to time between a Borrower and a Swap Provider, including the Schedule to that Master Agreement, each Confirmation exchanged pursuant to that Master Agreement and all Transactions from time to time entered into under that Master Agreement and “Master Agreement” means any one of them.

1.69.	“Master Agreement Proceeds” means any and all sums due and payable to a Borrower under any Master Agreement to which it is a party following an Early Termination Date thereunder (subject always to all rights of netting and set-off contained in that Master Agreement) and all rights to require and enforce the payment of those sums.

1.70.	“Master Agreement Charges” means the deeds of charge referred to in Clause 10.1.3 and “Master Agreement Charge” means any one of them.

1.71.	“Maturity Date” means, in respect of each Vessel Loan, the date occurring on the seventh (7th) anniversary of the Advance Date of that Vessel Loan.

1.72.	“Mortgages” means the first preferred mortgages or first priority statutory mortgages to be entered into on or around the Advance Date relevant to a Vessel Loan relevant to a Vessel as referred to in Clause 10.1 (or in the context of a Transferred Vessel, as referred to, provided for and entered into pursuant to Clauses 8.1(e) and 8.2) and “Mortgage” means any one of them.

1.73.	“Ownership Mandatory Prepayment Event” means any of the circumstances specified in Clause 6.8.

1.74.	“Permitted Encumbrance” means any Encumbrance which has the prior written approval of the Agent (acting on the instructions of the Majority Banks), or any Encumbrance arising either by operation of law or in the ordinary course of the business of any Borrower which is either promptly discharged or contested in good faith by that Borrower.

1.75.	“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect the changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organization from time to time.

1.76.	“Potential Event of Default” means any event which, with the giving of notice and/or the passage of time in respect of any grace period for the remedying of an Event of Default, the making of a determination under the Finance Documents or any combination of any of the foregoing, would constitute an Event of Default.

1.77.	“Prohibited Person” means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed or who is acting on behalf of one or more persons or entities against whom Sanctions are directed.

1.78.	“Proportionate Share” means:

(a)	for each Bank and at any time, the proportion which the then outstanding amount of that Bank’s Commitment (whether or not advanced) bears to the then outstanding amount of the total Commitments; and

(b)	in respect of a Swap Provider and for the purposes of Clause 7.16, at any relevant time, the proportionate share for that Swap Provider’s or its Affiliate’s facility office (in its capacity as a Bank) as determined in accordance with sub-paragraph (a) above.

1.79.	“Published Rate” means:

(a)	SOFR; or

(b)	the Term SOFR for any Quoted Tenor.

1.80.	“Published Rate Contingency Period” means, in relation to:

(a)	Term SOFR (all Quoted Tenors), ten (10) US Government Securities Business Days; and

(b)	SOFR, ten (10) US Government Securities Business Days.

1.81.	“Published Rate Replacement Event” means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Banks and the Borrowers, materially changed;

(b)

(i)

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)	the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(c)	the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Banks and the Borrowers) temporary;

(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the applicable Published Rate Contingency Period; or

(d)	in the opinion of the Majority Banks and the Borrowers, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

1.82.	“Purchase Price” means, in respect of each Vessel, the purchase price in Dollars set out beside each Vessel in Schedule 1.

1.83.	“Quantum Pacific” means Quantum Pacific Shipping Limited, a corporation incorporated under the laws of Liberia with its registered office at 80 Broad Street, Monrovia, Liberia.

1.84.	“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two (2) US Government Securities Business Days before the first day of that period (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

1.85.	“Quoted Tenor” means, in relation to Term SOFR, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

1.86.	“Reference Rate” means, in relation to a Vessel Loan or any part thereof:

(a)	the applicable Term SOFR (as of the Quotation Day) and for a period equal in length to the Interest Period of that Vessel Loan; or

(b)	as otherwise determined pursuant to Clauses 7.11 to 7.13,

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

1.87.	“Registration Authority” means:

(a)	as long as a Vessel is registered under Liberian flag, the Deputy Commissioner of Maritime Affairs of the Republic of Liberia (the “Libdepcom”) (whether or not acting through the Libdepcom office in New York or London); and

(b)	in respect of any other flag state, the relevant registration authority of that flag state for the registration of ships.

1.88.	“Relevant Amount” means prior to the earlier of the date of any public offering or private placement of any equity (or a combination thereof) involving (but not limited to) the Guarantor or its direct or indirect holding company, one (1) or more and, after such date, fifty per cent (50%) or more.

1.89.	“Relevant Market” means the market for overnight cash borrowing collateralised by US Government securities.

1.90.	“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

1.91.	“Relevant Vessel” means, in respect of any Advance Date for a Vessel Loan, each Vessel specified in the Drawdown Notice to which that Advance Date relates.

1.92.	“Repayment Date” means the date for payment of any Repayment Instalment in accordance with Clause 5.

1.93.	“Repayment Instalment” means any instalment of the Loan or any part thereof to be repaid by the Borrowers pursuant to Clause 5.

1.94.	“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Banks and the Borrowers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(c)	in the opinion of the Majority Banks and the Borrowers, an appropriate successor to a Published Rate.

1.95.	“Requisition Compensation” in relation to any Vessel means all compensation or other moneys which may from time to time be payable to the relevant Borrower as a result of that Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

1.96.	“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)	imposed by law or regulation of the United Kingdom, the European Union, the United Nations or its Security Council, the United States of America, the Netherlands, France, Norway, Germany, Japan or Singapore or the respective governmental institutions or agencies of any of the foregoing; or

(b)	otherwise imposed by any law or regulation by which any Security Party or any Affiliate of any of them is bound.

1.97.	“Sanctioned Country” means any country or territory which is, or whose government is, the target of country-wide Sanctions.

1.98.	“Security Documents” means the Mortgages, the Deeds of Covenants (if applicable), the Assignments, the Guarantee, the Master Agreement Charges, any other Credit Support Documents and (where the context permits) any one or more of them and any other agreement or document which may at any time be executed as security for the repayment of the Indebtedness and “Security Document” means any one of them.

1.99.	“Security Parties” means the Borrowers, the Guarantor and any other Credit Support Provider and “Security Party” means any one of them.

1.100.	“SMC” means, in relation to each Vessel, a valid safety management certificate issued for that Vessel by or on behalf of the relevant Administration pursuant to paragraph 13.7 of the ISM Code.

1.101.	“SMS” means, in relation to each Vessel, a safety management system for that Vessel developed and implemented in accordance with the ISM Code and including the functional requirements, duties and obligations required by the ISM Code.

1.102.	“SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

1.103.	“SOLAS” means the International Convention for the Safety of Life at Sea of 1974, as amended.

1.104.	“Statement of Compliance” means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

1.105.	“Subsidiary” means a subsidiary undertaking, as defined in section 1162 of the Companies Act 2006.

1.106.	“Supplemental Agreement” means the supplemental agreement to this Agreement dated 10 November 2022 made between, amongst others, the Agent, the Security Trustee, the Banks, Swap Providers and the Borrowers.

1.107.	“Swap Providers” means the Original Swap Providers and, from time to time, any Acceding Swap Provider and “Swap Provider” shall refer to any one of them.

1.108.	“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document (excluding any Master Agreement), other than a FATCA Deduction.

1.109.	“Taxes” means and includes all tax, levies, imposts, duties, charges, fees, deductions and withholdings (including any related interest and penalties) and any restrictions or conditions resulting in any charge, other than taxes on the overall net income of any Bank, and “Tax” and “Taxation” shall be interpreted accordingly.

1.110.	“Term SOFR” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

1.111.	“Total Loss” means, in relation to any Vessel, an actual, constructive, arranged, agreed or compromised total loss of that Vessel or the requisition for title or compulsory acquisition of that Vessel by or on behalf of any government or other authority (other than by way of requisition for hire) or capture of that Vessel, provided that the requisition for title, compulsory acquisition or capture of any Vessel shall not be a Total Loss if (a) that Vessel is restored to the possession of the relevant Borrower within thirty (30) days of her requisition, acquisition or capture and (b) the security conferred on the Security Trustee by the Mortgage relating to that Vessel is either not prejudiced by the requisition, acquisition or capture or is replaced immediately on the restoration of that Vessel to the possession of the relevant Borrower by a mortgage substantially equivalent to the Mortgage for that Vessel.

1.112.	“Total Loss Date” means, in respect of a Vessel, the date on which a Total Loss shall, for the purpose of the Finance Documents, be deemed to have occurred in respect of that Vessel, namely:-

(a)	if the Total Loss consists of an actual loss, at 12.00 noon (London time) on the actual date of loss or, if that is not known, on the date on which that Vessel was last heard of; or

(b)	if the Total Loss consists of requisition of title, compulsory acquisition or capture at 12.00 noon (London time) on the first day after the expiry of the period of thirty (30) days after the date upon which that Vessel was requisitioned or acquired by or on behalf of the relevant government or authority or captured; or

(c)	if the Total Loss consists of an agreed, arranged, compromised or constructive total loss, at 12.00 noon (London time) on the earliest to occur of:-

(i)	the date on which notice of abandonment of the Vessel is given to her insurers; or

(ii)	(if the insurers do not admit the claim for total loss) the date on which a total loss is subsequently adjudged to have occurred by a competent court or tribunal, or on which liability in respect of a total loss is admitted by underwriters; or

(iii)	the date of any agreement, arrangement or compromise entered into by or on behalf of the relevant Borrower with insurers in respect of the Total Loss.

1.113.	“Transaction” means, in relation to a Master Agreement, a transaction entered into between the relevant Swap Provider and the Borrower party to that Master Agreement governed by that Master Agreement and entered into solely for the purpose of hedging the relevant Borrower’s floating rate interest exposure under this Agreement in a manner consistent with Clause 7.16.

1.114.	“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 signed by a Bank, a Transferee and the Agent whereby:

(a)	such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank’s rights and obligations hereunder upon and subject to the terms and conditions set out in Clause 15; and

(b)	such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as is contemplated in Clause 15.

1.115.	“Transfer Date” means, in relation to a Transfer Certificate, the date for the making of the transfer or as specified in the schedule to such Transfer Certificate.

1.116.	“Transferred Vessel” has the meaning given to that term in Clause 8.1.

1.117.	“Transferee” means a bank or financial institution to which a Bank seeks to transfer all or part of such Bank’s rights and obligations hereunder.

1.118.	“Trust Property” means (a) all benefits derived by the Security Trustee from Clause 10 and (b) all benefits arising under (including, without limitation, all proceeds of the enforcement of) each of the Finance Documents (other than this Agreement) with the exception of benefits arising solely for the benefit of the Security Trustee.

1.119.	“Unwind Costs” means all costs, losses, premiums or penalties incurred or to be incurred by a Swap Provider as a result of any prepayment of all or part of the Loan (whether pursuant to Clause 5 or otherwise) including (without limitation) any liabilities, expenses or losses incurred by that Swap Provider in terminating, closing out, restructuring or reversing, or otherwise in connection with, any Transaction entered into by that Swap Provider.

1.120.	“Unpaid Sum” shall have the meaning given to that term in Clause 7.7.

1.121.	“US Government Securities Business Day” means any day other than:

(a)	a Saturday or a Sunday; and

(b)	a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

1.122.	“Vessel Four” means the Vessel designated as “Vessel Four” in Schedule 1.

1.123.	“Vessel Loan” means, for each Vessel, that part of the Loan advanced or to be advanced to the Borrowers by the Banks in respect of that Vessel as determined pursuant to Clause 2.2 or, where the context permits, the aggregate principal amount so advanced for that Vessel and for the time being outstanding and “Vessel Loans” means more than one of them.

1.124.	“Vessel One” means the Vessel designated as “Vessel One” in Schedule 1.

1.125.	“Vessel Three” means the Vessel designated as “Vessel Three” in Schedule 1.

1.126.	“Vessel Two” means the Vessel designated as “Vessel Two” in Schedule 1.

1.127.	“Vessels” means the vessels listed in Schedule 1 or any other vessel which may from time to time be mortgaged in favour of the Security Trustee as security for the obligations of the Security Parties under the Finance Documents, and everything now or in the future belonging to them on board and ashore and “Vessel” means any one of them.

1.128.	Words denoting the plural number shall be deemed to include the singular and vice versa, and words denoting persons shall be deemed to include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa.

1.129.	References in this Agreement to Recitals, Clauses, Schedules and Appendices are references to recitals and Clauses of and schedules and appendices to this Agreement; references to this Agreement include the Recitals, the Schedules and the Appendices, and references in this Agreement to any document (including, without limitation, to all or any of the Finance Documents) are, unless the context otherwise requires, to be interpreted as references to that document as amended, supplemented, novated or replaced from time to time.

1.130.	References to any Finance Party include its successors, transferees and assignees.

1.131.	All obligations, covenants, representations, warranties and undertakings in or pursuant to the Finance Documents assumed, given, made or entered into by the Borrowers shall, unless otherwise expressly provided or documented, be assumed, given, made or entered into by the Borrowers jointly and severally and the liability of each Borrower shall not in any way be discharged, impaired or otherwise affected by (i) any forbearance or any other time or other indulgence granted to any other Borrower or any other Security Party under or in connection with the Security Documents, (ii) any amendment, variation, novation or replacement of any other Finance Document, (iii) the failure of a Finance Document to be legal, valid, binding and enforceable in relation to any other Borrower or any other Security Party for any reason, (iv) the winding-up or dissolution of any other Borrower or any other Security Party, (v) the entering into of any compromise or composition with any other Borrower or any other Security Party or (vi) any other act, omission, thing or circumstance which would or might, but for this provision, operate to discharge, impair or otherwise affect such liability.

1.132.	References to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted.

1.133.	A Potential Event of Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

1.134.	A “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation.

1.135.	In this Agreement, words and expressions defined in a Master Agreement, unless the context otherwise requires, have the same meaning.

2.	THE LOAN AND ITS PURPOSE

2.1.	Subject to the terms and conditions contained in this Agreement (including, without limitation, any cancellation of any Commitment), and in reliance on each of the representations and warranties made or to be made in or in accordance with each of the Finance Documents, each of the Banks agrees to advance to the Borrowers its Commitment of a term loan comprising up to four (4) Vessel Loans and, subject to the terms of Clause 2.2, in an aggregate amount not exceeding five hundred and twenty million Dollars ($520,000,000). The Borrowers shall use the Vessel Loans for the purposes referred to in Recital (B).

2.2.	Subject to the satisfaction by the Borrowers of the conditions set out in Clause 3.1, 3.2 or 3.3 (as the case may be), the Loan shall be advanced to the Borrowers or to their order in no more than four (4) Drawings (and only one (1) Drawing per Vessel Loan).

Each Drawing shall be advanced on a Business Day in Dollars and shall be by such method of funds transfer as the Agent shall determine, provided that the total amount advanced in connection with a Vessel shall, subject to the aggregate amount of the four (4) Vessel Loans not exceeding the maximum amount referred to at Clause 2.1, not exceed eighty per cent (80%) of the Purchase Price of that Vessel and the maximum amount specified for that Vessel in Schedule 6; and provided that the Borrowers shall have submitted a Drawdown Notice to the Agent not more than ten (10) and not fewer than three (3) Business Days before the required Advance Date for the Drawing or Drawings in question. Each Drawdown Notice shall be submitted to the Agent via email, with the original to follow via express mail. Each Drawdown Notice, once given, shall be irrevocable and shall constitute a warranty by the Borrowers that all conditions precedent to the advance of the Drawing or Drawings in question will have been satisfied on or before the requested Advance Date; that no Event of Default or Potential Event of Default will then have occurred, and that no Event of Default or Potential Event of Default will result from the advance of the Drawing or Drawings in question.

The Agent shall, on receipt of the email copy of the Drawdown Notice, notify the Banks of the receipt of a Drawdown Notice, following which, each Bank shall advance its Proportionate Share of the relevant Drawing(s) to the Agent on the relevant Advance Date.

Any undrawn amounts in respect of a Vessel Loan shall automatically be cancelled on the earlier of (a) the Advance Date in respect of that Vessel Loan and (b) the day immediately after the Availability Termination Date.

2.3.	None of the Banks shall be under any obligation to advance all or any part of its Commitment in relation to any Vessel Loan after the Availability Termination Date unless that Bank in its discretion agrees otherwise.

2.4.	The obligations of each Finance Party under this Agreement are several. The failure of a Finance Party to perform any of its obligations under or pursuant to this Agreement shall not affect the obligations of the Borrowers to any Finance Party and no Finance Party shall be liable for the failure of any other Finance Party to perform its obligations under this Agreement.

2.5.	Without prejudice to the obligations of the Borrowers under this Agreement, none of the Finance Parties shall be obliged to monitor or verify the application of the Loan (or any part thereof) by the Borrowers.

2.6.	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Security Party is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with Clause 2.7. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents, and for the avoidance of doubt, any part of the Loan or any other amount owed by a Security Party which relates to a Finance Party’s participation in the Loan or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Security Party.

2.7.	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.	CONDITIONS PRECEDENT AND SUBSEQUENT

3.1.	Before any Bank shall have any obligation to advance any part of its Commitment relating to any Vessel Loan to be advanced on the first Advance Date, the Borrowers shall pay the fees then owing in accordance with any Fee Letter and Clause 9 and shall deliver or cause to be delivered to or to the order of the Agent, in form and substance satisfactory to the Agent, accompanied where necessary by translations into the English language, certified in a manner acceptable to the Agent and containing such attestations as the Agent may require (in the case of translations, certifications and attestations, acting reasonably):-

3.1.1.	For each Security Party, a copy, certified by a duly authorised officer, director or secretary of that Security Party as true, complete, accurate and unamended, of the Articles of Incorporation and By-laws (or equivalent documents) of that Security Party, and of any other documents establishing or limiting the constitution of that Security Party.

3.1.2.	For each Security Party, a copy, certified by a duly authorised officer, director or secretary of that Security Party as true, complete, accurate and neither amended nor revoked, of, if a Borrower, a resolution of the directors and (if required) a resolution of the shareholders of that Borrower and, if the Guarantor, a resolution of the directors of the Guarantor, together, where appropriate, with waivers of notice of any meetings, approving and authorising the execution of those of the Finance Documents to which it is or is to be a party and of all matters incidental thereto or in connection therewith.

3.1.3.	A certificate by a duly authorised officer, director or secretary of each Borrower setting out the names of the directors and officers of that Borrower.

3.1.4.	A certificate by a duly authorised officer, director or secretary of the Guarantor setting out the names of the directors and officers of the Guarantor.

3.1.5.	If applicable, an official certificate of good standing of each Security Party.

3.1.6.	The power of attorney of any of the Security Parties under which any documents are to be executed or transactions undertaken by that Security Party, which in the case of each Borrower shall be notarially attested and/or legalised if required by the Registration Authority of that Borrower’s Vessel for the purpose of registering the relevant Mortgage.

3.1.7.	This Agreement, the Guarantee and the Fee Letters duly executed.

3.1.8.	If a Master Agreement has been entered into, the Master Agreement Charge in respect of that Master Agreement together with the Mortgage, the Deed of Covenants (if relevant) and the Assignment in respect of each Relevant Vessel and all notices required by any of them, duly executed by the relevant Security Parties. The Borrowers undertake to deliver on the first Advance Date (or, if later, the date of delivery of that Relevant Vessel) these notices to the appropriate third parties and request the third parties to acknowledge these notices in the manner envisaged in the applicable Security Documents.

3.1.9.	A letter from Hill Dickinson Services (London) Limited accepting their appointment by each Security Party as agent for service of process pursuant to the Finance Documents.

3.1.10.	The Drawdown Notice for the relevant Vessel Loan(s).

3.1.11.	Confirmation satisfactory to the Agent that all legal opinions required by the Agent will be given substantially in the form required by the Banks.

3.1.12.	Such documentation and other evidence as is reasonably requested by the Agent in order for the Banks to comply with all necessary “Know your Customer” or similar identification procedures in relation to the transactions contemplated in the Finance Documents.

3.1.13.	Evidence that each Relevant Vessel is (or will be from the delivery date of that Relevant Vessel to the relevant Borrower) insured in the manner required by the relevant Finance Documents and that letters of undertaking will be issued in the manner required by those Finance Documents (such evidence to include, without limitation, a confirmation that an insurance report (in form and substance acceptable to the Agent (acting on the instructions of the Majority Banks)) will be issued by an external insurance adviser mutually acceptable to the Agent and the Security Parties (such report at the cost and expense of the Borrowers irrespective of Clause 18.11) within the time periods required by this Agreement (the “Insurance Report”)).

3.1.14.	A letter of undertaking from the Managers confirming that each Relevant Vessel is managed by the Managers and incorporating subordination and insurance covenants (in the case of Cool Company Management Ltd, Cool Company Management A/S also being party to such letter of undertaking or providing s separate similar letter of undertaking).

3.1.15.	Evidence that each Relevant Vessel is on the first Advance Date (or will be from the delivery date of that Relevant Vessel to the relevant Borrower) owned by that Borrower free of registered Encumbrances (except for Encumbrances made in favour of the Security Trustee in accordance with this Agreement).

3.1.16.	An executed certificate from the relevant Borrower of each Relevant Vessel attaching a certified true copy classification certificate confirming that each Relevant Vessel is classed with the highest class applicable to vessels of her type with an Approved Classification Society free of recommendations and qualifications affecting class and with machinery and/or hull on continuous survey, together with a certified copy of the SMC for each Relevant Vessel and a certified copy of the DOC of the Managers of that Relevant Vessel (in the case of Cool Company Management Ltd, being that of Cool Company Management A/S) (such condition precedent being treated as a condition subsequent pursuant to Clause 3.3 in respect of each Relevant Vessel so long as a signed (undated) copy of each relevant Borrower’s certificate is provided together with copies only of the aforementioned classification certificate and SMC for each Relevant Vessel reflecting the previous ownership of that Relevant Vessel).

3.1.17	A copy of the relevant memorandum of agreement (or similar) regulating the purchase of each Relevant Vessel by each relevant Borrower.

3.1.18	For each Relevant Vessel, the commercial invoice for the final Purchase Price.

3.1.19	For each Relevant Vessel, the bill of sale evidencing the transfer of title of that Vessel to the relevant Borrower.

3.1.20	For each Relevant Vessel, the protocol of delivery and acceptance evidencing the unconditional delivery of that Vessel to the relevant Borrower.

3.1.21	For each Relevant Vessel, evidence of payment or remittance to the relevant seller (or on its behalf) of that part of the Purchase Price for that Relevant Vessel not being financed by the relevant Vessel Loan.

3.1.22	Specimen signatures of relevant signatories and, if required, passport copies of the attorneys and directors of the Borrowers and the Guarantor.

3.1.23	A time charter delivery certificate (or similar) evidencing that each Relevant Vessel is subject to and delivered into its time charter with Shell Tankers (Singapore) Private Limited (or other evidence acceptable to the Agent (acting on the instructions of all the Banks) that each Relevant Vessel is subject to and delivered into such charters).

3.2.	Before any Bank shall have any obligation to advance any part of its Commitment relating to any Vessel Loan to be advanced on any Advance Date (except for the first Advance Date), the Borrowers shall pay any commitment fees then owing in accordance with Clause 9 (and any other Indebtedness as notified by the Agent to the Borrowers) and shall deliver or cause to be delivered to or to the order of the Agent on or before such Advance Date, in form and substance satisfactory to the Agent, accompanied where necessary by translations into the English language, certified in a manner acceptable to the Agent and containing such attestations as the Agent may require (in the case of translations, certifications and attestations, acting reasonably):-

3.2.1.	Confirmation from the Borrowers that none of the documents and evidence delivered to or to the order of the Agent pursuant to Clauses 3.1.1 to 3.1.6 (inclusive) have been modified, amended or revoked since their delivery to or to the order of the Agent.

3.2.2.	The Drawdown Notice for the relevant Vessel Loan(s).

3.2.3.	The Mortgage, the Deed of Covenants (if relevant) and the Assignment in respect of each Relevant Vessel and all notices required by any of them, duly executed by the relevant Security Parties. The Borrowers undertake to deliver on the relevant Advance Date (or if later, the date of delivery of that Relevant Vessel) these notices to the appropriate third parties and request the third parties to acknowledge these notices in the manner envisaged in the applicable Security Documents.

3.2.4.	Evidence that each Relevant Vessel is (or will be from the delivery date of that Relevant Vessel to the relevant Borrower) insured in the manner required by the relevant Finance Documents and that letters of undertaking will be issued in the manner required by those Finance Documents (such evidence to include, without limitation, confirmation that an Insurance Report will be issued in the same manner as Clause 3.1.13).

3.2.5.	A letter of undertaking from the Managers confirming that each Relevant Vessel is managed by the Managers and incorporating subordination and insurance covenants (in the case of Cool Company Management Ltd, Cool Company Management A/S also being party to such letter of undertaking or providing s separate similar letter of undertaking).

3.2.6.	Evidence that each Relevant Vessel is on the relevant Advance Date (or will be from the delivery date of that Relevant Vessel to the relevant Borrower) owned by that Borrower free of registered Encumbrances (except for Encumbrances made in favour of the Security Trustee in accordance with this Agreement).

3.2.7.	Confirmation satisfactory to the Agent that all further legal opinions required by the Agent will be given substantially in the form required by the Banks.

3.2.8.	An executed certificate from the relevant Borrower of each Relevant Vessel attaching a certified true copy classification certificate confirming that each Relevant Vessel is classed with the highest class applicable to vessels of her type with an Approved Classification Society free of recommendations and qualifications affecting class and with machinery and/or hull on continuous survey, together with a certified copy of the SMC for each Relevant Vessel and a certified copy of the DOC of the Managers of that Relevant Vessel (in the case of Cool Company Management Ltd, being that of Cool Company Management A/S) (such condition precedent being treated as a condition subsequent pursuant to Clause 3.3 in respect of each Relevant Vessel so long as a signed (undated) copy of each relevant Borrower’s certificate is provided together with copies only of the aforementioned classification certificate and SMC for each Relevant Vessel reflecting the previous ownership of that Relevant Vessel)..

3.2.9.	If applicable, an official certificate of good standing of each Borrower.

3.2.10	A copy of the relevant memorandum of agreement (or similar) regulating the purchase of each Relevant Vessel by each relevant Borrower.

3.2.11	For each Relevant Vessel, the commercial invoice for the final Purchase Price.

3.2.12	For each Relevant Vessel, the bill of sale evidencing the transfer of title of that Vessel to the relevant Borrower.

3.2.13	For each Relevant Vessel, the protocol of delivery and acceptance evidencing the unconditional delivery of that Vessel to the relevant Borrower.

3.2.14	For each Relevant Vessel, evidence of payment or remittance to the relevant seller (or on its behalf) of that part of the Purchase Price for that Relevant Vessel not being financed by the relevant Vessel Loan.

3.2.15	A time charter delivery certificate (or similar) evidencing that each Relevant Vessel is subject to and delivered into its time charter with Shell Tankers (Singapore) Private Limited (or other evidence acceptable to the Agent (acting on the instructions of all the Banks) that each Relevant Vessel is subject to and delivered into such charters).

3.3.	In relation to each Advance Date, the Borrowers undertake to deliver or to cause to be delivered to the Agent:-

3.3.1.	Evidence of registration of the relevant Mortgage(s) with first priority with the applicable Registration Authority, on that Advance Date (or, if later the delivery date of the Relevant Vessel(s) to the relevant Borrower(s));

3.3.2.	Letters of undertaking as required by the relevant Assignment(s) in form and substance acceptable to the Agent accompanied by copies of all current policies of insurance, cover notes and certificates of entry, on that Advance Date or as soon as practicable thereafter but in any event within thirty (30) Business Days of that Advance Date;

3.3.3.	The Insurance Report (as defined in Clause 3.1.13) within seven (7) Business Days of the satisfaction of Clause 3.3.2;

3.3.4.	Such legal opinions as the Agent shall require, on that Advance Date or as soon as practicable thereafter but in any event within five (5) Business Days of that Advance Date;

3.3.5.	To the extent that a certified true class certificate and SMC reflecting the ownership change and change of management for a Relevant Vessel applicable to that Advance Date is not provided on that Advance Date, full satisfaction of Clause 3.1.16 or, as the case may be, Clause 3.2.8 within seven (7) Business Days of that Advance Date;

3.3.6.	A time charter on-hire certificate evidencing that the Relevant Vessel is on hire under its time charter with Shell Tankers (Singapore) Private Limited (or other evidence acceptable to the Agent (acting on the instructions of all the Banks) that the Relevant Vessel is on hire under such charter), within thirty (30) days of that Advance Date,

Provided that, in the case of Clauses 3.3.2, 3.3.3 and 3.3.4, the Agent and the Banks acknowledge that delivery of the relevant documents and/or evidence is not within the direct control of the Borrowers (but in the case of Clause 3.3.4, the Borrowers acknowledge that they and any other applicable members of the Group will have provided all documents within their control for the issuance of the legal opinions) and, subject to the Borrowers using all reasonable efforts to procure the delivery of such documents and/or evidence from such third parties by the respective deadline dates, the Banks shall instruct the Agent to, and upon receipt of such instructions, the Agent shall, reasonably extend the relevant deadline dates.

3.4.	No Bank shall be under any obligation to advance any part of its Commitment nor to act on any Drawdown Notice if, at the date of that Drawdown Notice or at the Advance Date requested in that Drawdown Notice, an Event of Default or Potential Event of Default shall have occurred and be continuing, or if an Event of Default or Potential Event of Default would result from the advance of the Drawing or Drawings in question.

3.5.	Notwithstanding Clause 3.1 and 3.2, subject to a closing procedure acceptable to all the Banks being adopted for a Vessel Loan, the Banks agree to advance that Vessel Loan no more than one (1) Business Day prior to the proposed delivery date of the relevant Vessel to a suspense account (or similar) at a bank or other entity acceptable to all the Banks (the “Escrow Account”) so long as the conditions precedent set out in Clause 3.1 and/or Clause 3.2 for that Vessel Loan have been satisfied. In such circumstance, the Agent shall not be obliged to sign any release instructions (or similar) required by the relevant closing procedure unless in respect of the relevant Vessel Loan (i) it receives all of the documents and other evidence referred to in Clause 3.1 or, as the case may be, Clause 3.2 including, without limitation, the Delivery Date CPs for that Vessel Loan (or the Agent is satisfied it will receive the same on the date of delivery of that Vessel) and (ii) no Event of Default or Potential Event of Default is continuing at that time or will arise from the release of the relevant Vessel Loan.

3.6.	If for any reason a Vessel Loan remitted to the Escrow Account is returned to the Agent under the terms of a closing procedure, after consultation with the Borrowers, the Banks may, at their discretion, treat such return as a mandatory prepayment event and use the returned proceeds towards prepayment of that Vessel Loan and the Borrowers shall thereafter be obliged to prepay in full the balance of that Vessel Loan to the Agent (on behalf of the Banks) and shall indemnify each Finance Party for any and funding and other costs, losses, liabilities and expenses incurred in relation to the prepayment of such Vessel Loan by that Finance Party, and will be liable for (without limitation) interest on that Vessel Loan in with accordance with Clause 7, as well as any Break Costs or Unwind Costs.

4.	REPRESENTATIONS AND WARRANTIES

Each of the Borrowers represents and warrants to each Finance Party at the date of this Agreement and at the date of each Drawdown Notice and at each Advance Date and (except in the case of the representations and warranties contained in Clauses 4.6, 4.7, 4.9 and 4.10) at each Interest Payment Date (by reference to the facts and circumstances then pertaining) that:-

4.1.	each of the Security Parties is a body corporate duly constituted and existing and (where applicable) in good standing under the laws of its country of incorporation with perpetual existence and the power (inter alia) to sue and be sued, to own assets and to carry on its business as it is being conducted; and

4.2.	none of the Security Parties is insolvent or in liquidation or administration or subject to any other insolvency procedure and no receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of any of the Security Parties or all or any part of their respective assets; and

4.3.	the Finance Documents when duly executed and delivered will, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 3, constitute the legal, valid and binding obligations of the Security Parties enforceable in accordance with their respective terms and in entering into this Agreement and the other Finance Documents to which they are a party, the Security Parties are acting on their own account and are not in breach of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (EU) 2015/849 (as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018); and

4.4.	all acts, conditions and things required to be done and performed and to have happened prior to the execution and delivery of the Finance Documents in order to constitute the Finance Documents the legal, valid and binding obligations of the Security Parties enforceable in accordance with their respective terms have been done, performed and have happened in compliance with all applicable laws, and each Security Party has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents; and

4.5.	with the exception only of the registrations referred to in Clause 3.3, all (if any) consents, licences, approvals and authorisations of or registrations with or declarations to any governmental authority, bureau or agency which may be required in connection with the execution, delivery, performance, validity, admissibility or enforceability of the Finance Documents have been obtained and remain in full force and effect and none of the Borrowers is aware of any event or circumstance which could reasonably be expected adversely to affect the right of any of the Security Parties to hold and/or obtain renewal of any such consents, licences, approvals or authorisations; and

4.6.	none of the Borrowers is aware of any material facts or circumstances which have not been disclosed to the Agent and which might, if disclosed, have adversely affected the decision of the Banks in considering whether or not to make loan facilities available to the Borrowers; and

4.7.	there is no action, suit, arbitration or administrative proceeding nor any contemplated action, suit, arbitration or administrative proceeding pending or to its knowledge about to be pursued before any court, tribunal or governmental or other authority against any of the Security Parties which would, or would be likely to, have a materially adverse effect on the business, assets or financial condition of any of the Security Parties and which would, in the case of the Guarantor, be likely in the opinion of the Agent to prevent the Guarantor fulfilling its obligations under or pursuant to the Finance Documents; and

4.8.	the execution, delivery and performance of the Finance Documents will not contravene any contractual restriction or any law binding on any of the Security Parties, or the Articles of Incorporation and By-laws (or equivalent documents) of any of the Security Parties; and

4.9.	the Loan will be used for the purposes specified in Recital (B); and

4.10.	each of the Borrowers is wholly legally and beneficially owned (directly or indirectly) by the Guarantor; and

4.11.	no Event of Default has occurred and is continuing; and

4.12.	the Security Parties are in compliance with all applicable tax laws and regulations; and

4.13.	once a Vessel is delivered to its Borrower, that Borrower and the Managers are in compliance with all applicable environmental laws relating to that Vessel and its operation; and

4.14.	any existing loans or advances to the Borrowers (or any one of them) or the Guarantor by any member of the Group or by affiliates of the Group are unsecured and do not rank in priority (of payment or in any other respect) to the Indebtedness; and

4.15.	each of the Security Parties has conducted its businesses in compliance with all applicable anti-corruption and anti-bribery laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws; and

4.16.	as regards Sanctions: (i) no Security Party is a Prohibited Person, nor is the Relevant Amount of its shares owned directly or indirectly by a Prohibited Person nor is it controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and no Security Party owns or controls a Prohibited Person; (ii) no Security Party is located, resident or incorporated in a Sanctioned Country; (iii) no proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions; (iv) each of the Security Parties is in compliance with all Sanctions (provided any representations and/or warranties provided herein shall apply to the benefit of any Finance Party only to the extent that the receipt and acceptance by that Finance Party of the representation in this Clause does not result in any violation of, conflict with or liability under (a) Council Regulation (EC) 2271/1996; (b) if applicable, Council Regulation (EC) 2271/1996 of 22 November 1996 (as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018) and any provisions of the Sanctions and Anti-Money Laundering Act 2018; or (c) section 7 foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no.3 foreign trade law (AWG) (Außenwirtschaftsgesetz)) or a similar anti-boycott statute).

5.	REPAYMENT AND PREPAYMENT

5.1.	Subject to the provisions of this Clause 5.1, the Borrowers agree to repay each Vessel Loan by a series of consecutive equal semi-annual Repayment Instalments in accordance with Schedule 6, together (in each case, where applicable) with a balloon payment as set out in Schedule 6 payable on the Maturity Date of that Vessel Loan together with the final Repayment Instalment in respect of that Vessel Loan. The first Repayment Date in relation to each Vessel Loan shall be the date which is six (6) calendar months after the Advance Date in respect of that Vessel Loan and subsequent Repayment Dates for the Vessel Loan shall be at consecutive intervals of six (6) calendar months thereafter. If the maximum amount of a Vessel Loan (being the maximum specified for that Vessel Loan in Schedule 6) is not advanced to the Borrowers, the amount of each Repayment Instalment and (in each case, where applicable) the balloon payment in respect of the relevant Vessel Loan shall be reduced pro rata to the actual amount advanced for that Vessel Loan or otherwise in accordance with Clause 5.6 (if applicable).

5.2.	The Borrowers may prepay each Vessel Loan in whole or in part (but, if in part, in an amount equal to two hundred and fifty thousand Dollars ($250,000) or an integral multiple of that amount or as otherwise may comply with the provisions of this Agreement or be agreed by the Agent (acting on the instructions of the Majority Banks)) provided that they shall have first given to the Agent no later than 10:00 a.m. (Singapore time) on at least the third Business Day prior to the date of the proposed prepayment written notice expiring on a Business Day of their intention to do so. Any such notice once given shall be irrevocable and shall oblige the Borrowers to make the prepayment referred to in the notice on the Business Day specified in the notice, together with all interest accrued on the amount prepaid up to and including that Business Day and, subject to Clause 5.3, without premium or penalty. Any such notice shall specify the Vessel Loan or Vessel Loans to which the prepayment relates and the manner of application towards each such Vessel Loan (which shall be in inverse order of maturity or on a pro rata basis (at the Borrowers’ option)), failing which the Agent shall be entitled to split the prepaid amount pro rata towards each Vessel Loan with such split amount of a Vessel Loan being applied towards each remaining Repayment Instalment and (in each case, where applicable) any balloon payment of that Vessel Loan on a pro rata basis, or otherwise in such manner as the Agent (acting on the instructions of the Majority Banks) and the Borrowers shall agree.

5.3.	If the Borrowers shall, subject always to Clause 5.2, make a prepayment in respect of a Vessel Loan (including, without limitation, any prepayment required by or made pursuant to Clause 3.6, 6.1, 6.2, 6.7, 6.8, 16.6 or 16.7) on a day other than the last day of an Interest Period for that Vessel Loan, they shall, in addition to the amount prepaid, pay to the Agent on behalf of the Banks any Break Costs payable in relation to the prepayment and shall further pay to each Swap Provider, if required by a Swap Provider, any Unwind Costs payable as a result of the prepayment and regardless of whether or not the prepayment in question is made on the last day of an Interest Period for that Vessel Loan.

5.4.	Subject to the application set out in Clause 11.14, any prepayment, interest and Break Costs payment to the Agent shall be applied in satisfaction or reduction, in respect of the relevant Vessel Loan, first of all interest outstanding on the amount prepaid in respect of that Vessel Loan and any Break Costs in respect of that Vessel Loan, next of costs and other moneys due and outstanding to the Banks and/or the Agent in respect of that Vessel Loan, next of the outstanding Repayment Instalments in respect of that Vessel Loan in the manner provided in the relevant Clause or, if no manner is provided in the relevant Clause, in inverse order of maturity commencing with (in each case, where applicable) any balloon payment or (if the Borrowers so select) towards each remaining Repayment Instalment and (in each case, where applicable) any balloon payment on a pro rata basis, or otherwise in such manner as the Agent (acting on the instructions of the Majority Banks) and the Borrowers shall agree.

5.5.	No amount repaid or prepaid pursuant to this Agreement may in any circumstances be re-borrowed.

5.6.	At any time and from time to time, the Borrowers may voluntarily reduce the whole, or any part, of the undrawn amounts under any Vessel Loan provided they have first given to the Agent no later than 10:00 a.m. (Singapore time) on the third Business Day prior to the date of the proposed reduction written notice of their intention to do so. Any such notice, once given, shall be irrevocable and the amount of each Repayment Instalment and (in each case, where applicable) any balloon payment in respect of that Vessel Loan shall be reduced, at the Borrowers’ option, either (i) in inverse order of maturity, commencing with (in each case, where applicable) any balloon payment, or (ii) on a pro rata basis, or (iii) otherwise in such manner as the Agent (acting on the instructions of the Majority Banks) and the Borrowers shall agree, and if the whole of the amount of any Vessel Loan is reduced to zero prior to the Advance Date of that Vessel Loan, so long as no Event of Default shall have occurred and be continuing, the Finance Parties will, at the cost of the Borrowers and following the request of the Borrowers, release the relevant Borrower whose Vessel is the subject of that Vessel Loan from all its obligations contained in the Finance Documents in accordance with Clause 5.7.

5.7.	If the Borrowers repay or voluntarily prepay in full a particular Vessel Loan and fully pay all of the associated payments related thereto as set out at Clauses 5.2 and 5.3 or reduce the whole amount of a Vessel Loan to zero before its Advance Date, the Borrowers may request the Finance Parties to release the relevant Borrower from all its obligations under this Agreement and the Security Documents relevant to that Borrower’s Vessel and if the Majority Banks agree to such request, all of the Finance Parties agree, no later than ten (10) days from notification of the Majority Banks’ consent, to (at the cost of the Borrowers) release that Borrower from its obligations under this Agreement and the Security Documents to which that Borrower is a party PROVIDED ALWAYS THAT no Finance Party shall have any obligation to release any of the aforementioned obligations if an Event of Default is then continuing. Each Bank agrees not to unreasonably withhold its consent under this Clause 5.7 it being acknowledged that it shall not, inter alia, be unreasonable for a Bank to withhold its consent to any such request at any time when an Event of Default is continuing. The Security Trustee shall not, without the consent of all the Banks, release any of the Security Documents at any time when an Event of Default is continuing other than pursuant to an enforcement process.

6.	SALE AND RELEASE OF VESSELS, TOTAL LOSS AND MANDATORY PREPAYMENT

6.1.	In the event that any of the Vessels shall become a Total Loss at any time during the Facility Period, the Borrowers shall procure that the whole of the insurance proceeds shall be paid to the Agent in prepayment of the relevant Vessel Loan together with all interest accrued and unpaid relative thereto up to and including the date of prepayment and any Break Costs (if applicable) and any Unwind Costs (if applicable), in accordance with Clause 5.3, and any other Indebtedness applicable to that Vessel as notified by the Agent to the Borrowers. If the amount of such insurance proceeds is less than the aggregate of the relevant Vessel Loan together with all interest accrued and unpaid relative thereto up to and including the date of prepayment and any Break Costs (if applicable) and any Unwind Costs (if applicable), any other Indebtedness applicable to that Vessel as notified by the Agent to the Borrowers, the Borrowers shall pay to the Agent (on behalf of the Banks) an amount not less than the difference between the amount of such insurance proceeds and the aggregate of such sums (save that any payment in respect of Unwind Costs shall be paid directly to each Swap Provider). Unless an Event of Default shall then have occurred and be continuing (in which event the Agent shall be entitled to retain such insurance proceeds and apply them in accordance with Clause 14.3) the Agent shall, promptly following receipt of such insurance proceeds, release to or to the order of the relevant Borrower the amount by which the amount of such insurance proceeds exceeds the aggregate of the relevant Vessel Loan in respect of which the insurance proceeds were paid, interest accrued and unpaid on such sum up to and including the date of prepayment, any Break Costs, any Unwind Costs and any other Indebtedness as notified by the Agent to the Borrowers, and the Agent shall apply the retained balance in accordance with Clause 5.4 (save that Unwind Costs shall be payable to each Swap Provider). The parties agree that the proceeds of the Insurances (other than in the case of Total Loss) shall be applied in accordance with the loss payable clause(s) endorsed on the Insurances from time to time.

6.2.	So long as no Event of Default shall have occurred and be continuing, any Borrower may sell or otherwise dispose of its Vessel or agree to do so provided that contemporaneously with the sale or disposal, there is a prepayment made to the Agent on behalf of the Banks of an amount not less than the relevant Vessel Loan together with a payment to the Agent of all interest accrued and unpaid on such sum up to and including the date of prepayment, any Break Costs (if applicable), in accordance with Clause 5.3, any payment to each Swap Provider of any Unwind Costs (if applicable) and any other Indebtedness applicable to that Vessel as notified by the Agent to the Borrowers, and the Borrowers shall use all reasonable efforts to give as much notice as may be practicable in connection with the proposed sale of a Vessel.

6.3.	If a Vessel is sold by a Borrower or becomes a Total Loss, so long as no Event of Default shall have occurred and be continuing, the Finance Parties agree that, following a written request by the Borrowers to do so, they shall deliver to or to the order of the relevant Borrower, at the cost and expense of the Borrowers, an executed certificate of satisfaction of the Mortgage (or the equivalent for the applicable Registration Authority) relating to that Borrower’s Vessel and will re-assign, at the cost and expense of the Borrowers, to that Borrower, to the extent then subsisting and capable of re-assignment, the Insurances, Earnings and Requisition Compensation of that Borrower’s Vessel, provided that the Agent on behalf of the Banks shall have first received payment of the relevant Vessel Loan in full together with payment of all interest accrued and unpaid on such sum up to and including the date of prepayment and any Break Costs (if applicable) and any other Indebtedness applicable to that Vessel as notified by the Agent to the Borrowers and each Swap Provider shall have received payment of any Unwind Costs (if applicable).

6.4.	All sale proceeds actually received by the Agent pursuant to Clause 6.2 and prepayments and other sums paid by the Borrowers pursuant to or as referred to at Clause 6.3 shall be applied by the Agent in accordance with Clause 5.4. Unless an Event of Default shall then have occurred and be continuing (in which event the Agent shall be entitled to retain such sale proceeds and apply them in accordance with Clause 14.3), the balance (if any) of any sale proceeds retained by the Agent after application in accordance with Clause 5.4 shall be immediately released to or to the order of the Borrowers.

6.5.	Following the making in full of any prepayment and associated payments pursuant to Clause 6.1, 6.2 or 6.3 and so long as no Event of Default shall have occurred and be continuing, following a request from the Borrowers, the Finance Parties will release the relevant Borrower from all its obligations contained in the Finance Documents to which it is a party (including, without limitation, releasing the Security Documents entered into by that Borrower).

6.6.	Upon the end of the Facility Period, the Finance Parties will release the Security Parties from all of their obligations contained in the Finance Documents and the Security Trustee will deliver to or to the order of the Borrowers, at the cost and expense of the Borrowers, an executed certificate of satisfaction of any relevant Mortgage (or the equivalent for the applicable Registration Authority) and will, at the cost and expense of the Borrowers, re-assign to the Borrowers, to the extent then subsisting and capable of re-assignment, the Insurances, Earnings and Requisition Compensation of the relevant Vessels.

6.7.	If:

6.7.1.	any sum payable to any Bank by a Security Party is required to be increased under Clause 16.2;

6.7.2.	any Bank claims indemnification from the Borrowers under Clause 18.8 or Clause 16.5,

the Borrowers may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the unadvanced Commitment(s) of that Bank and their intention to procure the repayment of that Bank’s participation in the Loan. On receipt of such a notice in relation to a Bank, the unadvanced Commitment(s) of that Bank shall immediately be reduced to zero; and on the last day of the Interest Period of each Vessel Loan which ends after the Borrowers have given such notice in relation to a Bank (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Bank’s participation in each Vessel Loan together with all interest and other amounts accrued under the Finance Documents and including any amounts payable in accordance with Clause 5.3.

Any prepayment under this Clause 6.7 shall be split between each outstanding Vessel Loan in accordance with the relevant Bank’s participation in each outstanding Vessel Loan with such split amount for a Vessel Loan being applied towards each remaining Repayment Instalment and (in each case, where applicable) any balloon payment of that Vessel Loan on a pro rata basis, or otherwise in such manner as the Agent (acting on the instructions of the Majority Banks) and the Borrowers shall agree.

6.8.	If within ninety (90) days of:

6.8.1.	the Guarantor ceasing to directly or indirectly wholly legally and beneficially own and control any Borrower; or

6.8.2.	GLNG and Quantum Pacific (treated as a whole) ceasing to directly or indirectly own legally and beneficially at least twenty five per cent (25%) of the entire issued share capital and voting rights (or equivalent) of the Guarantor; or

6.8.3.	Quantum Pacific ceasing to directly or indirectly own legally and beneficially at least twenty per cent (20%) of the entire issued share capital and voting rights (or equivalent) of the Guarantor; or

6.8.4.	two or more persons acting in concert (other than a person acting together with Quantum Pacific) or any individual person (other than Quantum Pacific acting individually) acquiring, legally and/or beneficially and either directly or indirectly, in excess of thirty per cent (30%) of the entire issued share capital and voting rights (or equivalent) of the Guarantor or having the right or ability to control, directly or indirectly, the Guarantor, the Agent (acting on the instructions of all Banks) has not waived or provided a consent in relation to such relevant circumstance, the Borrowers shall be obliged to make a full prepayment of the Loan on the ninety-first (91st) day after the occurrence of such circumstance.

For the purposes of this Clause:

(a)	control of an entity means:

(i)	ownership of the voting and/or ordinary shares of that entity; or

(ii)	the power to direct the management and policies of that entity (including, but not limited to, the composition of the majority of the board of directors (or equivalent)), whether through the ownership of voting capital, by contract or otherwise, and controlled shall be construed accordingly; and

(b)	two or more persons are acting in concert if pursuant to an agreement or understanding (whether formal or informal) they actively co-operate, through the acquisition (directly or indirectly) of shares in the relevant entity by any of them, either directly or indirectly, to obtain or consolidate control of that entity.

Any prepayment required to be made by the Borrowers under this Clause 6.8 shall be made together with all accrued but unpaid interest, any Break Costs and any Unwind Costs payable in relation to such prepayment together with any other Indebtedness as notified by the Agent to the Borrowers.

If a full prepayment of the Loan is required under this Clause 6.8, on the due date for such prepayment the unadvanced Commitments of all Banks shall be automatically cancelled.

7.	INTEREST

7.1.	Subject to Clause 7.14, interest shall accrue on each Vessel Loan (or any relevant part thereof) during an Interest Period for that Vessel Loan at the percentage rate per annum which is the aggregate of:

(a)	the Margin; and

(b)	the Reference Rate for that Interest Period.

Interest Periods for each Vessel Loan (or any relevant part thereof) shall be for a duration of one (1), three (3) or six (6) months as selected by the Borrowers by written notice to the Agent not later than 10:00 a.m. (Singapore time) on the third Business Day before the beginning of the Interest Period in question, or such other duration as may be requested by the Borrowers and available to and agreed by the Banks.

7.2.	The first Interest Period in respect of a Vessel Loan shall begin on the Advance Date of that Vessel Loan and the final Interest Period of that Vessel Loan shall, notwithstanding Clause 7.1, end on the Maturity Date of that Vessel Loan.

7.3.	If the Borrowers shall select, or the Borrowers and the Agent shall agree, an Interest Period for a Vessel Loan which is to expire after the next Repayment Date in respect of that Vessel Loan, the part of that Vessel Loan equal to the next Repayment Instalment shall be deemed to be a separate tranche, and there shall in respect of that tranche be an Interest Period of such duration as shall expire on the next Repayment Date in respect of that Vessel Loan.

7.4.	If the Borrowers shall at any time fail to select an Interest Period for a Vessel Loan or to agree an Interest Period for a Vessel Loan with the Agent in accordance with Clause 7.1, the rate applicable for that Vessel Loan after the expiry of the then current Interest Period for that Vessel Loan shall be the rate determined by the Agent in accordance with Clause 7.1 for a period of one (1) month.

7.5.	Interest on a Vessel Loan shall be paid by the Borrowers to the Agent on behalf of the Banks on the last day of each Interest Period and additionally, during any Interest Period exceeding six (6) months, on the last day of each successive six (6) month period after the beginning of that Interest Period.

7.6.	Each Interest Period for a Vessel Loan shall, subject to Clauses 7.2, 7.3 and 7.4, end on the date which numerically corresponds to the date on which the immediately preceding Interest Period for that Vessel Loan ended (or, in the case of the first Interest Period for a Vessel Loan, to the Advance Date relating to that Vessel Loan) in the calendar month which is the number of months selected or agreed after the calendar month in which the immediately preceding Interest Period for that Vessel Loan ended (or, in the case of the first Interest Period for a Vessel Loan, in which the Advance Date relating to that Vessel Loan occurred), except that:

7.6.1.	if there is no such numerically corresponding date in the calendar month in which the Interest Period ends, the Interest Period shall end on the last Business Day in that calendar month; and

7.6.2.	if any Interest Period would end on a day which is not a Business Day, that Interest Period shall end on the next succeeding Business Day (unless the next succeeding day falls in the next calendar month, in which event the Interest Period in question shall end on the preceding Business Day).

7.7.	In the event of any default by the Borrowers in the due payment of any sum payable by the Borrowers under or pursuant to the Finance Documents (excluding any Master Agreement) (and ignoring, for the purposes of this Clause, the additional periods of three (3) Business Days and ten (10) Business Days referred to in Clause 13.2.1), the amount unpaid (the “Unpaid Sum”) shall, from the date of the default, bear interest up to the date of actual payment (both before and after judgment) at the Default Rate, compounded at such intervals as the Agent shall in its discretion determine, which interest shall be payable from time to time by the Borrowers to the Agent on behalf of the Banks on demand.

7.8.	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

7.8.1.	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

7.8.2.	subject to Clause 7.9 below, without rounding.

7.9.	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by a Security Party under a Finance Document shall be rounded to 2 decimal places.

7.10.	Each determination of an interest rate made by the Agent in accordance with this Clause 7 shall (save in the case of manifest error or on any question of law) be final and conclusive. The Agent shall promptly notify the Banks and the Borrowers of the determination of a rate of interest under this Agreement.

7.11.	If no Term SOFR is available for the Interest Period of a Vessel Loan, the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of that Vessel Loan.

7.12.	If no Term SOFR is available for the Interest Period of a Vessel Loan and it is not possible to calculate the Interpolated Term SOFR, the applicable Reference Rate shall be the Historic Term SOFR for a period equal in length to the Interest Period of that Vessel Loan.

7.13.	If Clause 7.12 above applies but no Historic Term SOFR is available for the Interest Period of a Vessel Loan, the applicable Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to the Interest Period of that Vessel Loan.

7.14.	If Clause 7.13 above applies but no Interpolated Historic Term SOFR is available for an Interest Period of a Vessel Loan, the rate of interest on that Vessel Loan (or any relevant part thereof) for any day during that Interest Period will be the percentage rate per annum which is the aggregate (a) the Margin and (b) Daily Simple SOFR for that day, provided that if Daily Simple SOFR for any day is less than zero, Daily Simple SOFR for that day will be deemed zero.

7.15.	Any Bank (or its Affiliate) may become a party to this Agreement as a Swap Provider by it (or its Affiliate) and each other party to this Agreement executing a Deed of Accession and the relevant Bank (or its Affiliate) shall, upon the “Effective Date” of such Deed of Accession become a party to this Agreement as a Swap Provider. None of the Finance Parties (other than the Swap Providers) may enter into any interest rate hedging and/or swap transactions with a Borrower. The Swap Providers may only enter into interest rate hedging and/or swap transactions with the Borrowers in accordance with the terms of this Agreement. Upon the “Effective Date” of a Deed of Accession, the Acceding Swap Provider thereunder shall be bound by all of the obligations of a Swap Provider under this Agreement as if it were an Original Swap Provider and shall have all rights, benefits and entitlements of a Swap Provider as if it were an Original Swap Provider.

7.16.	Any Swap Provider may, at the Borrowers’ request, enter into one or more interest rate hedging and/or swap transactions under the Master Agreements restricted to the Borrowers’ floating rate interest exposure under this Agreement, provided that no Swap Provider shall be obliged by virtue of this Agreement to enter into any such arrangements and this Agreement shall not be construed as an offer by any Swap Provider to the Borrowers to enter into any such hedging and/or swap transaction. Each Swap Provider shall, following the Borrowers’ request to enter into an interest rate hedge or swap, have a first right of refusal and a last right to match the best pricing available to the Borrowers, to undertake, in its Proportionate Share, any hedging and/or swap transactions relating to the Borrowers’ floating rate interest exposure under this Agreement. Notwithstanding the foregoing, if any Swap Provider declines to provide such hedging facilities or fails to match the best pricing available to the Borrowers, the other Swap Providers willing to provide such hedging facilities at the best pricing available to the Borrowers shall be entitled (but not obliged) to provide the non-participating Swap Provider’s Proportionate Share of the hedging facilities on an equal basis (or on such other basis as those Swap Providers shall agree). Hedging facilities entered into between each Swap Provider and the Borrowers in accordance with this Clause 7.16 shall be secured by the property assets and rights the subject of the Security Documents and on a pari passu basis as set out in Clauses 11.14 and 14.3.

The Swap Providers shall not, without the unanimous approval of all of the Banks, enter into any currency exchange transaction with the Borrowers or any one of them under a Master Agreement or any interest hedging and/or other swap transaction with the Borrowers or any one of them which does not comply with the terms of this Clause 7.16 and which does not solely relate to hedging the Borrowers’ floating rate interest obligations under this Agreement for a period expiring no later than the latest Maturity Date and on a basis consistent with the scheduled amortisation of the Loan. Further, the Swap Providers agree with the Banks that any interest rate hedging transactions entered into between any Swap Provider and a Borrower shall be done on a per Vessel Loan basis and that the terms of any Master Agreement between the Swap Providers and a Borrower shall be such that in the case of any prepayment of a Vessel Loan, that Swap Provider shall have the discretion to wholly or partially terminate any continuing interest rate hedging transactions related to that Vessel Loan so that the aggregate notional amount of interest rate hedging transactions entered into by a Borrower relevant to that Vessel Loan thereafter does not and will not in the future (taking into account the scheduled amortisation of that Vessel Loan) exceed the outstanding amount of that Vessel Loan from time to time.

If, despite this Clause, the Swap Providers decline to provide hedging facilities covering all of the Borrowers’ floating rate interest exposure under this Agreement, the Borrowers or any one of them may enter into hedging facilities with one or more other banks or financial institutions acceptable to the Agent (acting on the instructions of the Majority Banks) solely to hedge that part of the Borrowers’ floating rate interest exposure not hedged by facilities provided by the Swap Providers and any such hedging facilities shall not be secured by the property, assets and rights the subject of the Security Documents and the rights of the relevant hedging providers under such hedging facilities shall be subordinated to the rights of the Finance Parties under the Finance Documents on terms acceptable to the Agent (acting on the instructions of the Majority Banks).

7.17.	Each Borrower irrevocably and unconditionally, jointly and severally:

7.17.1.	guarantees to each Swap Provider punctual performance by each other Borrower of all that Borrower’s obligations under its Master Agreement;

7.17.2.	undertakes with each Swap Provider that whenever another Borrower does not pay any amount when due under or in connection with its Master Agreement, that it shall immediately on demand pay that amount as if it was the principal obligor; and

7.17.3.	indemnifies each Swap Provider immediately on demand against any cost, loss or liability suffered by the relevant Swap Provider if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Swap Provider would otherwise have been entitled to recover.

7.18.	The guarantee set out at Clause 7.17 (the “Swap Guarantee”) is a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under its Master Agreements, regardless of any intermediate payment or discharge in whole or in part.

7.19.	If any payment by a Borrower or any discharge given by a Swap Provider (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

7.19.1.	the liability of each Borrower under the Swap Guarantee shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

7.19.2.	the relevant Swap Provider shall be entitled to recover the value or amount of that security or payment from each relevant Borrower, as if payment, discharge, avoidance or reduction had not occurred.

7.20.	The obligations of each Borrower under the Swap Guarantee will not be affected by an act, omission, matter or thing which, but for this Clause 7.20 would reduce, release or prejudice any of its obligations under the Swap Guarantee (without limitation and whether or not known to it or the Swap Providers) including:

7.20.1.	any time, waiver or consent granted to, or composition with, any Borrower or other person;

7.20.2.	the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor;

7.20.3.	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce any rights against, or security over assets of, any Borrower or other person or any non-presentation or non-observance of any formalities or other requirement in respect of any instrument or any failure to realise the full value of any security;

7.20.4.	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

7.20.5.	any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement of a Finance Document or any other document or security;

7.20.6.	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any document or security; or

7.20.7.	any insolvency or similar proceedings.

7.21.	Each Borrower waives any right it may have of first requiring any Swap Provider (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Borrower under the Swap Guarantee. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

7.22.	The Swap Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by or on behalf of the Swap Providers.

8.	FLAG; CHANGE OF OWNERSHIP AND FLAG

8.1.	Each Vessel shall throughout the Facility Period after its delivery to the relevant Borrower remain registered under the laws and flag indicated against the name of that Vessel in Schedule 1 and each of the Borrowers shall throughout the Facility Period after such delivery remain the registered owner of the Vessel indicated against its name in Schedule 1, provided however that the Finance Parties agree that any Borrower (a “Transferring Borrower”) may change the flag of its Vessel to either Liberia, Isle of Man, Bahamas, Bermuda, Singapore, Panama, Marshall Islands, British or Malta flag (or such other flag as may be acceptable to all the Banks) and if necessary may transfer ownership of its Vessel (each, a “Transferred Vessel”) to a new single purpose company which is directly or indirectly wholly-owned by the Guarantor (an “SPC”) in each case subject to:

(a)	written consent of the Agent (acting on the instructions of the Majority Banks or, if the change of flag is not to one of the flags referred to in Clause 8.1 above, all the Banks) to the proposed change of flag, which consent shall not be unreasonably withheld or delayed;

(b)	the receipt by the Agent of evidence and documents of the kinds referred to in Clauses 3.1, 3.2 and 3.3 of this Agreement in respect of the relevant SPC (if required) and the relevant Vessel;

(c)	if a transfer of ownership is required, such SPC being acceptable to the Agent (acting on the instructions of all the Banks and the Swap Providers (each acting reasonably));

(d)	if a transfer of ownership is required, such SPC and the Guarantor executing a document in favour of the Agent (on behalf of the Banks) in the form of Schedule 5 hereto pursuant to which such SPC shall assume the rights and obligations of the Transferring Borrower under the Finance Documents (as such Borrowers may change from time to time pursuant to this Agreement excluding the Master Agreements to which that Borrower is a party) and such documents as any Swap Provider may require to ensure such company shall assume the rights and obligations of the Transferring Borrower under the Master Agreement; and

(e)	the relevant Borrower (or if applicable, the SPC) executing, delivering and registering in favour of the Security Trustee on behalf of the Banks and the Swap Providers a new first preferred mortgage or first priority statutory mortgage and (if applicable) collateral deed of covenants in respect of the relevant Vessel, together (if the relevant Vessel is a Transferred Vessel) with a new deed of assignment of the Insurances, Earnings and Requisition Compensation of that Vessel, and new Master Agreement Charges by the SPC (such new security documents to be on terms acceptable to the Agent (acting on the instructions of the Banks), such acceptance to be provided where the new security documents are on the same terms (mutatis mutandis) as the Security Documents being replaced).

In each case, the Agent will promptly notify the Banks and the Swap Providers of the proposed change of flag and, if required, change of ownership and each Bank and the Swap Providers hereby irrevocably and unconditionally authorises the Agent to execute on their respective behalves the document referred to in Clause 8.1(d) above.

8.2.	With effect on and from the date of receipt by the Agent of all of the consents and relevant documents referred to in Clause 8.1(a) to (e) above and, if relevant, the Agent’s execution of the document referred to in Clause 8.1(d) above the Finance Documents (excluding any Master Agreement) shall be automatically amended as follows:

(i)	if a transfer of ownership is required, all references in the Finance Documents (excluding any Master Agreement) to the Transferring Borrower shall be interpreted as references to the SPC;

(ii)	all references in this Agreement to the Mortgage, the Deed of Covenants (if applicable) and the Assignment in relation to the relevant Vessel or to the Transferred Vessel in question and the Master Agreement Charges in relation to the Borrower originally owning that Transferred Vessel shall be interpreted as references to the Mortgage, the Deed of Covenants (if applicable), the Assignment and the Master Agreement Charge executed, delivered and registered in accordance with Clause 8.1(b) and (e);

(iii)	the particulars of the relevant Vessel or the Transferred Vessel specified in Schedule 1 of this Agreement shall be amended to reflect its change of flag and, if necessary, its ownership by the SPC; and

(iv)	the definition of, and references in each of the Finance Documents (excluding any Master Agreement) to, this Agreement and any of the other Finance Documents (excluding any Master Agreement) shall be interpreted as references to this Agreement and those Finance Documents as amended, supplemented and/or replaced in accordance with this Clause, and, if a transfer of ownership is required, the Finance Parties shall be released from further obligations towards the Transferring Borrower under the Finance Documents (excluding any Master Agreement) and shall assume obligations and acquire rights towards the relevant SPC equivalent to the discharged rights and obligations related to the Transferring Borrower as referred to in Clause 8.3.

8.3.	If a transfer of ownership is required, with effect on and from the date of receipt by the Agent of all of the documents and consent referred to in Clause 8.1(a) to (e) above all security held by the Security Trustee from the Transferring Borrower including, without limitation, in respect of the Transferred Vessel, its Insurances, Earnings or Requisition Compensation and in respect of its Master Agreement Proceeds shall at the request and cost of the Borrowers promptly be released and reassigned to the Transferring Borrower and the Transferring Borrower shall be released from all further obligations under or pursuant to the Finance Documents (excluding any Master Agreement) to which it is a party.

9.	FEES

9.1	The Borrowers shall pay to the Agent the fees in the amounts, for the account of the relevant Finance Parties and at the times agreed in any Fee Letter in accordance with the terms of any such Fee Letter.

9.2	In respect of each Vessel Loan, the Borrowers shall pay to the Agent (for distribution among the Banks pro rata in accordance with their respective undrawn and non-cancelled Commitments) a commitment fee calculated at the rate per annum equal to thirty five per cent (35%) of the Margin on any undrawn and non-cancelled amount of that Vessel Loan. The commitment fee in respect of each Vessel Loan shall accrue from the date of this Agreement until the earlier to occur of (i) the Advance Date in respect of that Vessel Loan and (ii) the Availability Termination Date, or (iii) such earlier date upon which the full undrawn amount of that Vessel Loan is cancelled, and shall be payable in one lump sum on the earlier to occur of (i) the Advance Date in respect of that Vessel Loan, (ii) the Availability Termination Date or (iii) such earlier date upon which the full undrawn amount of that Vessel Loan is cancelled.

10.	SECURITY DOCUMENTS

10.1.	As security for the due repayment of the Indebtedness, the relevant Borrowers shall execute and deliver to the Security Trustee or cause to be executed and delivered to the Security Trustee the following cross collateralised Security Documents in such form and containing such terms and conditions as the Agent shall require:-

10.1.1.	on the Effective Date, the guarantee and indemnity from the Guarantor; and

10.1.2.	on or before any Advance Date (or, if later, the delivery date of the relevant Vessel to the relevant Borrower):

(a)	a first preferred or (if applicable) first priority statutory mortgage over each Relevant Vessel together with (if applicable) a collateral deed of covenants; and

(b)	a first priority assignment of the Insurances, Earnings and Requisition Compensation in respect of each Relevant Vessel.

10.1.3.	upon entry by a Borrower and a Swap Provider into a Master Agreement, a first priority deed of charge over the Master Agreement Proceeds in respect of that Master Agreement from that Borrower.

10.2.	For each Vessel, if required by the charterers applicable to that Vessel as of the date of the Mortgage of that Vessel (being Shell Tankers (Singapore) Private Limited), the Security Trustee shall provide a quiet enjoyment letter (each a “Quiet Enjoyment Letter”) in favour of such charterers in the form to be mutually agreed by the Security Trustee (on behalf of the relevant Finance Parties and acting on the instructions of all the Banks), the Borrowers and such charterers. A Quiet Enjoyment Letter shall include the right of the Security Trustee to step into the relevant charter at any time following the occurrence of an Event of Default.

11.	AGENCY AND TRUST

11.1.	Each of the Banks and the Swap Providers appoints the Agent as its agent for the purpose of administering the Loan and the Finance Documents and, subject to this Clause, irrevocably authorises the Agent and its directors, officers, employees and agents acting on the instructions from time to time of the Majority Banks (unless otherwise stated herein) to exercise all rights, powers, authorities, discretions (including, without limitation, determining matters to be acceptable to or agreed by the Agent) and remedies under or pursuant to the Finance Documents, together with all powers reasonably incidental thereto. Subject to this Clause, each of the Banks and the Swap Providers irrevocably authorises the Agent and its directors, officers, employees and agents acting on the instructions from time to time of the Majority Banks (unless otherwise stated herein) to give or withhold any waivers, consents or approvals under or pursuant to any of the Finance Documents; and to collect, receive, release or pay any moneys thereunder; and to execute on its behalf any Finance Document (other than this Agreement) and any variation or amendment of any Finance Document (including this Agreement). The Agent shall have no duties or responsibilities as Agent other than those expressly conferred on it by the Finance Documents and shall not be obliged to act on any instructions if to do so would, in the reasonable opinion of the Agent, be contrary to any provision of the Finance Documents or to any law, or would expose the Agent to any actual or potential liability to any third party.

Except where expressly provided to the contrary, references in this Clause 11 to the “Finance Documents” or to any “Finance Document” shall not include any Master Agreement.

11.2.	Notwithstanding Clause 11.1, and subject to Clause 11.3, except with the prior written consent of all the Banks, the Agent shall not be entitled to:-

11.2.1.	release or vary any security, guarantee or indemnity given for the Borrowers’ obligations under this Agreement, except in accordance with either Clause 5.7, Clause 6, Clause 8 or Clause 13.1 (in conjunction with an exercise of rights, remedies, powers or discretions by the Security Trustee under the Finance Documents as referred to in Clause 13.1); or

11.2.2.	agree to waive the payment by any of the Security Parties of any sum of money payable by any of the Security Parties under the Finance Documents or waive, modify, vary or otherwise amend or excuse performance by any of the Security Parties of any material provision of the Finance Documents; or

11.2.3.	extend the due date for the payment of any sum of money payable by any of the Security Parties under the Finance Documents; or

11.2.4.	take or refrain from taking any steps if the effect of such action or inaction may lead to the increase of the obligations of any Bank under any of the Finance Documents (including, without limitation, increasing any Commitment); or

11.2.5.	agree to change the currency in which any sum is payable under the Finance Documents; or

11.2.6.	agree to change this Clause 11.2; or

11.2.7.	agree to change the definition of “Majority Banks” in Clause 1.65; or

11.2.8.	agree a reduction in the Margin or a reduction in the amount of any payment of principal, interest or fees payable; or

11.2.9.	amend, waive or provide a consent in relation to any provision which expressly requires the consent of all the Banks; or

11.2.10.	agree to change Clause 19; or

11.2.11.	agree to change the manner in which proceeds of enforcement of the Security Documents are distributed; or

11.2.12.	agree to change Clause 5.7, Clause 6.8 or Clause 11.14; or

11.2.13.	agree to change the proviso wording included as part of Clause 4.16 and 12.13.2 in relation to excluding the Banks that can rely on the substantive terms of those Clauses.

11.3.	If a Published Rate Replacement Event has occurred in relation to any Published Rate, any amendment or waiver which relates to:

(a)	providing for the use of a Replacement Reference Rate in place of that Published Rate; and

(b)	any or all of the following:

(i)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(ii)	enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(iii)	implementing market conventions applicable to that Replacement Reference Rate;

(iv)	providing for appropriate fallback (and, if applicable, market disruption) provisions for that Replacement Reference Rate; or

(v)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one party to this Agreement to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Banks) and the Borrowers.

11.4.	If any Bank fails to respond to a request for an amendment or waiver described in Clause 11.3 within fifteen (15) Business Days (or such longer time period in relation to any request which the Borrowers and the Agent may agree) of that request being made:

(a)	its Commitment(s) or participation(s) shall not be included for the purpose of calculating all of the Commitments or participations under the Loan when ascertaining whether any relevant percentage of total Commitments or participations has been obtained to approve that request; and

(b)	its status as a Bank shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Banks has been obtained to approve that request.

11.5.	Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Bank or any Swap Provider for anything done or omitted to be done by the Agent under or in connection with the Finance Documents unless as a result of the Agent’s gross negligence or wilful misconduct.

11.6.	Each of the Banks and the Swap Providers acknowledges that (i) it has not relied on any representation made by the Agent or any of the Agent’s directors, officers, employees or agents or by any other person acting or purporting to act on behalf of the Agent to induce it to enter into any of the Finance Documents, and that (ii) it has made and will continue to make without reliance on the Agent, and based on such documents and other evidence as it considers appropriate, its own independent investigation of the financial condition and affairs of each of the Security Parties in connection with the making and continuation of the Loan, and that (iii) it has made its own appraisal of the creditworthiness of each of the Security Parties. The Agent shall not have any duty or responsibility at any time to provide any of the Banks or any other Finance Party with any credit or other information relating to any of the Security Parties unless that information is received by the Agent pursuant to the terms of the Finance Documents. Each of the Banks and each other Finance Party agrees that it will not assert nor seek to assert against any director, officer, employee or agent of the Agent or against any other person acting or purporting to act on behalf of the Agent any claim which it might have against them in respect of any of the matters referred to in this Clause.

11.7.	The Agent shall have no responsibility or liability to any of the Security Parties or to the Banks or the Swap Providers on account of (i) the failure of any Bank or any Swap Provider or any of the Security Parties to perform any of their respective obligations under the Finance Documents, or (ii) for the financial condition of any of the Security Parties, the Banks, or the Swap Providers, or (iii) for the completeness or accuracy of any statements, representations or warranties made in or pursuant to any of the Finance Documents, or in or pursuant to any document delivered pursuant to or in connection with any of the Finance Documents, or (iv) for the negotiation, execution, effectiveness, legality, genuineness, validity, enforceability, admissibility in evidence or sufficiency of any of the Finance Documents or of any document executed or delivered pursuant to or in connection with any of the Finance Documents.

11.8.	The Agent may:-

11.8.1.	assume that all representations or warranties made by any of the Security Parties in or pursuant to any of the Finance Documents are true and complete unless it has actual knowledge to the contrary; and

11.8.2.	assume that no Event of Default has occurred unless it has actual knowledge to the contrary; and

11.8.3.	rely on any document or communication reasonably believed by the Agent to be genuine; and

11.8.4.	rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it; and

11.8.5.	rely as to any factual matters which might reasonably be expected to be within the knowledge of any of the Security Parties on a certificate signed by or on behalf of that Security Party; and

11.8.6.	refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Majority Banks or (as applicable) all of the Banks and unless and until the Agent has received from the Banks any payment which the Agent may require on account of, or any security which the Agent may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with such instructions.

11.9.	The Agent shall:-

11.9.1.	if requested in writing by any Bank to do so, make enquiry and advise the Banks as to the performance or observance of any of the provisions of the Finance Documents by the Security Parties or as to the existence of an Event of Default;

11.9.2.	provide to each of the Banks as soon as reasonably practicable copies of all financial and other information received by the Agent from any of the Security Parties pursuant to Clause 12.6 of this Agreement or clause 9 of the Guarantee; and

11.9.3.	inform the Banks as soon as reasonably practicable of any Event of Default of which the Agent has actual knowledge.

11.10.	The Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by any of the Security Parties or actual knowledge of the occurrence of any Event of Default or Potential Event of Default unless any of the Banks or any of the Security Parties shall have given written notice thereof to the Agent or the Agent has gained actual knowledge thereof.

11.11.	The Agent may, without any liability to account to any of the Banks or the Swap Providers, generally engage in any kind of banking or trust business with any of the Security Parties or any of their respective subsidiaries or associated companies or any Bank or the Swap Providers as if it were not the Agent.

11.12.	The Banks shall promptly on the Agent’s request reimburse the Agent rateably in accordance with their respective Proportionate Shares for all amounts payable by the Borrowers to the Agent pursuant to Clauses 12.5, 18.6, 18.7, 18.8 or 18.11 to the extent that those amounts are not paid by the Borrowers. The Banks, to the extent the Agent is not indemnified by, and able to recover from, the Borrowers, agree to indemnify the Agent rateably in accordance with their respective Proportionate Shares on demand against all liabilities, damages, costs and claims incurred by the Agent in connection with the Finance Documents or the performance of its duties and obligations or exercise of its rights, powers, discretions or remedies under or pursuant to any of the Finance Documents, or any action taken or omitted by the Agent under or pursuant to any of the Finance Documents, unless those liabilities, damages, costs or claims arise solely from the Agent’s own gross negligence or wilful misconduct.

11.13.	In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to the Finance Documents, the Agent shall be entitled:

(a)	(at its own expense, unless an Event of Default shall have occurred and be continuing, in which case, at the expense of the Borrowers subject to the provisions of this Clause) to employ and pay agents to do anything which the Agent is empowered to do under or pursuant to the Finance Documents (but which it cannot reasonably perform itself without employing or paying such agents) (including the receipt of money and documents and the payment of money); and

(b)	to instruct (at the expense of the Borrowers) any lawyer, banker, broker, accountant, valuer or any other person believed by the Agent in good faith to be competent to give any required opinion, advice or information (and to act or refrain from taking action in reliance of any such opinion, advice or information).

Notwithstanding the preceding provisions of this Clause, the Borrowers will not at any time have any liability for expenses incurred by the Agent of the nature described in this Clause if they relate to general agency functions typically performed by an agent bank in respect to a syndicated loan transaction in return for an agency fee.

11.14.	The Agent shall pay promptly to the order of each Finance Party every sum of money received by the Agent pursuant to the Finance Documents for that Finance Party (including, without limitation, any sum of money received by the Agent for the Swap Providers pursuant to Clause 6.1) and until so paid such amount (together with all interest accrued thereon) shall be held by the Agent on trust absolutely for that Finance Party. If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Security Party under the Finance Documents, the Agent shall apply that payment towards the obligations of that Security Party under the Finance Documents in the following order:

(a)	firstly, in or towards payment pro rata of any unpaid fees, costs, expenses and default interest of the Agent under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued fees, commissions, costs, expenses (including any sums paid by the Banks under Clause 11.12) due but unpaid under this Agreement;

(c)	thirdly, in or towards payment pro rata of (i) any accrued interest (including default interest) due to the Banks but unpaid under this Agreement, and (ii) any amounts due and unpaid to a Swap Provider under any Master Agreement (other than swap termination sums/close-out payments);

(d)	fourthly, in or towards payment pro rata of (i) any part of the Loan due but unpaid under this Agreement, and (ii) any swap termination sums/close-out payments due and unpaid to a Swap Provider under any Master Agreement; and

(e)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents (including any Master Agreement).

This Clause will override any appropriation made by a Security Party or otherwise set out in this Agreement.

The Banks and the Swap Providers acting unanimously may, in their discretion, change the order of application set out in this Clause 11.14.

11.15.	The Agent shall have no liability to pay any sum to any Bank or any Swap Provider until it has itself received payment of that sum. If, however, the Agent does pay any sum to a Bank or a Swap Provider on account of any amount prospectively due to that Bank pursuant to Clause 11.14 before it has itself received payment of that amount, and the Agent does not in fact receive payment within three (3) Business Days after the date on which that payment was required to be made by the terms of the Finance Documents, each Bank or each Swap Provider receiving any such payment shall, on demand by the Agent, refund to the Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Agent for any amount which the Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of the Finance Documents and ending on the date on which the Agent receives reimbursement.

11.16.	If at any time any Bank receives or recovers by way of set-off, the exercise of any lien or otherwise (other than in accordance with Clause 11.14, Clause 14.3 or from any assignee or transferee of or sub-participant in that Bank’s Commitment), an amount from any Security Party in respect of any sum due from any of the Security Parties under the Finance Documents which is greater than that which it would have received if the amount had been recovered by the Agent and applied in the manner applicable at the time of recovery by the relevant Bank under the terms of Clause 11.14 or Clause 14.3 (the amount of the excess being referred to in this Clause 11.16 as the “Excess Amount”) then:-

11.16.1.	that Bank shall promptly notify the Agent which shall notify the other Banks;

11.16.2.	that Bank shall pay to the Agent an amount equal to the Excess Amount within ten (10) days of its receipt or recovery of the Excess Amount; and

11.16.3.	the Agent shall treat that payment as if it were a payment by the Borrowers on account of the sum owed to the Banks as aforesaid and shall account to the Banks in respect of the Excess Amount in accordance with the provisions of Clause 11.14 or Clause 14.3 (as the case may be).

11.17.	Notwithstanding anything contained in this Clause, if a Bank has commenced an action or proceeding in any court to recover sums owing to it under the Finance Documents and, as a result thereof, or in connection therewith, has received an Excess Amount, the Agent shall not distribute any of that Excess Amount to any other Bank which had been notified of such action or proceeding and had the legal right to, but did not, join such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in the same or another court.

Further, this Clause 11.16 shall not apply to a Bank that received an Excess Amount to the extent that that Bank would not, after making any payment pursuant to Clause 11.16, have a valid and enforceable claim against the relevant Security Party.

11.18.	If all or any part of any Excess Amount is rescinded or must otherwise be restored to any of the Security Parties or to any other third party, any Bank which has received any part of that Excess Amount by way of distribution from the Agent pursuant to this Clause shall repay to the Agent for the account of the Bank which originally received or recovered the Excess Amount, their respective share of the Excess Amount (or the relevant part thereof) (as determined by the Agent) and in a manner that results in the Banks sharing rateably in the amount of the receipt or payment retained in a manner consistent with Clause 11.14 or Clause 14.3 (as the case may be), together with interest thereon at a rate equivalent to that (if any) paid by the Bank receiving or recovering the Excess Amount to the person to whom that Bank is liable to make payment in respect of such amount and the provisions of Clause 11.16.3 shall apply only to the retained amount.

11.19.	Each of the Banks and the Agent shall notify one another of the proposed institution of any legal proceedings under any of the Finance Documents prior to their commencement. No Swap Provider may without the prior written consent of the Agent (acting on the instructions of the Majority Banks) or as part of a general enforcement by the Finance Parties of their rights following an Event of Default institute any legal proceedings under any of the Finance Documents.

11.20.	If an Event of Default shall occur entitling the Banks and/or the Swap Providers (or the Agent on their behalf) to exercise any of their rights, powers, discretions and/or remedies under or pursuant to the Finance Documents, the Agent shall, subject to Clause 11.2, act, or refrain from acting, in accordance with the instructions of the Majority Banks.

11.21.	Where the Agent is authorised or directed to act or refrain from acting in accordance with the instructions of the Banks or the Majority Banks each of the Banks shall provide the Agent with instructions within three (3) Business Days of the Agent’s request (which request may be made orally or in writing and which will set out the action the Agent intends to take if the Agent does not receive instructions from the Banks). If any Bank does not provide the Agent with instructions within that period, that Bank shall be bound by the decision of the Agent. If no Bank gives instructions to the Agent, the Agent may take such action as it considers appropriate, and shall notify each Bank of the action it has taken and the Banks shall be bound by the decision of the Agent.

11.22.	Any notice, approval, demand, request, document or communication under this Clause may be given, delivered, made or served, in the case of the Agent (in its capacity as Agent or one of the Banks or the Swap Providers), and in the case of the other Banks or the Swap Providers, by letter, email, secure website administered by the Agent or fax at the address, email address or fax number indicated in Schedule 2.

11.23.	All moneys payable to any Bank or the Swap Providers under this Clause 11 shall be paid to such account at such bank as that Bank or the Swap Providers may from time to time in writing direct to the Agent.

11.24.	Subject to a successor being appointed in accordance with this Clause 11, the Agent may resign as agent and/or security trustee at any time without assigning any reason by giving to the Borrowers and the other Finance Parties notice of its intention to do so. In that event, the Majority Banks may within thirty (30) days after the date of such notice appoint a successor acceptable to the Borrowers to act as agent and/or security trustee or, if they fail to do so, the Agent may appoint any other bank or financial institution which is established for the purpose of or regularly engaged in, this type of business acceptable to the Borrowers as its successor. Notwithstanding the foregoing, at any time during which an Event of Default is continuing, any appointment of a successor agent and/or security trustee by the Majority Banks or the Agent shall not be required to be acceptable to the Borrowers.

Alternatively, the Agent may resign and appoint one of its Bank Affiliates or one of the Banks (as at the date of this Agreement) as successor agent and/or security trustee by giving to the Borrowers and the other Finance Parties notice. In such circumstances, such Bank Affiliate or Bank shall be deemed to be acceptable to the Borrowers.

The Borrowers shall not be liable for any costs and expenses incurred by any of the Finance Parties in connection with any resignation and appointment contemplated by this Clause.

11.25.	The resignation of the Agent as agent and/or security trustee pursuant to Clause 11.24 shall take effect simultaneously with the appointment of its successor on written notice of that appointment being given to the Borrowers and the Finance Parties. The Agent shall thereupon be discharged from all further obligations as agent and/or security trustee but shall remain entitled to the benefit of the provisions of this Clause, and its successor and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original party to this Agreement. Subject to any proposed successor (that is not a Finance Party or a Bank Affiliate) first entering into a Confidentiality Agreement, the Borrowers irrevocably authorise the Agent to disclose to any proposed successor as agent and/or security trustee (whether before or after the Agent’s resignation and whether or not such successor is actually appointed) all Confidential Information which the Agent in its discretion considers necessary or desirable.

11.26.	Except as provided in Clauses 11.14, 11.28 and 11.29 the Agent shall not have any fiduciary relationship with or be deemed to be a trustee of or for any of the Banks or any of the Swap Providers or the other Finance Parties and nothing contained in any of the Finance Documents shall constitute a partnership between all or any of the Banks and any of the Swap Providers or between the Agent and any of the Banks or any of the Swap Providers.

11.27.	The expression “the Banks” when used in the Finance Documents shall include the Agent in its capacity as one of the Banks. The Agent shall be entitled to exercise its rights, powers, discretions and remedies under or pursuant to the Finance Documents in its capacity as one of the Banks in the same manner as the other Banks and as if it were not also the Agent.

11.28.	Unless the context otherwise requires, the expression “the Agent” when used in the Finance Documents means the Agent and the Security Trustee collectively. Each of the other Finance Parties hereby appoints the Security Trustee as its security trustee to act in such capacity on its behalf under the Finance Documents.

11.29.	The Security Trustee agrees and declares, and each of the other Finance Parties acknowledges, that, subject to the terms and conditions of this Clause, the Security Trustee holds the Trust Property on trust for the Finance Parties absolutely. Each of the other Finance Parties agrees that the obligations, rights and benefits vested in the Security Trustee in its capacity as security trustee shall be performed and exercised in accordance with this Clause. The Security Trustee in its capacity as security trustee shall have the benefit of all the provisions of this Agreement benefiting the Agent as agent for the Banks and the Swap Providers, and all the powers and discretions conferred on trustees by the Trustee Act 1925, the Trustee Delegation Act 1999, the Trustee Act 2000 or by general law or otherwise (to the extent not inconsistent with this Agreement) provided that Part I of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by the Finance Documents. In addition:-

11.29.1.	the Security Trustee (and any attorney, agent or delegate of the Security Trustee) may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Security Trustee or any other such person by or pursuant to the Finance Documents or in respect of anything else done or omitted to be done in any way relating to the Finance Documents; and

11.29.2.	each of the other Finance Parties acknowledge that the Security Trustee shall be under no obligation to insure any property nor to require any other person to insure any property and shall not be responsible for any loss which may be suffered by any person as a result of the lack or insufficiency of any insurance; and

11.29.3.	the Security Trustee and the other Finance Parties agree that the perpetuity period applicable to the trusts declared by this Agreement shall be the period of one hundred and twenty five (125) years from the date of this Agreement.

11.30.	The Agent shall resign in accordance with Clause 11.24 above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to Clause 11.24 above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

11.30.1.	the Agent fails to respond to a request under Clause 12.17 and the Borrowers or a Bank reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

11.30.2.	the information supplied by the Agent pursuant to Clause 12.17 indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

11.30.3.	the Agent notifies the Borrowers and the Banks that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrowers or a Bank reasonably believes that a party to any Finance Document will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrowers or that Bank, by notice to the Agent, requires it to resign.

11.31.	Except as specifically provided in the Finance Documents, each of the Coordinator, the Sustainability Coordinator, each Mandated Lead Arranger and the Bookrunner has no obligations of any kind to any other party to this Agreement under or in connection with any Finance Document or the transactions contemplated by the Finance Documents.

11.32.	In no circumstances shall the Agent be liable to pay interest on any sums it receives under or in connection with the Finance Documents or any of the property, rights and assets subject to the Security Documents.

11.33.	Nothing in this Agreement constitutes the Coordinator, the Sustainability Coordinator, any Mandated Lead Arranger or the Bookrunner as a trustee or fiduciary of any other person.

12.	COVENANTS

Each Borrower covenants with the Banks and with the Agent as follows:-

12.1.	None of the Borrowers will without the Agent’s (acting on the instructions of the Majority Banks (save for Clauses 12.1.1, 12.1.3, 12.1.8, 12.1.9 and 12.1.11 in which case acting on the instructions of all the Banks)) prior written consent:-

12.1.1.	create or permit to arise or continue any Encumbrance (including, without limitation, if the Borrowers contemplate in the future to create second priority security over the Vessels any such second priority security over the Vessels) or other third party right on or over all or any part of its present or future assets or undertaking, other than any Permitted Encumbrances existing from time to time; nor

12.1.2.	subject to any existing indebtedness that is to be refinanced by the Loan in accordance with the terms of this Agreement and to which that Borrower is to be fully released from (including, without limitation any joint and several liability in respect to loans related to other vessels), incur any other debt for borrowed money, give guarantees or assume lease obligations (including off balance sheet lease obligations) except as contemplated by this Agreement, trade debt to be incurred in the ordinary course of business and unsecured loans from other members of the Group which are subordinated in a manner consistent to that set out in clause 10 of the Guarantee (provided that no Borrower will be in breach of this Clause in the event that it enters into a new facility agreement for the purpose of refinancing the Loan (or its Vessel Loan) provided that on or before any drawdown thereunder the Loan (or its Vessel Loan) has been or will be fully prepaid in accordance with the prepayment provisions in this Agreement); nor

12.1.3.	at any time following the occurrence and during the continuation of any Event of Default repay any loans which have been or shall be made to any of the Borrowers by any other member of the Group nor, at any time, grant any security in respect of any such loans; nor

12.1.4.	except in the ordinary course of trading of the Vessels and as contemplated by this Agreement, incur any liability to any third party which is in the reasonable opinion of the Agent of a substantial nature; nor

12.1.5.	engage in any business other than the ownership, operation, chartering and management of the Vessels; nor

12.1.6.	except in the ordinary course of trading of the Vessels and as expressly provided for in the Finance Documents, make any loan nor enter into any guarantee or indemnity or otherwise voluntarily assume any actual or contingent liability in respect of any obligation of any other person (except that the Borrowers may, unless an Event of Default shall have occurred and be continuing, make loans to the Guarantor and other members of the Group); nor

12.1.7.	purchase or lease any capital assets or financial assets or make any capital expenditure other than in relation to the Vessels; nor

12.1.8.	at any time after the occurrence and during the continuation of an Event of Default or at any time when the Guarantor is not in compliance with the financial covenants set out at clause 8.2 of the Guarantee, pay any dividends or make any other distributions to shareholders; nor

12.1.9.	except in accordance with Clause 6 or Clause 8, sell or otherwise dispose of any Vessel or any shares in any Vessel; nor

12.1.10.	except in respect to a change to a member of the Group or a change in commercial management pursuant to a pool arrangement, permit any change in the identity of the Managers from that advised to the Agent at the date of this Agreement, such consent not to be unreasonably withheld; nor

12.1.11.	permit any mergers or consolidations of the Security Parties which might reasonably be expected to have a material adverse effect on the ability of the Banks or the Security Trustee on their behalf to enforce their rights under the Finance Documents; nor

12.1.12.	save for as contemplated by this Agreement, assign, novate or encumber or in any other way transfer any of its rights or obligations under any Master Agreement.

For the avoidance of doubt, Clauses 12.1.2 and 12.1.4 shall not prohibit the Borrowers from entering into any Transaction or other interest rate hedging transactions permitted by Clause 7.16.

12.2.	Each Borrower undertakes to inform the Agent as soon as reasonably practicable of the occurrence of any Ownership Mandatory Prepayment Event.

12.3.	For the purpose of the Finance Documents, the market value of the Vessels shall be mutually agreed between the Borrowers and the Agent (acting on the instructions of the Majority Banks) from time to time during the Facility Period. If at any time during the Facility Period the Borrowers and the Agent (acting on the instructions of the Majority Banks) fail to agree on the market value of any Vessel, the market value of that Vessel shall for the purpose of the Finance Documents be the value certified by an independent and reputable sale and purchase broker nominated by the Borrowers from the list set out in Schedule 3 or as otherwise approved by the Agent (acting on the instructions of the Majority Banks). Any such valuation shall be addressed to the Agent and may be made without physical inspection on the basis of a sale of that Vessel for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer and free of any existing charter or other contract of employment. Notwithstanding the above, the aforesaid valuations shall take into account the charter or other contract of employment if such Vessel is (i) a Very Large Ore Carrier; (ii) a containership of 10,000 or more TEU; or (iii) is of a type for which there is no active sale and purchase market.

12.4.	If the Borrowers (a) fail to nominate any sale and purchase broker acceptable to the Agent pursuant to Clause 12.3 within seven (7) days of being required to do so by the Agent by notice in accordance with Clause 17, or (b) if the Agent (acting on the instructions of the Majority Banks) does not accept the valuation of a Vessel determined pursuant to Clause 12.3, the Borrowers irrevocably authorise the Agent to appoint such sale and purchase broker as the Banks may in their discretion consider appropriate from the list set out in Schedule 3 and undertake promptly on request to supply to the Agent and to any such broker such information concerning that Vessel, its condition and its employment as the Agent and the broker may reasonably require. The market value in the case of (ii) above shall be the average of the two (2) valuations of that Vessel.

12.5.	The Borrowers shall be liable for all reasonable costs and expenses incurred by the Agent in obtaining any valuations from time to time required pursuant to Clauses 12.3 and 12.4, and shall reimburse the Agent in respect of all such costs and expenses from time to time on demand, provided only that the Borrowers shall not be liable for the costs and expenses incurred in determining the market value of each Vessel pursuant to Clause 12.3 and 12.4 more than one (1) time in any consecutive period of twelve (12) months following the date of this Agreement unless an Event of Default shall have occurred and be continuing, in which event the Borrowers shall be liable for the costs of obtaining all valuations from time to time as reasonably required by the Agent.

12.6.	The Borrowers will supply or procure that the Guarantor supplies to the Agent from time to time during the Facility Period (i) the Group’s unaudited quarterly consolidated financial statements, in each case no later than ninety (90) days from the end of the quarter to which they relate (other than any quarter ending on 31 December of each fiscal year during the Facility Period, which do not need to be provided) and (ii) the Group’s audited annual consolidated financial statements for each of the Group’s financial years, in each case no later than one hundred twenty (120) days from the end of the financial year to which they relate. The Borrowers will in addition provide on the request of the Agent from time to time such information and explanations as may from time to time be reasonably requested by the Agent as to the operation of the Vessels, and will procure that the Agent be given general information and explanations relating to the Guarantor and to all other companies and vessels in the Group. For the avoidance of doubt, the Borrowers are single purpose entities and will not provide audited annual reports and accounts or individual quarterly financial statements.

12.7.	The Borrowers will permit the Agent and its agents to review the Borrowers’ operating and insurance records from time to time during the Facility Period on reasonable notice and during normal business hours in the place in which the records are to be reviewed, and shall reimburse the Agent from time to time on demand in respect of all costs and expenses incurred by the Agent in doing so, provided only that the Borrowers shall not be liable for the costs and expenses incurred in relation to more than one (1) such review in each consecutive period of twelve (12) months following the date of this Agreement unless an Event of Default shall have occurred and be continuing, in which event the Borrowers shall be liable for all such costs and expenses from time to time incurred by the Agent.

12.8.	The Borrowers shall have complete discretion to enter into charterparties covering the Vessels for periods that they may select. If requested to do so by the Agent (acting on the instructions of the Majority Banks) at any time following the occurrence and during the continuation of an Event of Default, each relevant Borrower will promptly execute and deliver in favour of the Banks (or the Security Trustee on their behalf) a specific assignment of the benefit of any such charterparty in respect of its Vessel in such form as the Agent (acting on the instructions of the Majority Banks) may reasonably require, and will give notice of each such assignment to, and procure the acknowledgement of each such notice by, the charterer.

12.9.	The Borrowers will immediately notify the Agent in writing of:-

12.9.1.	the occurrence of any Event of Default, any action, suit, arbitration or administrative proceeding against any of the Borrowers which would, or would be likely to have a materially adverse effect on the business, assets, or financial condition of that Borrower; and

12.9.2.	any incident relating to any Vessel which results or is anticipated to result in damage to that Vessel in excess of two million Dollars ($2,000,000),

and will, in each case, provide the Agent with all relevant details in connection with the same.

12.10.	The Borrowers will procure that, following the occurrence and during the continuation of any Event of Default, all Earnings are paid to such accounts at such bank as the Agent may from time to time direct to the Borrowers.

12.11.	The Borrowers will as and from the delivery of a Vessel:-

12.11.1.	procure that each Vessel remains for the remaining duration of the Facility Period subject to a SMS;

12.11.2.	maintain a valid and current SMC for that Vessel throughout the remaining Facility Period;

12.11.3.	procure that each Company for that Vessel maintains a valid and current DOC throughout the remaining Facility Period; and

12.11.4.	immediately notify the Agent in writing of any withdrawal, suspension or cancellation of the SMC of that Vessel or the DOC of any Company of that Vessel or the change of identity of any Company of that Vessel.

12.12.	The Borrowers will as and from the delivery of a Vessel:-

12.12.1.	procure that that Vessel maintains for the remaining duration of the Facility Period a valid ISSC; and

12.12.2.	procure that that Vessel’s security system and associated security equipment complies with the applicable requirements of Chapter XI-2 of SOLAS and Part A of the ISPS Code.

12.13.	The Borrowers shall:

12.13.1.	comply in all respects with all laws to which they may be subject (including all applicable environmental laws relating to the Vessels and their operation), if (except as regards Sanctions, to which Clause 12.13.2 applies, and anti-corruption and anti-bribery laws to which Clause 12.13.3 applies) failure so to comply would materially impair their ability to perform their respective obligations under the Finance Documents;

12.13.2.	comply and shall procure that each other Security Party shall comply in all respects with all Sanctions provided that the undertakings given herein shall apply to the benefit of any Finance Party only to the extent that the receipt and acceptance by that Finance Party of the undertakings in this Clause does not result in any violation of, conflict with or liability under (i) Council Regulation (EC) 2271/1996; (ii) if applicable, Council Regulation (EC) 2271/1996 of 22 November 1996 (as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018) and any provisions of the Sanctions and Anti-Money Laundering Act 2018; or (iii) section 7 foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 foreign trade law (AWG) (Außenwirtschaftsgesetz)) or a similar anti-boycott statute; and

12.13.3.	conduct and shall procure that each other Security Party conducts its businesses in compliance with applicable anti-corruption and anti-bribery laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

12.14.	The Borrowers shall file all requisite tax returns and pay all tax which becomes due and payable (except where contested in good faith).

12.15.	The Borrowers shall comply with the Convention for the duration of the Facility Period.

12.16.	If:

12.16.1.	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

12.16.2.	any change in the status of, or the composition of the shareholding in, a Security Party after the date of this Agreement; or

12.16.3.	a proposed assignment or transfer by a Bank of any of its rights and obligations under this Agreement to a party that is not a Bank prior to such assignment or transfer,

obliges the Agent or any Bank or any Swap Provider (or, in the case of Clause 12.16.3, any prospective new Bank) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrowers shall promptly upon the request of the Agent or any Bank or any Swap Provider supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Bank or any Swap Provider) or any Bank (for itself or, in the case of the event described in Clause 12.16.3, on behalf of any prospective new Bank) or any Swap Provider in order for the Agent, such Bank, such Swap Provider or, in the case of the event described in Clause 12.16.3, any prospective new Bank to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

Each Bank and Swap Provider shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

The Borrowers shall also promptly upon request of the Agent or any Bank supply, or procure the supply of such documentation and other evidence as is reasonably requested by the Agent or any Bank in or order for the Agent or such Bank to carry out all ongoing and necessary “know your customer” or similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

12.17.	FATCA Information

12.17.1.	Subject to Clause 12.17.3 below, each party to a Finance Document shall, within ten (10) Business Days of a reasonable request by another party to the Finance Documents:

(a)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party;

(b)	supply to the requesting party such forms, documentation and other information relating to its status under FATCA as the requesting party reasonably requests for the purposes of such requesting party’s compliance with FATCA; and

(c)	supply to the requesting party such forms, documentation and other information relating to its status as the requesting party reasonably requests for the purposes of such requesting party’s compliance with any other law, regulation, or exchange of information regime.

12.17.2.	If a party to any Finance Document confirms to another party to any Finance Document pursuant to Clause 12.17.1(a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

12.17.3.	Clause 12.17.1 above shall not oblige any Finance Party to do anything, and Clause 12.17.1(c) above shall not oblige any other party to any Finance Document to do anything, which would or might in its reasonable opinion constitute a breach of any law or regulation, any fiduciary duty or any duty of confidentiality.

12.17.4.	If a party to any Finance Document fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.17.1(a) or Clause 12.17.1(b) above (including, for the avoidance of doubt, where Clause 12.17.3 above applies), then such party shall be treated for the purposes of the Finance Documents (and payments made under them) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.

12.17.5.	If a Bank fails to supply any withholding certificate, withholding statement, document, authorisation, waiver or information as the Agent may require to certify or establish the status of a Bank under FATCA or any other law or regulation, or any withholding certificate, withholding statement, document, authorisation, waiver or information provided by a Bank to the Agent is or becomes materially inaccurate or incomplete, then such Bank shall indemnify the Agent, within three (3) Business Days of demand, against any cost, loss, Tax or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (including any related interest and penalties) in acting as Agent under the Finance Documents as a result of such failure.

12.18.	DAC6

12.18.1.	In the Clause 12.18, “DAC6” means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.

12.18.2.	The Borrowers shall supply to the Agent (in sufficient copies for all the Banks, if the Agent so requests):

(a)	promptly following the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Finance Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Finance Documents contains a hallmark as set out in Annex IV of DAC6; and

(b)	promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).

12.19.	Each Borrower shall not knowingly sell the Vessel owned by it for recycling purposes without having ascertained that such Vessel will:

12.19.1.	if the Vessel is flagged in an EU member state, be recycled at an approved yard under the EU Shipping Recycling Regulation; or

12.19.2.	if the Vessel is not flagged in an EU member state, be recycled at a yard certified to operate under The Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 and/or EU Ship Recycling Regulation by a classification society acceptable to the Agent and who is a member of the IACS (International Association of Classification Societies).

12.20.	The Borrowers shall upon the request of any Bank and at the cost of the Borrowers, on or before 31st July in each calendar year, supply or procure the supply to the Agent of all information necessary in order for any Bank to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to each Vessel for the preceding calendar year provided always that no Bank shall publicly disclose such information with the identity of the Vessels without the prior written consent of the Borrowers. For the avoidance of doubt, such information shall be Confidential Information for the purposes of Clause 20, but the Borrowers acknowledge that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Bank’s portfolio climate alignment.

13.	EVENTS OF DEFAULT

13.1.	Should any of the events listed in Clause 13.2 occur and be continuing the Agent may at its discretion and shall if so instructed by the Majority Banks by notice to the Borrowers:

(a)	cancel the unadvanced Commitments, whereupon they shall immediately be cancelled;

(b)	declare all or any part of the Indebtedness (including such unpaid interest as shall have accrued and all other amounts accrued or outstanding under the Finance Documents (but excluding any such amount arising under or in connection with any Master Agreement)) to be immediately payable, whereupon they shall become immediately due and payable (for the avoidance of doubt, each Swap Provider shall maintain the exclusive right of declaring that any amount due under any Master Agreement to which it is a party, is immediately due and payable);

(c)	declare that the Indebtedness is payable on demand, whereupon it shall immediately become payable on demand by the Agent on the instructions of the Majority Banks; and/or

(d)	exercise or direct the Security Trustee to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

13.2.	The events referred to in Clause 13.1 are:-

13.2.1.	if the Borrowers default in the payment of any Repayment Instalment, (in each case, where applicable) any balloon payment or any interest on the Loan (or any part thereof) when due and that default is not remedied within three (3) Business Days of the due date or if the Borrowers default in the payment of any other part of the Indebtedness when due and that default is not remedied within ten (10) Business Days, provided that it shall not be an Event of Default if the payment is delayed by any bank involved in processing such payment, subject to the Borrowers using all reasonable efforts to secure the release of the payment and such payment is released no later than ten (10) Business Days after the due date of such payment provided that if the Agent (acting on the instructions of all the Banks, acting in their discretion) is satisfied that the Borrowers are using all reasonable efforts to secure the release of the payment and that the delay is temporary, then the Agent (acting on the instructions of all the Banks, acting in their discretion) may (but is not obliged to) extend the ten (10) Business Day period for that payment by such number of days as the Agent may (acting on the instructions of all the Banks, acting in their discretion) determine; or

13.2.2.	if any representation or warranty or any other information made or given by any of the Security Parties to the Finance Parties in or leading up to or during the currency of any of the Finance Documents shall be false or incorrect or misleading in any material respect; or

13.2.3.	if a distress or execution or other process of a court or authority is levied on any of the property of any of the Security Parties before or after final judgment or by order of any competent court or authority and is not satisfied within fourteen (14) days of levy (and which, in the case of the Guarantor, would be likely to prevent the Guarantor from performing its obligations under the Finance Documents) unless a valid appeal is lodged and the Agent is reasonably satisfied that the rights of the Finance Parties pursuant to the Finance Documents will not be affected; or

13.2.4.	if any Security Party shall:-

(a)	resolve to appoint or apply for or consent to the appointment of a receiver, trustee, administrator, administrative receiver, compulsory manager, liquidator or other similar officer of itself or of all or part of its assets; or

(b)	be unable or admit its inability to pay its debts as they fall due; or

(c)	make a general assignment or floating charge for the benefit of creditors; or

(d)	file a petition in bankruptcy or liquidation or a petition or an answer seeking re-organisation or an arrangement with creditors to take advantage of any insolvency law; or

(e)	file any answer admitting the material allegations of or consent to or default in answering a petition filed against it in any bankruptcy, liquidation, re-organisation, administration or insolvency proceedings; or

(f)	suspend or cease trading or threaten to suspend or cease trading by reason of actual or impending insolvency or for any other reason, except, in the case of a Borrower, as a result of a sale of its Vessel permitted by this Agreement or a Total Loss of its Vessel; or

(g)	have appointed to it a liquidator, receiver, administrative receiver, administrator, compulsory manager or trustee or other similar officer under any applicable law; or

13.2.5.	if:

(a)	any of the Security Parties fails to observe or perform any of the covenants, conditions, undertakings, agreements or obligations on its part contained in any of the Finance Documents (other than those of a non-material nature (such materiality being in the opinion of the Agent (acting on the instructions of the Majority Banks)) provided that no such failure to observe or perform shall constitute an Event of Default if it is capable of remedy and is remedied within fourteen (14) days after receipt by that Security Party of written notice from the Agent (acting on the instructions of the Majority Banks) requiring it to do so); or

(b)	any of the Security Parties shall in any other way be in breach of or do or cause to be done any act repudiating or evidencing an intention to repudiate any of the Finance Documents; or

(c)	there shall occur any event which would or would with the passage of time render performance of any of the Finance Documents impossible or unlawful or unenforceable by the Finance Parties (unless it is only in relation to security and provided the Security Party in question is negotiating with the Agent in good faith to provide replacement security materially equivalent to the security prejudiced); or

(d)	a notice is given by any Swap Provider under section 6(a) of any Master Agreement; or

13.2.6.	if any of the conditions set out in Clause 3.3 is not satisfied by the deadlines set out therein or such later dates as the Agent may agree in accordance with the instructions of all the Banks (acting reasonably); or

13.2.7.	if any consent, licence, approval or authorisation which is now or which may at any time during the Facility Period become necessary to enable any of the Security Parties to comply with any of its obligations in or pursuant to any of the Finance Documents shall be revoked, withdrawn or withheld or modified in a manner which the Agent considers is, or may be, prejudicial to the interests of the Finance Parties or shall cease to remain in full force and effect; or

13.2.8.	if any proceedings are commenced or threatened or any order or judgment is given by any court for the bankruptcy, liquidation, winding up, administration or re-organisation of any Security Party or for the appointment of a receiver, administrator, liquidator or trustee of any Security Party or of all or part of the assets of any Security Party or if any person shall appoint or purport to appoint such receiver, administrator, liquidator or trustee and, in the reasonable opinion of the Agent, such event would be likely to have a materially adverse effect on the ability of the Security Parties to perform their obligations under or pursuant to the Finance Documents; or

13.2.9.	if the business of any of the Security Parties is wholly or partially curtailed by any seizure or intervention by or under authority of any government or if all or a substantial part of the undertaking, property or assets of any of the Security Parties is seized, nationalised, expropriated or compulsorily acquired by or under authority of any government (a “Seizure”) PROVIDED ALWAYS THAT a Seizure shall not be an Event of Default if:

(a)	the relevant undertaking, property or asset is insured (to the Agent’s reasonable satisfaction) against the risk of Seizure; and

(b)	no insurer has refused to meet or has disputed (with just cause) the claim for Seizure; and

(c)	payment of all insurance proceeds in respect of the Seizure is made in full and all of the outstanding Indebtedness (as notified by the Agent to the Borrowers) in respect of the Seizure is repaid in full to the Agent within one hundred and twenty (120) days of the date of Seizure or such longer period as the Agent may agree (acting on the instructions of all the Banks); or

13.2.10.	if any Vessel or any other vessel which may from time to time be mortgaged to the Banks or to the Security Trustee on their behalf as security for the repayment of the Indebtedness is lost, destroyed or abandoned or is requisitioned for hire by or on behalf of any government or other authority or is confiscated, forfeited or condemned as prize or shall be or become a Total Loss PROVIDED THAT any such event shall not be an Event of Default if:

(a)	that Vessel or other vessel is insured in accordance with the Security Documents and a claim for such event is available under the terms of the relevant insurances; and

(b)	no insurer has refused to meet or has disputed (with just cause) the claim; and

(c)	payment of all insurance proceeds in respect of the claim is made in full and the amount of the outstanding Vessel Loan relevant to the Vessel the subject of the relevant event and all of the outstanding Indebtedness relative thereto (as notified by the Agent to the Borrowers) is repaid in full to the Security Trustee within one hundred and twenty (120) days of the Total Loss Date (or in the case of any other event referred to in this Clause 13.2.10, the actual date on which such event took place) or such longer period as the Agent may agree (acting on the instructions of all the Banks); or

13.2.11.	if any other indebtedness or obligation for borrowed money in an aggregate amount in excess of five million Dollars ($5,000,000) of any of the Security Parties shall by reason of default on the part of that Security Party become due or capable of being declared due prior to its stated maturity or shall not be repaid or satisfied when due; or

13.2.12.	if the Guarantor shall give notice to the Agent to determine its obligations under the Guarantee; or

13.2.13.	if anything is done or permitted or omitted to be done by any of the Security Parties which in the reasonable opinion of the Agent jeopardises or imperils (or may jeopardise or imperil) the rights conferred on any Finance Party by the Finance Documents; or

13.2.14.	if any event which (in the reasonable opinion of the Agent) is of a similar nature or is analogous to any of the events set out above, but which may bear a different name or description, shall occur under the laws of any applicable jurisdiction; or

13.2.15.	if any of the events set out in clauses 8.2 to 8.9 of any Mortgage (or equivalent clauses under any Deed of Covenants) occurs.

14.	SET-OFF AND LIEN

14.1.	Each Borrower irrevocably authorises the Finance Parties at any time following the occurrence and during the continuation of an Event of Default to set off without notice any liability of any of the Borrowers to any of the Finance Parties (whether present or future) against any credit balance from time to time standing on any accounts (whether current or otherwise and whether or not subject to notice) of any of the Borrowers with any branch of any of the Finance Parties in or towards satisfaction of the Indebtedness and, in the name of that Finance Party or that Borrower, to do all such acts and execute all such documents as may be required to effect such application, and in addition each of the Finance Parties shall have a lien on and be entitled to retain and realise as additional security for the repayment of the Indebtedness any cheques, drafts, bills, notes or negotiable or non-negotiable instruments and any stocks, shares or marketable or other securities and property of all kinds of any of the Borrowers (or of that Finance Party as agent or nominee of any of the Borrowers) from time to time held by that Finance Party whether for safe custody or otherwise.

14.2.	Notwithstanding any term to the contrary in relation to any deposit or credit balance on any account of any of the Borrowers with any of the Finance Parties, following the occurrence and during the continuation of an Event of Default no such deposit or credit balance shall be repayable to the Borrowers until all of the Indebtedness shall have been repaid in full. Any Finance Party may nevertheless permit full or partial repayment of any such deposit or credit balance without affecting the application of this Clause to any remaining deposit or credit balance.

14.3.	Subject to Clause 6, each of the Borrowers irrevocably authorises the Agent to apply all sums which the Agent may receive in connection with the exercise or enforcement of any rights of the Security Trustee under the Security Documents) in or towards satisfaction of all or any part of the Indebtedness in the order set out at (a) to (e) of Clause 11.14.

15.	SYNDICATION AND SUB-PARTICIPATION

15.1.	Each of the Banks may transfer all or any of its rights and obligations under or pursuant to the Finance Documents or assign all or any of its rights under or pursuant to the Finance Documents to any of its Bank Affiliates, another Bank or a Bank Affiliate of that Bank without requiring the Borrowers’ consent and, subject to Clause 15.2, may, at any time during the Facility Period, transfer all or any of its rights and obligations under or pursuant to the Finance Documents or grant sub-participations or assign all or any of its rights under or pursuant to the Finance Documents to not more than one (1) additional bank approved by the Borrowers or Guarantor, provided any transfer, assignment or sub-participation to another Bank, a Bank Affiliate or an additional bank as aforesaid (i) does not result in any cost to the Borrowers and (ii) relates to an amount of the Loan not less than fifteen million Dollars ($15,000,000). The Borrowers will co-operate fully with the Banks in connection with any transfer, assignment or sub-participation permitted by this Clause 15; will (at the expense of the Banks) execute and procure the execution of such documents as the Banks may require in connection therewith; and, subject to any proposed transferee, assignee or sub-participant (who is not a Bank Affiliate, another Bank or a Bank Affiliate of that other Bank) first entering into a Confidentiality Agreement, irrevocably authorise the Banks to disclose to any proposed transferee, assignee or sub-participant (whether before or after such transfer, assignment or sub-participation and whether or not such transfer, assignment or sub-participation shall take place) all Confidential Information which the Banks may in their discretion consider necessary or desirable.

15.2.	Subject to Clause 15.7, any transfer, assignment or sub-participation (not to a Bank Affiliate of the relevant Bank, another Bank or a Bank Affiliate of that other Bank) under Clause 15.1 may only be to a bank which has the prior written consent of the Borrowers, which approval will not be unreasonably withheld or delayed.

Further, if the transfer or assignment by a Bank relates to all its rights and obligations or (as the case may be) all its rights under or pursuant to the Finance Documents and at such time that Bank’s related/affiliated Swap Provider has continuing Transactions, as a condition to such Bank making such assignment or transfer it shall procure, at no additional cost to the Borrowers (including, without limitation, documentation costs and Tax and gross up liability) that (i) its related/affiliated Swap Provider novates to the assignee or transferee (or its Affiliate) its position under the Master Agreements to which it is a party and (ii) such transferee swap provider accedes to the terms of this Agreement (by way of executing a Deed of Accession), and the Borrowers and (in the case of an accession to this Agreement only) the Finance Parties agree to cooperate with the transferor Bank in connection with such novation and accession. Subject to the proposed transferee swap provider first entering into a Confidentiality Agreement, the Borrowers irrevocably authorise the relevant Swap Provider to disclose to any proposed transferee swap provider (whether before or after the relevant novation and whether or not such novation shall take place) all Confidential Information which the relevant Swap Provider in its discretion considers necessary or desirable.

15.3.	Any assignee, transferee or sub-participant of any Bank shall (unless limited by the express terms of the assignment, transfer or participation) take the full benefit of every provision of the Finance Documents benefiting that Bank, PROVIDED THAT an assignment or sub-participation will only be effective on performance by the Agent of all necessary “Know your Customer” or other similar checks under all applicable laws, regulations and internal policies in relation to such assignment or sub-participation to the assignee or sub-participant, the completion of which the Agent shall promptly notify to the Banks and the assignee or sub-participant (as the case may be). The Agent accepts no liability to any person for any damages, costs or losses whatsoever for any delay or failure of an assignment or sub-participation becoming effective as a result of such checks.

15.4.	If any Bank wishes to transfer all or any of its Commitment as contemplated in Clause 15.1 or Clause 15.7 then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

15.4.1.	to the extent that in such Transfer Certificate the Bank thereto seeks to transfer its Commitment, each Security Party and such Bank shall be released from further obligations towards one another hereunder in relation to the Commitment actually being transferred by the Transfer Certificate and their respective rights against one another in relation thereto shall be cancelled (such rights, benefits and obligations being referred to in this Clause 15.4 as “discharged rights and obligations”);

15.4.2.	each Security Party and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Security Party and such Transferee have assumed and/or acquired the same in place of the relevant Security Party and such Bank; and

15.4.3.	the Agent, the Security Trustee, the Swap Providers, such Transferee and the other Banks shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

15.5.	In order to give effect to such Transfer Certificate, the Finance Parties and the Security Parties each hereby irrevocably and unconditionally authorise the Agent to execute on their respective behalves each Transfer Certificate delivered to the Agent pursuant to Clause 15.4 without the Agent being under any obligation to take any further instructions from or give any prior notice to them before doing so and the Agent shall execute each such Transfer Certificate on behalf of the Finance Parties and the Security Parties forthwith upon its receipt thereof pursuant to Clause 15.4, PROVIDED THAT the Agent shall only be obliged to execute a Transfer Certificate once it is satisfied it has complied with all necessary “Know your Customer” or other similar checks under all applicable laws, regulations and internal policies in relation to the transfer to the Transferee, the completion of which the Agent shall promptly notify to the Banks and the Transferee. The Agent accepts no liability to any person for any damages, costs or losses whatsoever for any delay or failure to execute a Transfer Certificate resulting from such checks.

15.6.	The Agent shall promptly notify the Finance Parties, the Transferee and the Security Parties upon the execution by it of any Transfer Certificate together with details of the amount transferred, the Transfer Date and the parties to such transfer.

15.7.	Notwithstanding the provisions of this Clause 15, at any time during which an Event of Default is continuing, a Bank shall be entitled to assign any of its rights under the Finance Documents, transfer any of its rights and obligations under the Finance Documents or sub-participate any of its Commitment to any other bank or financial institution without requiring the Borrowers’ prior written consent and without the obligation to arrange a novation of the relevant Master Agreements (if relevant) and the Borrowers irrevocably authorise the Banks to disclose to any proposed transferee, assignee or sub-participant (whether before or after such transfer, assignment or sub-participation and whether or not such transfer, assignment or sub-participation shall take place) all Confidential Information which the Banks in their discretion consider necessary or desirable provided always that the proposed transferee, assignee or sub-participant first enters into a Confidentiality Agreement exactly in the form of Appendix B. Notwithstanding Clause Error! Reference source not found. and the preceding provisions of this Clause 15.7, if at any time when an Event of Default is continuing, a proposed transferee, assignee or sub-participant of a Bank has signed a Confidentiality Agreement substantially in the form of and on terms materially the same as Appendix B and the Borrowers and the Guarantor have not counter-signed that Confidentiality Agreement within five (5) Business Days of receipt by the Borrowers of that Confidentiality Agreement, the Bank in question shall thereafter be authorised to disclose Confidential Information to that proposed transferee, assignee or sub-participant.

15.8.	Unless the Agent otherwise agrees, any assignee of a Bank or any Transferee shall, on the date upon any assignment or any transfer under this Clause 15 takes effect, pay to the Agent (for its own account) a fee of three thousand five hundred Dollars ($3,500).

16.	PAYMENTS, MANDATORY PREPAYMENT, RESERVE REQUIREMENTS AND ILLEGALITY

16.1.	All moneys payable by the Borrowers under or pursuant to any of the Finance Documents (excluding any Master Agreement) shall be paid to such accounts at such banks as the Agent may from time to time direct to the Borrowers and (unless payable in any other Currency of Account) shall be paid in Dollars in same day funds (or such funds as are required by the authorities in the United States of America for settlement of international payments for immediate value). Payments shall be deemed to have been received by the Agent on the date on which the Agent receives authenticated advice of receipt, unless that advice is received by the Agent on a day other than a Business Day or at a time of day (whether on a Business Day or not) when the Agent in its discretion considers that it is impossible or impracticable for the Agent to utilise the moneys received for value that same day, in which event those moneys shall be deemed to have been received by the Agent on the next Business Day following the date of receipt of advice by the Agent.

16.2.	All payments (whether of principal or interest or otherwise) to be made by the Borrowers pursuant to the Finance Documents (excluding any Master Agreement) shall, subject only to Clause 16.3, be made without any Tax Deduction, and payments to be made by a Security Party under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim and the Borrowers will not claim any equity in respect of any payment due from them to the Finance Parties under or in relation to any of the Finance Documents (excluding any Master Agreement). If at any time any law requires (or is interpreted to require) any of the Borrowers to make a Tax Deduction from any payment, that Borrower will simultaneously with making that payment pay to the Agent whatever additional amount (after taking into account any additional Taxes on, or Tax Deduction from, or restrictions or conditions on, that additional amount) is necessary to ensure that, after making the Tax Deduction, the Banks receive a net sum equal to the sum which they would have received had no Tax Deduction been made.

16.3.	If at any time any of the Borrowers is required by law to make a Tax Deduction, that Borrower shall promptly notify the Agent and will pay the full amount required in connection with that Tax Deduction to the relevant authority within the time allowed for such payment under the applicable law and will, no later than the earlier of thirty (30) days after making that payment required in connection with that Tax Deduction and the date of receipt, deliver to the Agent an original receipt issued by the relevant authority evidencing the payment to that authority of all amounts required in connection with that Tax Deduction. If a Borrower pays any additional amount under this Clause and a Finance Party subsequently receives a refund or allowance from any tax authority which that Finance Party identifies as being referable to that increased amount so paid by that Borrower, that Finance Party shall, as soon as reasonably practicable, pay to that Borrower an amount equal to the amount of the refund or allowance received, if and to the extent that it may do so without prejudicing its right to retain that refund or allowance and without putting itself in any worse financial position than that in which it would have been had the relevant Tax Deduction not been required to have been made. Nothing in this Clause shall be interpreted as imposing any obligation on any Finance Party to apply for any refund or allowance nor as restricting in any way the manner in which any Finance Party organises its tax affairs, nor as imposing on any Finance Party any obligation to disclose to a Borrower any information regarding its tax affairs or tax computations.

16.4.	If any payment to be made under any of the Finance Documents (excluding any Master Agreement) shall be due on a day which is not a Business Day that payment shall be made on the next succeeding Business Day (unless the next succeeding Business Day falls in the next calendar month in which event the payment shall be made on the preceding Business Day). Any such variation of time shall be included in computing any interest in respect of that payment.

16.5.	If, by reason of (a) the introduction of any law or regulation, or any change in any law or regulation, or the interpretation, application or administration of any law or regulation, or (b) compliance with any law, regulation, request or requirement from any central bank or any fiscal, monetary or other authority; or (c) the implementation or application of or compliance with Basel III, CRDIV or CRR, or any law, or regulation that implements or applies Basel III, CRDIV or CRR:-

16.5.1.	any Finance Party shall be subject to any Tax with respect to payments of all or any part of the Indebtedness; or

16.5.2.	the basis of Taxation of payments to any Finance Party in respect of all or any part of the Indebtedness shall be changed; or

16.5.3.	any reserve requirements shall be imposed, modified or deemed applicable against assets held by or deposits in or for the account of or loans by any branch of any Bank; or

16.5.4.	the manner in which any Bank allocates capital resources to its obligations under this Agreement or any ratio (whether cash, capital adequacy, liquidity or otherwise) which any Bank is required or requested to maintain shall be affected; or

16.5.5.	there is imposed on any Finance Party with respect to the Indebtedness or the Finance Documents any other condition;

and the result of any of the above shall be to increase the cost to any Bank of making or maintaining its Commitment or to cause any Bank to suffer a material reduction in the rate of return on its overall capital below a level which might reasonably have been anticipated at the date of this Agreement, then, on demand to the Borrowers by the Agent, the Borrowers shall from time to time pay to the Agent for the account of the Bank affected the amount which shall compensate that Bank for such additional cost or reduced return. A certificate signed by an authorised signatory of the Agent setting out the amount of that payment and the basis of its calculation shall be submitted to the Borrowers and shall be conclusive evidence of such amount save for manifest error or on any question of law.

This Clause does not apply to the extent any additional cost or reduced return referred to in this Clause is:

(a)	attributable to a Tax Deduction required by law to be made by a Borrower; or

(b)	attributable to a FATCA Deduction required to be made by a party to any Finance Document; or

(c)	compensated for by Clause 18.7 (or would have been compensated for under Clause 18.7 but was not so compensated solely because any of the exclusions in Clause 18.7 applied); or

(d)	attributable to the wilful breach by the relevant Finance Party (or holding company of that Finance Party) of any law or regulation.

For the purpose of this Clause 16.5:

“Basel III” means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.”

“CRD IV” means Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC, as amended, supplemented or restated.

“CRR” means Regulation (EU) no. 575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012, as amended, supplemented or restated.

For the avoidance of doubt, this Clause 16.5 shall not apply to the Swap Providers or any Master Agreement, the terms of a Master Agreement applying to that Master Agreement in the circumstances detailed in this Clause 16.5.

16.6.

16.6.1.	Notwithstanding anything contained in the Finance Documents, the obligations of a Bank to make or maintain its Commitment shall terminate in the event that a change in any law or in the interpretation of any law by any authority charged with its administration shall make it unlawful for that Bank to make or maintain its Commitment, or it becomes unlawful for an Affiliate of a Bank for that Bank to make or maintain its Commitment (but save where, in each case, the reason for such unlawfulness relates to the determination or charging of interest rates based on Term SOFR, in which case Clause 16.6.2 below shall apply instead of this Clause 16.6.1). In such event, the Agent shall, by written notice to the Borrowers, declare the relevant Bank’s obligations to be immediately terminated and, if all or part of the Loan shall have been advanced by the Banks to the Borrowers, the Indebtedness attributable to such Bank (including all accrued interest) shall be repaid no later than thirty (30) days (or such shorter period as the relevant law dictates) from the date of such notice or such earlier date as may be required by the law in question.

16.6.2.	Notwithstanding anything contained in the Finance Documents, in the event that a change in any law or in the interpretation of any law by any authority charged with its administration shall make it unlawful for a Bank to determine or charge interest rates based on Term SOFR, the Banks and the Borrowers shall enter into discussions in good faith for a period of thirty (30) days or such shorter period as the Majority Banks and the Borrowers shall agree with a view to agreeing a Replacement Reference Rate. If the Majority Banks and the Borrowers are unable to agree on a Replacement Reference Rate following such discussions, the Agent shall, by written notice to the Borrowers, declare the relevant Bank’s obligations to be immediately terminated and, if all or part of the Loan shall have been advanced by the Banks to the Borrowers, the Indebtedness attributable to such Bank (including all accrued interest) shall be repaid no later than thirty (30) days (or such shorter period as the relevant law dictates) from the date of such notice or such earlier date as may be required by the law in question.

Any prepayment under this Clause 16.6 shall be split between each outstanding Vessel Loan pro rata in accordance with the relevant Bank’s participation in each outstanding Vessel Loan with such split amount for a Vessel Loan being applied towards each remaining Repayment Instalment and (in each case, where applicable) any balloon payment of that Vessel Loan on a pro rata basis, or otherwise in such manner as the Agent (acting on the instructions of the Majority Banks) and the Borrowers shall agree and shall be subject to Clause 5.3.

16.7.	If at any time any Bank shall determine (which determination shall be final and conclusive and binding on the Borrowers) that adequate and fair means do not exist for ascertaining the rate of interest on any Vessel Loan pursuant to this Agreement (and provided no relevant amendment or waiver has been made pursuant to Clause 11.3):

16.7.1.	that Bank shall give notice to the Agent and the Agent shall give notice to the Borrowers of the occurrence of such event; and

16.7.2.	the Agent shall as soon as reasonably practicable certify to the Borrowers in writing the effective cost to the Banks of maintaining that Vessel Loan for such further period as shall be selected by the Banks and the rate of interest payable by the Borrowers for that period; or, if the resulting rate of interest is not acceptable to the Borrowers; and

16.7.3.	the Agent on behalf of and acting on the instructions of the Banks will negotiate with the Borrowers in good faith with a view to modifying this Agreement to provide a substitute basis for that Vessel Loan which is financially a substantial equivalent to the basis provided for in this Agreement.

If, within thirty (30) days of the giving of the notice referred to in Clause 16.7.1, the Borrowers and the Agent (acting on the instructions of all the Banks) shall fail to agree in writing on a substitute basis for that Vessel Loan, the Borrowers will immediately prepay that Vessel Loan in full together with all other Indebtedness associated thereto (as certified by the Agent). Clause 5.3 shall apply to that prepayment.

16.8.	FATCA Deduction

16.8.1	Each party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

16.8.2	Each party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the party to whom it is making the payment and, in addition, shall notify the Borrowers and the Agent and the Agent shall notify the other Finance Parties.

16.9.	The Agent shall have no liability to pay any sum to the Borrowers until it has itself received payment of that sum. If, however, the Agent does pay any sum to the Borrowers on account of any amount prospectively due to the Borrowers pursuant to Clause 2 before it has itself received payment of that amount, the Borrowers will, on demand by the Agent, refund to the Agent an amount equal to the sum so paid, together with an amount sufficient to reimburse the Agent for any interest which the Agent may certify that it has been required to pay on money borrowed to fund the sum in question during the period beginning on the date of payment and ending on the date on which the Agent receives reimbursement.

17.	NOTICES

17.1.	Except for notices, approvals, demands, requests, documents, or communications made or given pursuant to Clause 11.22, which shall be made or given in accordance with Clause 11.22, any notice, approval, demand, request, document or communication may be given, delivered, made or served under or in relation to any of the Finance Documents by letter, email, secure website (administered by the Agent or, in relation to anything required to be provided by the Borrowers pursuant to Clause 12.6, administered by or on behalf of the Borrowers) or fax and shall be in the English language and sent addressed:

17.1.1	in the case of the Finance Parties to the Agent at its address at the head of this Agreement marked for the attention of Therese Miranda, Margaret Wong (fax number: (65) +65 6539 7747; email: Agency.Services.Asia@asia.ing.com); and

17.1.2	in the case of the Borrowers to the Borrowers care of Cool Company Management Limited, 5th Floor, 7 Clarges Street, London W1J 8AE, United Kingdom marked for the attention of Sarah Choudhry (sarah.choudhry@coolcoltd.com) and John Boots (john.boots@coolcoltd.com), or such other address (electronic or otherwise) and/or fax number as any Finance Party or the Borrowers may designate for themselves by written notice to the others.

17.2.	Any such notice, approval, demand, request, document or communication shall be deemed to have been duly given, delivered, made or served to or on, and received by, the Borrowers, (a) in the case of a fax, on the date sent provided the electronic confirmation of transmission is obtained, (b) in the case of an email or posting on secure website, on the date such communication is sent or posted, or (c) if delivered to an officer of any of the Borrowers or left at the address specified for the Borrowers in Clause 17.1 at the time of delivery or leaving. Any notice, approval, request, document or communication shall only be deemed to have been duly given, delivered, made or served to or on, and received by, the Finance Parties on actual receipt by the Agent.

18.	MISCELLANEOUS

18.1.	No failure or delay on the part of any Finance Party in exercising any right, power, discretion or remedy under or pursuant to any of the Finance Documents, nor any actual or alleged course of dealing between any Finance Party and any of the Borrowers, shall operate as a waiver thereof unless expressly agreed to do so in writing by the Banks, nor shall any single or partial exercise by any Finance Party of any such right, power, discretion or remedy preclude any other or further exercise thereof or the exercise by any Finance Party of any other right, power, discretion or remedy. No variation or amendment of any of the Finance Documents shall be valid unless in writing and signed by or on behalf of all of the Finance Parties.

18.2.	The rights and remedies expressly provided in the Finance Documents are cumulative and not exclusive of any rights or remedies which the Finance Parties would otherwise have. If at any time one or more provisions of any of the Finance Documents becomes invalid, illegal or unenforceable in any respect that provision shall be severed from the remainder and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

18.3.	The Finance Documents shall be binding on each of the Security Parties and their respective permitted transferees and assignees and shall inure to the benefit of the Finance Parties and their respective successors, transferees and assignees. Save for as set out in Clause 8, none of the Security Parties may assign nor transfer any of its rights or obligations under or pursuant to any of the Finance Documents without the prior written consent of the Agent (acting on the instructions of all the Banks (acting reasonably)).

18.4.	If any provision of the Finance Documents shall be deemed invalid or unenforceable in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by the Finance Parties be deemed by the Banks for any reason insufficient to carry out the terms of this Agreement, then from time to time the Borrowers will promptly, on demand by the Agent, execute or procure the execution of such further documents as in the reasonable opinion of the Agent are necessary to provide security for the repayment of the Indebtedness similar to that intended to be provided by the Finance Documents.

18.5.	In the event of any Finance Party receiving or recovering any amount payable under any of the Finance Documents (including, without limitation, pursuant to any order, judgment or award given or made in respect of any amount due under a Finance Document) a currency other than the Currency of Account and if the amount received or recovered is insufficient when converted into the Currency of Account at the date of receipt to satisfy in full the amount due, the Borrowers shall, on the Agent’s written demand, pay to the Agent (on behalf of the relevant Finance Parties) such further amount(s) in the Currency of Account as are sufficient to satisfy in full the amount due and such further amount(s) shall be due as a separate debt under this Agreement.

18.6.	The Borrowers are liable for all reasonable expenses incurred by each Finance Party in connection with or incidental to the negotiation, preparation, execution and registration of the Finance Documents (whether or not any of the Finance Documents are actually executed or registered and whether or not all or any part of the Loan is advanced) and of any amendments, addenda or supplements thereto (whether or not completed) and of any other documents which may at any time be required by the Finance Parties to give effect to the terms of any of the Finance Documents or which any Finance Party is entitled to call for or obtain pursuant to the terms of any of the Finance Documents, and all expenses incurred by each Finance Party in connection with or incidental to the exercise of the rights, powers, discretions and remedies of the Finance Parties under or pursuant to the Finance Documents and to the transactions contemplated by or referred to in the Finance Documents. The Borrowers will, within fourteen (14) days of submission of the relevant accounts, reimburse the Agent (for the account of the relevant Finance Party) for all expenses referred to in the preceding sentence of this Clause.

The Borrowers shall, within fourteen (14) days of submission of the relevant accounts, reimburse each of the Agent and the Security Trustee for the amount of all costs and expenses (including legal fees) reasonably incurred by each Finance Party in connection with any change arising as a result of an amendment required under Clause 11.3.

18.7.	The Borrowers shall indemnify the Finance Parties against all losses and costs incurred or sustained by any Finance Party as a consequence of any Event of Default or if a Vessel Loan is not advanced on the Advance Date specified in the Drawdown Notice therefor (other than by reason of any default of any Bank) including (without limitation) any Break Costs, any losses and costs incurred by any Bank in liquidating or re-employing fixed deposits from third parties acquired to effect or maintain all or any part of the Loan or any overdue amount, and any liabilities, expenses or losses incurred by any Bank or by the Agent in terminating or reversing, or otherwise in connection with, any interest rate and/or currency swap or any other transaction or arrangement entered into by any office of any Bank or of the Agent to hedge any exposure arising under this Agreement or in terminating or reversing or otherwise in connection with any open position arising under this Agreement.

18.8.	The Borrowers shall pay all Taxes to which all or any part of the Indebtedness or any of the Finance Documents may be at any time subject and shall indemnify the Finance Parties on demand against all liabilities, costs, claims and expenses resulting from any omission to pay or delay in paying any such Taxes. This Clause shall not apply to the extent a loss, liability or cost is compensated for by an increased payment under Clause 16.2 or relates to a FATCA Deduction required to be made by a party to any Finance Document.

18.9.	The Borrowers shall cover any cost, loss or liability incurred by any Finance Party in any jurisdiction arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any environmental laws relating to the Vessels and their operation or any Sanctions.

18.10.	The Borrowers shall, on demand, indemnify each Finance Party against any cost, loss or liability incurred by such Finance Party as a result of any civil penalty or fine against it, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred by it in connection with the defence against any such civil penalty or fine if they are the result of conduct by any Security Party or any of their partners, directors, officers, employees, agents or advisers, that violates any Sanctions.

18.11.	The Borrowers irrevocably authorise the Agent at any time and from time to time during the Facility Period if the Agent considers it reasonably necessary or appropriate to do so to protect the interest of the Banks in the Insurances, to consult insurance advisers on any matters relating to the Insurances, including, without limitation, the collection of insurance claims. In connection with obtaining the advice of any insurance adviser as aforesaid, the Borrowers irrevocably authorise the Agent to deliver copies of the Finance Documents incorporating covenants in respect of any of the Insurances to such insurance advisers. The Borrowers will provide such advisers and consultants with all reasonable information and documents relating to the insurances which they may from time to time require, and, if an Event of Default has occurred and is continuing, will reimburse the Agent on demand for all reasonable costs and expenses incurred by the Agent in connection with the consultation or retention of such advisers or consultants.

18.12.	If any Finance Party shall at any time in its discretion release any party from all or any part of any of the Finance Documents or from any term, covenant, Clause, condition or obligation contained in any of the Finance Documents, the liability of any other party to the Finance Documents shall not be varied or diminished.

18.13.	Any certificate or statement signed by an authorised signatory of the Agent purporting to show the amount of the Indebtedness (or any part of the Indebtedness) or any other amount referred to in any of the Finance Documents shall, save for manifest error or on any question of law, be conclusive evidence as against the Borrowers of that amount.

18.14.	The representations and warranties on the part of the Borrowers contained in this Agreement shall survive the execution of this Agreement and the advance of all or part of the Loan.

18.15.	Each of the Borrowers agrees that any rights which it may have at any time during the Facility Period by reason of its performance of its obligations under the Finance Documents to be indemnified by any other Security Parties and/or to take the benefit of any security taken by the Finance Parties pursuant to the Finance Documents shall be exercised in such manner and on such terms as all the Banks may require and agrees to hold any sums received by it as a result of its having exercised any such right on trust for the Banks absolutely to be applied by the Banks towards repayment of the Indebtedness.

18.16.	Each of the Borrowers agrees that it will not at any time during the Facility Period claim any set-off or counterclaim against any other Security Parties in respect of any liability owed to it by that other Security Party under or in connection with the Finance Documents nor prove in competition with the Finance Parties in any liquidation of (or analogous proceeding in respect of) any other Security Parties in respect of any payment made under the Finance Documents or in respect of any sum which includes the proceeds of realisation of any security held by the Finance Parties for the repayment of the Indebtedness.

18.17.	This Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute one and the same instrument.

18.18.	Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act 1999, no term of this Agreement is enforceable by a person who is not a party to it.

18.19.	If there is any conflict between this Agreement on the one hand and any of the other Finance Documents on the other, this Agreement shall prevail.

18.20.	References in this Clause 18 to the “Finance Documents” or to any “Finance Document” shall not include any Master Agreement.

19.	LAW AND JURISDICTION

19.1.	This Agreement and any non-contractual obligations arising out of or in connection with it shall in all respects be governed by and construed in accordance with English law.

19.2.	For the exclusive benefit of the Finance Parties, the parties to this Agreement irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement or relating to any non-contractual obligations arising from or in connection with this Agreement and that any suit, action or proceedings arising out of or in connection with this Agreement may be brought in those courts PROVIDED THAT nothing contained in this Clause shall limit the right of the Finance Parties to take any suit, action or proceedings against any of the Borrowers in any other court of competent jurisdiction nor shall the taking of any suit, action or proceedings against any of the Borrowers in one or more jurisdictions preclude the taking of any suit, action or proceedings in any other jurisdiction, whether concurrently or not.

19.3.	Each of the Borrowers irrevocably waives any objection which it may now or in the future have to the laying of the venue of any suit, action or proceedings in any such court as is referred to in Clause 19.2 and any claim that such suit, action or proceedings has been brought in an inconvenient or inappropriate forum and irrevocably agrees that a judgment in any such suit, action or proceedings brought in any such court shall be conclusive and binding on the Borrowers and may be enforced in the courts of any other jurisdiction.

19.4.	Each of the Borrowers irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to the Address for Service.

20.	CONFIDENTIALITY

20.1.	Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 20.2 (including, without limitation, as permitted by those Clauses referred to in Clause 20.2.3), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

20.2.	Any Finance Party may disclose:

20.2.1.	to its head office, any of its head office’s branches, any of its representative offices or any of its Affiliates and any of its or their officers, directors, employees, professional advisers, third party service providers (which provide services of any kind to any Finance Party on a need-to-know basis, or where such disclosure is made to the third party service provider as a routine part of the scope of work performed by such third party service provider, in connection with the operation of its business), auditors and partners such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 20.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

20.2.2.	to any person:

(a)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(b)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(c)	who is a party to this Agreement;

(d)	with the consent of the Security Parties;

(e)	which is a classification society or other entity that a Bank has engaged to make the calculations necessary to enable than Bank to comply with its reporting obligations under the Poseidon Principles; or

(f)	who is an insurance broker, potential insurer or insurer or potential reinsurer or reinsurer for the purposes of credit insurance only,

in each case, such Confidential Information as that Finance Party shall consider appropriate if, in relation to paragraphs (a), (b), (e) and (f) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances, provided that any information received by the Finance Parties in connection with Clause 12.20 and any information disclosed under paragraphs (a), (b), (e) and (f) above shall only be disclosed as may be absolutely necessary fulfil the relevant requirements, calculations or, as the case may be, credit insurance assessment.

20.2.3.	Clause 11.25, Clause 15.1, Clause 15.2, Clause 15.7 and this Clause 20 constitute the entire agreement between the parties to this Agreement in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersede any previous agreement, whether express or implied, regarding Confidential Information.

20.2.4.	Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

20.2.5.	Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (a) of Clause 20.2.2 except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 20.

20.2.6.	The obligations in this Clause 20 are continuing and, in particular, shall survive and remain binding on each Finance Party following the date on which all amounts payable by the Security Parties under or in connection with the Finance Documents have been paid in full and the Loan has been cancelled or otherwise ceases to be available.

20.3.	Each Finance Party acknowledges that, promptly upon a request from the Borrowers, it shall (i) return all Confidential Information supplied to that Finance Party by the Borrowers, (ii) destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by that Finance Party and (iii) use all reasonable endeavours to ensure that anyone who has received any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that that Finance Party or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body, or where the Confidential Information has been disclosed under paragraph (a) of Clause 20.2.2.

20.4.	Not Used.

20.5.	Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matters to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU (as amended by Council Directive of 25 May 2018 (2018/822/EU).

20.6.	Nothing in this Clause 20 shall be construed as constituting an agreement between any Security Party and any Finance Party for a higher degree of confidentiality that that prescribed in section 47 of, and in the Third Schedule to, the Banking Act 1970 of Singapore.

21.	HEADINGS AND CONTENTS PAGE(S)

The headings and contents page(s) used in this Agreement are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement.

22.	CONTRACTUAL RECOGNITION OF BAIL-IN

In this Clause 22:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to any state other than such EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable to the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation (other than the UK Bail-In Legislation):

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)	in relation to the UK Bail-In Legislation any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to the Finance Documents, each party to the Finance Documents acknowledges and accepts that any liability of any party to a Finance Document to any other party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(iv)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

23.	PERSONAL DATA PROTECTION

23.1.	The Borrowers acknowledge and accept that in relation to the operation of the Loan, the Finance Parties collect, use, disclose and process personal data relating to individuals associated with the Security Parties (including, where applicable, the directors, officers, employees, shareholders, beneficial owners, and authorised signatories of the Security Parties) (the “Relevant Persons”).

23.2.	The Borrowers represent and warrant that the Security Parties have, where necessary, issued all necessary notices to, and obtained all necessary consents from, the Relevant Persons (or have alternative lawful grounds for disclosure) in each case in order for the data to be disclosed to and used by the Finance Parties in compliance with applicable data protection laws or regulations for customer due diligence and such other reasonable purposes as set out in the relevant Finance Party’s personal data protection policy (as updated or amended from time to time) or as permitted by applicable laws or regulation.

24.	LETTER OF OFFER

Except for any Fee Letter, this Agreement shall in all respects supersede the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between the Agent, any other Finance Party and the Borrowers or their agents prior to the date of this Agreement.

IN WITNESS of which the parties to this Agreement have executed this Agreement the day and year first before written.

SIGNED by Kenneth Cambie	)
as duly authorised attorney	)
for and on behalf of	)
PERNLI MARINE LTD	)
(as Borrower))
in the presence of:-)

SIGNED by Kenneth Cambie	)
as duly authorised attorney	)
for and on behalf of	)
PERSECT MARINE LTD	)
(as Borrower))
in the presence of:-)

SIGNED by Kenneth Cambie	)
as duly authorised attorney	)
for and on behalf of	)
FELOX MARINE LTD	)
(as Borrower))
in the presence of:-)

SIGNED by Kenneth Cambie	)
as duly authorised attorney	)
for and on behalf of	)
RESPENT MARINE LTD	)
(as Borrower))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
ING BANK N.V., SINGAPORE BRANCH	)
(as a Bank))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
CREDIT AGRICOLE CORPORATE &	)
INVESTMENT BANK	)
(as a Bank))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
KFW IPEX-BANK GMBH	)
(as a Bank))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
NORDEA BANK ABP, FILIAL I NORGE	)
(as a Bank))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
ING BANK N.V., SINGAPORE BRANCH	)
(as a Mandated Lead Arranger))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
CREDIT AGRICOLE CORPORATE &	)
INVESTMENT BANK	)
(as a Mandated Lead Arranger))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
KFW IPEX-BANK GMBH	)
(as a Mandated Lead Arranger))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
NORDEA BANK ABP, FILIAL I NORGE	)
(as a Mandated Lead Arranger))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
ING BANK N.V., SINGAPORE BRANCH	)
(as Agent))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
ING BANK N.V., SINGAPORE BRANCH	)
(as Security Trustee))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
ING BANK N.V., SINGAPORE BRANCH	)
(as Coordinator))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
ING BANK N.V.	)
(as Original Swap Provider))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
CREDIT AGRICOLE CORPORATE &	)
INVESTMENT BANK	)
(as Original Swap Provider))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
KFW IPEX-BANK GMBH	)
(as Original Swap Provider))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
NORDEA BANK ABP	)
(as Original Swap Provider))
in the presence of:-)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
ING BANK N.V., SINGAPORE BRANCH	)
(as Bookrunner))
in the presence of:-)

SCHEDULE 1

The Borrowers and the Vessels

Name of Borrower (together the “Borrowers” and each a “Borrower”)	Country of Incorporation	Registered Office	Vessel Name	Flag of Vessel	Type of Vessel	CBM (approx.)	Year Built	Purchase Price ($)
Pernli Marine Ltd (“Borrower One”)	Liberia	80 Broad Street, Monrovia, Liberia	Currently named SCF Melampus and to be renamed Kool Baltic on delivery (“Vessel One”)	Liberia	LNG Tanker (Ice 2)	170,200	Oct 2014	147,500,000
Persect Marine Ltd (“Borrower Two”)	Liberia	80 Broad Street, Monrovia, Liberia	Currently named SCF Mitre and to be named Kool Boreas on delivery (“Vessel Two”)	Liberia	LNG Tanker (Ice 2)	170,200	Jan 2015	150,000,000
Felox Marine Ltd (“Borrower Three”)	Liberia	80 Broad Street, Monrovia, Liberia	Currently named SCF Barents and to be renamed Kool Firn on delivery (“Vessel Three”)	Liberia	LNG Tanker	174,000	Sept 2020	175,000,000
Respent Marine Ltd (“Borrower Four”)	Liberia	80 Broad Street, Monrovia, Liberia	Currently named SCF Timmerman and to be named Kool Orca on delivery (“Vessel Four”)	Liberia	LNG Tanker	174,000	Feb 2021	177,500,000

SCHEDULE 2

The Banks, the Original Swap Providers and the Commitments

The Banks	Commitments

ING Bank N.V., Singapore Branch

1 Wallich Street, #12-01 Guoco Tower, Singapore 078881 *

Credit

Fax: +65 6232 6511/+65 6232 6518

Attn: Yuan Yuan Tan/Michelle Teh

Email: yuan.yuan.tan@asia.ing.com

/Michelle.Teh@asia.ing.com

$209,375,971.92 in aggregate

$47,512,239.79 in respect of the Vessel Loan for Vessel One

$48,317,531.98 in respect of the Vessel Loan for Vessel Two

$56,370,453.97 in respect of the Vessel Loan for Vessel Three

$57,175,746.18 in respect of the Vessel Loan for Vessel Four

Operations Fax: +65 6539 7753 Attn: Deal Execution Team Email: Execution@ING.com

Credit Agricole Corporate & Investment Bank

12 Place des Etats-Unis, CS 70052, 92547, Montrouge Cedex, France

Credit

Credit Agricole Asia Shipfinance Limited

27th Floor, Two Pacific Place

88 Queensway

Hong Kong

$96,496,366.74 in aggregate

$21,897,252.45 in respect of the Vessel Loan for Vessel One

$22,268,392.34 in respect of the Vessel Loan for Vessel Two

$25,979,791.04 in respect of the Vessel Loan for Vessel Three

$26,350,930.91 in respect of the Vessel Loan for Vessel Four

Fax: +852 3910 5001 Attn: Harvey Ven/Alex Cheng Email: Harvey.ven@ca-cib.com /Alex.cheng@ca-cib.com
Operations 12 Place des Etats-Unis, CS 70052, 92547, Montrouge Cedex, France Fax: +33 (0)1 41 89 19 34 Attn: Clémentine Costil/Anja Rakotoarimanana

KfW IPEX-Bank GmbH Palmengartenstrasse 5-9, 60325 Frankfurt Germany Credit Fax: N/A Attn: Arne Osthues/Marcel Abt Email: arne.osthues@kfw.de/marcel.abt@kfw.de

$173,333,333.33 in aggregate

$39,333,333.33 in respect of the Vessel Loan for Vessel One

$39,999,999.99 in respect of the Vessel Loan for Vessel Two

$46,666,666.68 in respect of the Vessel Loan for Vessel Three

$47,333,333.33 in respect of the Vessel Loan for  Vessel Four

Operations Fax: +49 69 7431 2944 Attn: Vincent Ertlé Email: vincent.ertle@kfw.com
Nordea Bank Abp, filial i Norge Essendrops gate 7, 0368 Oslo, Norway Credit Fax: N/A Attn: Henrik Trulsen/Jens Petersen Email: Henrik.trulsen@nordea.com/ Jens.petersen-1@nordea .com

$40,794,328.01 in aggregate

$9,257,174.43 in respect of the Vessel Loan for Vessel One

$9,414,075.69 in respect of the Vessel Loan for Vessel Two

$10,983,088.31 in respect of the Vessel Loan for Vessel Three

$11,139,989.58 in respect of the Vessel Loan for Vessel Four

Operations Fax: N/A Attn: Structured Loan and Collateral Services Email: Sls.norway@nordea.com
* Pursuant to a Transfer Certificate countersigned by the Agent on 4 July 2022, ING Bank N.V., Singapore Branch transferred the loan participations described below to SMBC Bank International Plc on 7 July 2022:

$36,042,638.58 in aggregate

$8,178,906.45 in respect of the Vessel Loan for Vessel One

$8,317,531.98 in respect of the Vessel Loan for Vessel Two

$9,703,787.31 in respect of the Vessel Loan for Vessel Three

$9,842,412.84 in respect of the Vessel Loan for Vessel Four

Original Swap Providers

ING Bank N.V.

Foppingadreef 7

P.O. Box 1800, NL-1000 BV Amsterdam

The Netherlands

Email:Trade.Processing.Derivatives.AMS@INGBank.com

Fax: +31 20 501 3381

Attn: Operations/Derivatives/Location Code:

TRC00.013

AND

ING Bank N.V., Singapore Branch

1 Wallich Street, #12-01 Guoco Tower

Singapore 078881

D: +65 6232 6027

Email: evelyn.tan@asia.ing.com

Attn: Evelyn Tan

Credit Agricole Corporate & Investment Bank

12 Place des Etats-Unis, CS 70052,

92547, Montrouge Cedex, France

Fax: +33 1 41 89 64 79/+33 1 41 89 29 86

Attn: Legal Department

KfW IPEX-Bank GmbH

Palmengartenstrasse 5-9, 60325 Frankfurt

Germany

E-mail: arne.osthues@kfw.de

Fax: N/A

Attn: Arne Osthues

Nordea Bank Abp

c/o Nordea Danmark, Filial af Nordea Bank Abp,

Finland

7288 Derivatives Services

Postbox 850

DK-0900 Copenhagen C

Denmark

E-mail: otc@nordea.com

Tel: +45 55 47 51 71

* Pursuant to a Deed of Accession dated ______________ 2022 Sumitomo Mitsui Banking Corporation, London Branch became an Acceding Swap Provider with the details below:

100 Liverpool Street London EC2M 2AT United Kingdom

Attention: Derivative Operations / Confirmations & Settlements E-mail: gblooadderivatives@gb.smbcgroup.com Cc: pierre_kerdoncuff@gb.smbcgroup.com / alexis_andrzejewski@fr.smbcgroup.com

SCHEDULE 3

List of approved sale and purchase brokers

(Clauses 12.3 and 12.4)

Arrow Valuations

Barry Rogliano Salles

Braemar ACM

Clarksons Platou

Fearnleys

Hesnes Shipping AS

Howe Robinson

Simpson Spence Young

Sterling Shipping Services Limited

SCHEDULE 4

Form of Transfer Certificate

To:	ING Bank N.V., Singapore Branch 1 Wallich Street, #12-01 Guoco Tower Singapore 078881

TRANSFER CERTIFICATE

Relating to the agreement (as from time to time amended, varied, novated or supplemented, the “Agreement”) dated                               2022 whereby a US$520,000,000 loan facility was made available to Pernli Marine Ltd and others (the “Borrowers”) by certain banks on whose behalf ING Bank N.V., Singapore Branch acted as agent and security trustee in connection therewith.

1	Terms defined in the Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank and Transferee are defined in the Schedule hereto.

2	The Bank (i) confirms that the details in the Schedule hereto under the heading “Loan Commitment” accurately summarises its Loan Commitment in the Agreement and (ii) requests the Transferee to accept and procure the transfer to the Transferee of the portion of such Loan Commitment specified in the Schedule hereto by counter-signing and delivering the Transfer Certificate to the Agent at its address for the service of notices specified in the Agreement.

3	The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 15.4 of the Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4	The Transferee confirms that it has received a copy of the Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank or any other party to the Agreement to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank or any other party to the Agreement to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers or any other party to the Agreement.

5	Execution of this Transfer Certificate by the Transferee constitutes its representation to the Bank and all other parties to the Agreement that it has power to become party to the Agreement as a Bank on the terms herein and therein set out and has taken all steps to authorise execution and delivery of this Transfer Certificate.

6	The Transferee hereby undertakes with the Bank and each of the other parties to the Agreement that it will perform in accordance with their terms and all those obligations which by the terms of the Agreement will be assumed by it after the delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is expressed to take effect.

7	The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement or any document relating thereto and assumes no responsibility for the financial condition of any Security Party or for the performance and observance by any Security Party of any of their obligations under the Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

8	The Bank hereby gives notices that nothing herein or in the Agreement (or any document relating thereto) shall oblige the Bank to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Agreement transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by the Borrowers or any other party to the Agreement (or any document relating thereto) of their obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

9	This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

THE SCHEDULE

1	Bank:

2	Transferee:

3	Transfer Date:

4	Loan Commitment:	Portion Transferred

[Transferor Bank]	[Transferee Bank]

By:	By:

Date:	Date:

ING Bank N.V., Singapore Branch, as Agent for and on behalf of itself and each of the Finance Parties (other than the Transferor Bank) and each Security Party

By:

Date:

Administrative details of the Transferee

Address:

Contact Name:

Account for payments:

Fax:

Telephone:

SCHEDULE 5

Form of SPC’s Undertaking

To:	ING Bank N.V., Singapore Branch 1 Wallich Street, #12-01 Guoco Tower Singapore 078881

UNDERTAKING

This Undertaking relates to an agreement (as the same may be from time to time amended, supplemented, novated or replaced the “Agreement”) dated                      2022 on the terms and subject to the conditions of which a US$520,000,000 loan facility was made available to Pernli Marine Ltd and others (together the “Borrowers” and each a “Borrower”) by a group of banks on whose behalf you act as agent.

1	Terms defined in the Agreement shall, unless otherwise expressly defined, have the same meanings in this Undertaking.

2	In consideration of the Banks approving a transfer from [ ] as the Transferring Borrower to us of [ ] as the Transferred Vessel pursuant to Clause 8 of the Agreement we irrevocably and unconditionally agree, with effect from [the date of this Undertaking], to become a Borrower for all purposes of the Agreement, jointly and severally with the Borrowers, in place of [ ] as the Transferring Borrower.

3	We agree that, with effect from the date of this Undertaking:-

3.1	[insert name of transferring borrower] as Transferring Borrower of [insert jurisdiction of transferring borrower] is no longer a Borrower under the Agreement and is released from all its obligations under the Finance Documents (excluding any Master Agreement) to which it is a party;

3.2	all references in the Finance Documents (excluding any Master Agreement) to “the Borrowers” shall be interpreted as including us;

3.3	we shall be bound by all obligations imposed on the Borrowers by the Agreement as if we had been a party to the Agreement when originally executed; and

3.4	Schedule 1 to the Agreement shall be deemed to have been amended to include our name under the heading “Name of Borrower” in place of the Transferring Borrower [and the flag of the Transferred Vessel to be amended to read “[flag of vessel]”].

4	We represent and warrant to the Finance Parties, at the date of this Undertaking, in the terms of Clause 4 of the Agreement (mutatis mutandis, but as if all references to “Security Parties” were references to ourselves).

5	We confirm that we have received a copy of the Agreement.

IN WITNESS of which we have executed this Undertaking  this                    day of                    20[ ]

SIGNED and DELIVERED	)
as a deed by	)
the duly authorised	)
attorney for and on behalf	)
of [ ]	)
in the presence of:-)

This Undertaking and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Undertaking) are governed by English law.

We confirm that we are aware of the terms of the above Undertaking and irrevocably agree that all liabilities and obligations undertaken by us under or pursuant to the Finance Documents (excluding any Master Agreement) remain in full force and effect. We confirm our agreement to the variations to the Agreement set out in paragraph 3 of the above Undertaking.

for and on behalf of

[names of all Borrowers]

[name of Guarantor]

Date:

Acknowledged and agreed

ING Bank N.V., Singapore Branch

as Agent

By:

Date:

SCHEDULE 6

Repayment Schedule

	VESSEL LOAN FOR VESSEL ONE

Instalment No.	Repayment	Balloon (US$)	Amount outstanding
	Instalment (US$)		(US$)

			118,000,000.00*

1	5,363,636.36		112,636,363.64

2	5,363,636.36		107,272,727.28

3	5,363,636.36		101,909,090.92

4	5,363,636.36		96,545,454.56

5	5,363,636.36		91,181,818.20

6	5,363,636.36		85,818,181.84

7	5,363,636.36		80,454,545.48

8	5,363,636.36		75,090,909.12

9	5,363,636.36		69,727,272.76

10	5,363,636.36		64,363,636.40

11	5,363,636.36		59,000,000.04

12	5,363,636.36		53,636,363.68

13	5,363,636.36		48,272,727.32

14	5,363,636.36	42,909,090.96	_

*Subject to Clause 2.2, the maximum amount that may be advanced for Vessel Loan for Vessel One.

	VESSEL LOAN FOR VESSEL TWO

Instalment No.	Repayment	Balloon (US$)	Amount outstanding
	Instalment (US$)		(US$)

			120,000,000.00*

1	5,454,545.45		114,545,454.55

2	5,454,545.45		109,090,909.10

3	5,454,545.45		103,636,363.65

4	5,454,545.45		98,181,818.20

5	5,454,545.45		92,727,272.75

6	5,454,545.45		87,272,727.30

7	5,454,545.45		81,818,181.85

8	5,454,545.45		76,363,636.40

9	5,454,545.45		70,909,090.95

10	5,454,545.45		65,454,545.50

11	5,454,545.45		60,000,000.05

12	5,454,545.45		54,545,454.60

13	5,454,545.45		49,090,909.15

14	5,454,545.45	43,636,363.70	-

*Subject to Clause 2.2, the maximum amount that may be advanced for Vessel Loan for Vessel Two.

	VESSEL LOAN FOR VESSEL THREE

Instalment No.	Repayment	Balloon (US$)	Amount outstanding
	Instalment (US$)		(US$)

			140,000,000.00*

1	4,375,000		135,625,000.00

2	4,375,000		131,250,000.00

3	4,375,000		126,875,000.00

4	4,375,000		122,500,000.00

5	4,375,000		118,125,000.00

6	4,375,000		113,750,000.00

7	4,375,000		109,375,000.00

8	4,375,000		105,000,000.00

9	4,375,000		100,625,000.00

10	4,375,000		96,250,000.00

11	4,375,000		91,875,000.00

12	4,375,000		87,500,000.00

13	4,375,000		83,125,000.00

14	4,375,000	78,750,000	-

*Subject to Clause 2.2, the maximum amount that may be advanced for Vessel Loan for Vessel Three.

	VESSEL LOAN FOR VESSEL FOUR

Instalment No.	Repayment	Balloon (US$)	Amount outstanding
	Instalment (US$)		(US$)

			142,000,000.00*

1	4,176,470.59		137,823,529.41

2	4,176,470.59		133,647,058.82

3	4,176,470.59		129,470,588.23

4	4,176,470.59		125,294,117.64

5	4,176,470.59		121,117,647.05

6	4,176,470.59		116,941,176.46

7	4,176,470.59		112,764,705.87

8	4,176,470.59		108,588,235.28

9	4,176,470.59		104,411,764.69

10	4,176,470.59		100,235,294.10

11	4,176,470.59		96,058,823.51

12	4,176,470.59		91,882,352.92

13	4,176,470.59		87,705,882.33

14	4,176,470.59	83,529,411.74	-

*Subject to Clause 2.2, the maximum amount that may be advanced for Vessel Loan for Vessel Four.

APPENDIX A

Form of Drawdown Notice

To:	ING Bank N.V., Singapore Branch 1 Wallich Street, #12-01 Guoco Tower Singapore 078881

From:	Pernli Marine Ltd

Persect Marine Ltd

Felox Marine Ltd

Respent Marine Ltd

Date:	[ ] 2022

Dear Sirs,

Drawdown Notice – Vessel Loan[s] for [Vessel One] [Vessel Two] [Vessel Three] [Vessel Four]

We refer to the Loan Agreement dated [          ] 2022 made between (amongst others) ourselves and yourselves (the “Agreement”).

Words and phrases defined in the Agreement shall have the same meaning when used in this Drawdown Notice.

Pursuant to Clause 2.2 of the Agreement, we hereby irrevocably request that you advance in respect of the Vessel Loan[s] for [Vessel One] [Vessel Two] [Vessel Three] [Vessel Four] the amount of [             ] Dollars ($[               ]) to us for value on [                 ] 2022, which is a Business Day, by paying the said sum as follows:

[                            ]

We hereby warrant that the relevant representations and warranties contained in Clause 4 of the Agreement are true and correct at the date of this Drawdown Notice and will be true and correct on [ ] 2022; that no Event of Default nor Potential Event of Default has occurred and is continuing, and that no Event of Default or Potential Event of Default will result from the advance of the Vessel Loans requested in this Drawdown Notice.

We select the period of [  ] ([ ]) month[s] as the first Interest Period for the Vessel Loan[s] requested in this Drawdown Notice.

Yours faithfully

[ ]	[ ]	[ ]	[ ]
Attorney-in-Fact	Attorney-in-Fact	Attorney-in-Fact	Attorney-in-Fact
For and on behalf of	For and on behalf of	For and on behalf of	For and on behalf of
Pernli Marine Ltd	Persect Marine Ltd	Felox Marine Ltd	Respent Marine Ltd

APPENDIX B

CONFIDENTIALITY AGREEMENT

DATE: [         ]

PARTIES:

(1)	[ ] (the “Recipient”);

(2)	The corporations listed in Schedule 1, each of which is a corporation incorporated according to the laws of the country indicated against its name in Schedule 1 with its registered office at the address indicated against its name in Schedule 1 (together the “Borrowers” and each a “Borrower”); and

(3)	Cool Company Ltd., a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered office is at 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM11, Bermuda (the “Guarantor”)

BACKGROUND

The Recipient wishes to [acquire an interest in the Loan Agreement (as defined below) which, subject to the Loan Agreement, may be by way of transfer, assignment or the entering into of a sub-participation] [acquire by way of novation the position of [               ] (the “Swap Provider”) under the Master Agreements (as defined below)] [be appointed as successor agent and/or security trustee, subject to the Loan Agreement (as defined below)] [provide credit risk insurance information to a Finance Party (as defined below), subject to the Loan Agreement (as defined below)]1 (the “Transaction”) and the Disclosing Parties (as defined below) wish to ensure that Confidential Information (as defined below) disclosed by them (or on their behalf) to the Recipient in connection with the Transaction remains confidential and is not used by the Recipient for any purpose other than the Permitted Purpose.

1.	DEFINITIONS

In this Agreement terms defined in the Loan Agreement shall, unless the context otherwise requires, have the same meaning and:

“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person, for which purpose “control” means the ownership of more than one half of the voting share capital (or equivalent rights of ownership) of that Person.

“Confidential Information” means all information relating to the Disclosing Parties, the Disclosing Party Group, the Finance Documents, and/or the Transaction which is provided to the Recipient or any Representatives of the Recipient in relation to the Finance Documents, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach of this Agreement; or

1Delete as applicable.

(b)	is identified in writing at the time of delivery as non-confidential by a Disclosing Party or any Disclosing Party Representative; or

(c)	is known by the Recipient, any Representatives of the Recipient or any members of the Recipient Group before the date the information is disclosed to such parties or is lawfully obtained by such parties after that date, from a source which is, as far as the Recipient is aware, unconnected with the Disclosing Party Group and which, in either case, as far as the Recipient is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Disclosing Parties” means the Borrowers and/or the Guarantor.

“Disclosing Party Group” means the Guarantor, each of the Guarantor’s holding companies and subsidiaries and each subsidiary of each of the Guarantor’s holding companies (as each such term is defined in the Companies Act 2006).

“Disclosing Party Representatives” means the officers, directors, employees, agents, consultants and professional advisers of each Disclosing Party.

“Finance Documents” has the meaning given to that term in the Loan Agreement.

“Finance Party” has the meaning given to that term in the Loan Agreement.

“Loan Agreement” means the secured loan facility agreement dated              2022 whereby a US$520,000,000 loan facility was made available to the Borrowers by certain lenders on whose behalf ING Bank N.V., Singapore Branch acted as agent and security trustee in connection therewith (as from time to time amended, varied, novated or supplemented).

[“Master Agreements” means the ISDA Master Agreements dated [             ] and made between the Swap Provider and each Borrower, including each Schedule thereto and each Confirmation exchanged thereunder.]

“Permitted Purpose” means the Recipient’s evaluation of the opportunity to [participate in financing for the Disclosing Parties in relation to the Transaction] [acquire the position of the Swap Provider under the Master Agreements and accede to the terms of the Loan Agreement] [be appointed as successor agent and/or security trustee pursuant to the terms and subject to the conditions of the Loan Agreement] [provide credit risk insurance information to a Finance Party]2.

“Person” means any individual or legal entity.

“Recipient Group” means the Recipient, each of the Recipient’s holding companies and subsidiaries and each subsidiary of each of the Recipient’s holding companies (as each such term is defined in the Companies Act 2006).

“Representatives” means the head office, branches or Affiliates, officers, directors, employees, professional advisers, auditors and partners of the Recipient.

2.	CONFIDENTIALITY UNDERTAKING

In consideration of the Disclosing Parties making Confidential Information available to the Recipient and the Recipient’s Representatives, the Recipient undertakes (a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph 3 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to the Recipient’s own confidential information, and (b) to use the Confidential Information only for the Permitted Purpose.

2Delete as applicable.

3.	PERMITTED DISCLOSURE

The Recipient may disclose:

3.1	to any member of the Recipient Group or any of its Representatives such Confidential Information as the Recipient shall consider appropriate for the Permitted Purpose if any person to whom the Confidential Information is to be given pursuant to this paragraph 3.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; and

3.2	subject to the requirements of the Loan Agreement, to any person to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation, such Confidential Information as the Recipient shall consider appropriate.

4.	NOTIFICATION OF DISCLOSURE

The Recipient agrees (to the extent permitted by law and regulation) to inform the relevant Disclosing Party:

4.1	prior to the disclosure of Confidential Information made pursuant to paragraph 3.2 above, with written notice of such requirement so that the Disclosing Parties or any Disclosing Party Representative may seek a protective order or other appropriate remedy, and in the event such protective order or other remedy is obtained the Recipient shall use all reasonable endeavours to ensure that any Confidential Information required to be disclosed will be covered by such protective order or other remedy;

4.2	if the Recipient is unable to comply with paragraph 4.1 above, of the full circumstances of any disclosure of Confidential Information made pursuant to paragraph 3.2 above immediately following that disclosure; and

4.3	upon becoming aware that Confidential Information has been disclosed in breach of this Agreement.

5.	RETURN OF COPIES

If discussions in relation to the Transaction are discontinued, or the Recipient does not enter into the Transaction and if a Disclosing Party so requests in writing, the Recipient shall return to the relevant Disclosing Party or destroy all Confidential Information received by the Recipient and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by the Recipient and use all reasonable endeavours to ensure that anyone to whom the Recipient has supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that the Recipient or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 3.2 above.

6.	CONTINUING OBLIGATIONS

The obligations in this Agreement are continuing and, in particular, shall survive and remain binding on the Recipient [until, if the Recipient becomes a party to the Loan Agreement as a lender of record, the date on which the Recipient becomes a party to the Loan Agreement] [until, if the Recipient becomes a party to the Loan Agreement as a swap provider of record, the date on which the Recipient becomes a party to the Loan Agreement] [until, if the Recipient becomes a party to the Loan Agreement as the agent and/or security trustee of record, the date on which the Recipient becomes a party to the Loan Agreement] [for five (5) years following the termination of any discussions or negotiations concerning the Permitted Purpose]3.

7.	NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC

The Recipient acknowledges and agrees that:

7.1	none of the Disclosing Parties, nor any member of the Disclosing Party Group nor any Disclosing Party Representative (each a “Relevant Person”) (i) makes any representation or warranty, express or implied, as to, or assumes any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by any of those parties or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by such parties or be otherwise liable to the Recipient, any member of the Recipient Group or any Representative of the Recipient in respect of the Confidential Information or any such information; and

7.2	a Disclosing Party or a member of the Disclosing Party Group may be irreparably harmed by the breach of the terms of this Agreement and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this Agreement by the Recipient, any member of the Recipient Group or any Representative of the Recipient.

8.	ENTIRE AGREEMENT: NO WAIVER; AMENDMENTS, ETC

8.1	This Agreement constitutes the entire agreement between the parties in relation to the Recipient’s obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

8.2	No failure to exercise, nor any delay in exercising, any right or remedy under this Agreement will operate as a waiver of any such right or remedy or constitute an election to affirm this Agreement. No election to affirm this Agreement will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this Agreement.

8.3	The terms of this Agreement and the Recipient’s obligations under this Agreement may only be amended or modified by written agreement between the parties to this Agreement.

9.	INSIDE INFORMATION

The Recipient acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Recipient undertakes not to use any Confidential Information for any unlawful purpose.

3Delete as applicable.

10.	NATURE OF UNDERTAKINGS

The undertakings given by the Recipient under this Agreement are given to the Disclosing Parties and are also given for the benefit of each member of the Disclosing Party Group.

11.	THIRD PARTY RIGHTS

11.1	Subject to this paragraph 11 and to paragraphs 7 and 10, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

11.2	The Relevant Persons may enjoy the benefit of the terms of paragraphs 7 and 10 subject to and in accordance with this paragraph 11 and the provisions of the Third Parties Act.

11.3	Notwithstanding any provisions of this Agreement, the parties to this Agreement do not require the consent of any Relevant Person to rescind or vary this Agreement at any time.

12.	ASSIGNMENT

No party to this Agreement may assign any of its rights under this Agreement without the prior written consent of the other parties to this Agreement.

13.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

14.	GOVERNING LAW AND JURISDICTION

14.1	This Agreement and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Agreement) are governed by English law.

14.2	The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Agreement or the negotiation of the transaction contemplated by this Agreement).

This Agreement has been entered into as of the date stated at the beginning of it.

Signed by: _________________________

Name:

Title:

For and on behalf of

[Recipient]

Signed by: _________________________

Name:

Title:

For and on behalf of

Pernli Marine Ltd

Signed by: _________________________

Name:

Title:

For and on behalf of

Persect Marine Ltd

Signed by: _________________________

Name:

Title:

For and on behalf of

Felox Marine Ltd

Signed by: _________________________

Name:

Title:

For and on behalf of

Respent Marine Ltd

Signed by: _________________________

Name:

Title:

For and on behalf of

Cool Company Ltd.

SCHEDULE 1

(TO THE CONFIDENTIALITY AGREEMENT)

THE BORROWERS

Name of Borrower	Country of Incorporation	Registered Office
Pernli Marine Ltd	Liberia	80 Broad Street, Monrovia, Liberia

Persect Marine Ltd	Liberia	80 Broad Street, Monrovia, Liberia

Felox Marine Ltd	Liberia	80 Broad Street, Monrovia, Liberia

Respent Marine Ltd	Liberia	80 Broad Street, Monrovia, Liberia

SCHEDULE 7

FORM OF DEED OF ACCESSION

DEED OF ACCESSION

Dated:

BY AND BETWEEN:

(1)	the corporations listed in schedule 1 of the Loan Agreement, each of which is a corporation incorporated under the laws of the country indicated against its name in schedule 1 of the Loan Agreement with its registered office at the address indicated against its name in schedule 1 of the Loan Agreement (together the “Borrowers” and each a “Borrower”); and

(2)	the banks identified as banks and listed in Schedule 1 of this Deed, each acting through its office at the address indicated against its name in Schedule 1 of this Deed (together the “Banks” and each a “Bank”); and

(3)	ING BANK N.V., SINGAPORE BRANCH, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, KFW IPEX-BANK GMBH and NORDEA BANK ABP, FILIAL I NORGE as mandated lead arrangers (together the “Mandated Lead Arrangers” and each a “Mandated Lead Arranger”; and

(4)	ING BANK N.V., SINGAPORE BRANCH, acting through its office at 1 Wallich Street, #12-01 Guoco Tower, Singapore 078881 as agent for the Banks (in that capacity, the “Agent”); and

(5)	ING BANK N.V., SINGAPORE BRANCH, acting through its office at 1 Wallich Street, #12-01 Guoco Tower, Singapore 078881 as security trustee for the relevant Finance Parties (in that capacity, the “Security Trustee”); and

(6)	ING BANK N.V., SINGAPORE BRANCH, acting through its office at 1 Wallich Street, #12-01 Guoco Tower, Singapore 078881 as coordinator (in that capacity, the “Coordinator”), sustainability coordinator (in that capacity, the “Sustainability Coordinator”) and bookrunner (in that capacity, the “Bookrunner”); and

(7)	the banks identified as original swap providers and listed in Schedule 1 of this Deed, each acting through its office at the address indicated against its name in Schedule 1 of this Deed and on a multibranch basis if specified as a “Multibranch Party” in the relevant Master Agreement (together, the “Original Swap Providers”); and

(8)	[ ] acting as an acceding swap provider through its office at [ ] (the “Acceding Swap Provider”).

WHEREAS:

(A)

By a secured term loan facility agreement dated                                2022 (as may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) between the Borrowers, the Banks, the Mandated Lead Arrangers, the Coordinator, the Bookrunner, the Agent, the Security Trustee and the Original Swap Providers, each of the Banks has agreed to advance to the Borrowers on a joint and several basis certain loan facilities.

(B)	The Acceding Swap Provider wishes to enter into one or more interest hedging and/or swap transactions in respect of the Borrowers’ floating rate exposure under the Loan Agreement (the “Hedging Arrangements”).

(C)	Pursuant to the terms of the Loan Agreement, this Deed must be entered into by the parties hereto as a condition to the entering into of the Hedging Arrangements.

(D)	This Deed is a deed of accession to the Loan Agreement and entered into pursuant to Clause 7.15 of the Loan Agreement.

THIS DEED WITNESSES AS FOLLOWS:

1.	Terms used herein and not otherwise defined have the meanings given to them in the Loan Agreement.

2.	Upon execution hereof by the parties hereto, the Acceding Swap Provider shall become a Swap Provider under the Loan Agreement and shall have all the rights and obligations of a Swap Provider thereunder with effect from the date hereof (the “Effective Date”).

3.	The Acceding Swap Provider hereby undertakes with all the parties hereto to be bound as of the Effective Date by all the rights and obligations of a Swap Provider under the Loan Agreement as if it were a Swap Provider named in the Loan Agreement and that it will perform in accordance with the terms of the Loan Agreement all its obligations as a Swap Provider thereunder.

4.	Each of the parties hereto agrees and confirms that, with effect from the Effective Date, the Acceding Swap Provider shall have all the rights, benefits and entitlements of a Swap Provider and be bound by the obligations of a Swap Provider as if it were an Original Swap Provider named in the Loan Agreement. Each of the parties hereto agree that they shall have the same rights and obligations under the Loan Agreement between themselves as they would have had if the Acceding Swap Provider had been an Original Swap Provider.

5.	Any notice or other communication to be given or made to the Acceding Swap Provider hereunder or under the Loan Agreement shall be sent as follows:

[                                                   ]

Fax no.:

Attention:

6.	This Deed and any non-contractual obligations arising from or in connection with it shall in all respects be governed by, and interpreted in accordance with, English law.

7.	The provisions of Clauses 18.17, 18.18 and 19 of the Loan Agreement shall apply hereto as if the same were set out herein in full, mutatis mutandis.

SCHEDULE 1 TO THE DEED OF ACCESSION:

The Banks

[Note: To be updated to reflect the list of Banks at the time of executing the Deed of Accession.]

The Original Swap Providers

[Note: To be updated to reflect the list of Original Swap Providers at the time of executing the Deed of Accession.]

EXECUTION PAGE

IN WITNESS of which this Deed has been duly executed and delivered the day and year first before written.

[To be prepared at time of execution]

SCHEDULE 4

Effective Date Notice

We, ING BANK N.V., SINGAPORE BRANCH, acting as Agent (as referred to in the Supplemental Agreement defined hereinafter) through our office at 1 Wallich Street, #12-01 Guoco Tower, Singapore 078881:

1.	refer to the Supplemental Agreement dated _______________ 2022 in relation to a loan agreement dated 11 May 2022 (the “Supplemental Agreement”) between, amongst others, ourselves as agent and Pernli Marine Ltd, Persect Marine Ltd, Felox Marine Ltd and Respent Marine Ltd as borrowers; and

2.	confirm and agree that the Effective Date (as defined in the Supplemental Agreement) is ______________________ 2022.

For and on behalf of

ING BANK N.V., SINGAPORE BRANCH

By:

Title:

Date:

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